UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Crane Co.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRANE

2021 NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

CRANE CO.

100 FIRST STAMFORD PLACE
STAMFORD, CONNECTICUT 06902

Dear Fellow Stockholders:

Crane Co. cordially invites you to attend the Annual Meeting of Stockholders of Crane Co., which will be held at 10:00 a.m., Eastern Daylight Time, on Monday, April 26, 2021, at 100 First Stamford Place, Ground Floor Conference Room, Stamford, Connecticut.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations, and there will be an opportunity to ask questions regarding Crane Co. and its activities.

It is important that your shares be represented at the meeting, regardless of the size of your holdings. If you are unable to attend in person, I urge you to participate by voting your shares by proxy. You may do so by using the internet address or the toll-free telephone number set forth in this Proxy Statement, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you receive in response to your request.

Sincerely,

James L.L. Tullis

Chairman of the Board
March 12, 2021

This Proxy Statement
and the 2020 Annual Report to Stockholders are available at www.craneco.com/ar

2021 Proxy Statement	1

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 26, 2021

To the Stockholders of Crane Co.:

The 2021 ANNUAL MEETING OF STOCKHOLDERS OF CRANE CO. will be held for the following purposes:

WHEN:
April 26, 2021 Monday 10:00 a.m. Eastern Daylight Time

WHERE:
100 First Stamford Place Ground Floor Conference Rm Stamford, Connecticut

HOW TO VOTE:
By Phone
800-652-VOTE (8683) in the United States, United States territories, and Canada

By Mail
If you have requested a paper copy of the proxy materials, complete, sign, and return the proxy card.

By Internet
www.envisionreports.com/cr

In Person
Stockholders at the close of business on February 26, 2021, are entitled to vote at the meeting in person.

By Scanning
You can vote your shares online by scanning the QR code on your proxy card.

Board
Proposal		Recommendation
Item 1	To elect ten directors to serve for one-year terms until the annual meeting of stockholders in 2022	FOR each director ► Page 11
Item 2	To consider and vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for Crane Co. for 2021	FOR ► Page 31
Item 3	To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers	FOR ► Page 34
Item 4	To consider and vote on a proposal to approve the 2018 Amended & Restated Stock Incentive Plan	FOR ► Page 73

In addition, any other business properly presented may be acted upon at the meeting.

In order to assure a quorum at the 2021 Annual General Meeting of Stockholders of Crane Co. (the “Annual Meeting”), it is important that stockholders who do not expect to attend in person use the internet address or the toll-free telephone number listed in this Proxy Statement to vote. If you have requested paper copies of the proxy materials, you can vote by completing and returning the proxy card enclosed in those materials.

Any stockholder of Crane Co., any past or present associate, and other invitees may attend the Annual Meeting. Due to the ongoing COVID-19 pandemic, attendees will be required to comply with various health and safety protocols including wearing a cloth face covering and social distancing. We continue to monitor COVID-19 developments and if we determine that alternative Annual Meeting arrangements are advisable or required, then we will announce any changes in advance in a press release available on our website at www.craneco.com and filed with the Securities and Exchange Commission.

The Board of Directors has fixed the close of business on February 26, 2021, as the record date for the meeting. Stockholders at that date and time are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. Each share is entitled to one vote. This Notice of Annual General Meeting of Stockholders and related Proxy Statement are first being distributed or made available to stockholders on or about March 12, 2021.

We previously mailed a Notice of Internet Availability of Proxy Materials to all Crane Co. stockholders as of the record date. The notice advised such stockholders that they could view the Proxy Statement and Annual Report online at www.envisionreports.com/cr, or request in writing a paper or e-mail copy of the proxy materials at no cost. The Company is making its proxy materials available electronically as the primary means of furnishing proxy materials to stockholders in order to reduce the environmental impact and cost of our proxy solicitation.

A complete list of stockholders as of the record date will be open to examination by any stockholder during regular business hours at the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902, for 10 days before the Annual Meeting, as well as at the Annual Meeting.

By Order of the Board of Directors,

Anthony M. D’Iorio

Secretary

March 12, 2021

If you expect to attend the annual meeting in person, please contact the Corporate Secretary, Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902, or by email to corpsec@craneco.com.

2021 Proxy Statement	3

Proxy Summary

Director Nominees

		Director	Crane Co. Committees
Name and Profession	Age	Since	AC	NGC	EC	MOCC
Martin R. Benante Retired Chairman of the Board and Chief Executive Officer, Curtiss-Wright Corporation	68	2015
Donald G. Cook General, United States Air Force (Retired)	74	2005
Michael Dinkins Retired Executive Vice President and Chief Financial Officer, Integer Holdings Corporation	66	2019
Ronald C. Lindsay Retired Chief Operating Officer, Eastman Chemical Company	62	2013
Ellen McClain Chief Financial Officer, Year Up	56	2013
Charles G. McClure, Jr. Managing Partner, Michigan Capital Advisors	67	2017
Max H. Mitchell President and Chief Executive Officer of Crane Co.	57	2014
Jennifer M. Pollino Executive Coach and Consultant, JMPollino LLC	56	2013
John S. Stroup Executive Chairman, Belden, Inc.	54	2020
James L. L. Tullis Chairman, Tullis Health Investors, Inc.	73	1998

AC	Audit Committee	NGC	Nominating and Governance Committee	Chair	Member
EC	Executive Committee	MOCC	Management Organization and Compensation Committee

4	Crane Co.

Proxy Summary

Corporate Governance Highlights

Recent Governance Enhancements

As stated in our Corporate Governance Guidelines, the Board is responsible for helping to create a culture of high ethical standards and is committed to continually improving its corporate governance process, practices and procedures. Accordingly, the Board has adopted the following best practices in corporate governance.

Board renewal and composition (eight new directors in the last eight years and increased board size in 2020): The Board, specifically through the Nominating and Governance Committee, continually evaluates the skills, expertise, integrity, diversity, and other qualities believed to enhance the Board’s ability to manage and direct the affairs and business of the Company. Since 2013, the Board has added eight new directors and, in 2020, increased its size from nine to ten directors, to accomplish these goals. See additional information beginning on page 13 about our Board nominees.

Annual election of directors: Following the recommendation of the Board, stockholders approved amendments to declassify the Board of Directors at our 2017 annual meeting of stockholders. Since the 2017 annual meeting, all directors have been elected to serve one-year terms expiring at the following annual meeting. As of the 2019 Annual Meeting, our transition to annual election of all of our directors was complete. We believe that directors should be re-elected annually, providing more accountability than boards that are staggered and enhancing the ability to promptly evaluate a board’s performance.

Ongoing Board Governance Practices

•  Separate Chairman and CEO roles

•  100% independent Board committees

•  Regular executive sessions of non-management directors

•  Annual Board and committee performance self-evaluations

•  100% Board and committee attendance in 2020

•  Offer of resignation upon significant change in primary job responsibilities

•  Directors are elected annually

•  Majority voting and director resignation policy for directors in uncontested elections

•  Stringent conflict of interest policies

•  Directors subject to stock ownership guidelines and anti-hedging and pledging policies

•  Director retirement policy

•  Strict over-boarding policy for directors

•  Diverse Board with the appropriate mix of skills, experience and perspective

•  Comprehensive director nomination and Board refreshment process

•  Oversight of sustainability and human capital matters impacting our business

2020 Performance Highlights

In March 2020, the World Health Organization categorized the novel coronavirus (“COVID-19”) as a pandemic. During the remainder of 2020, the COVID-19 pandemic continued to spread throughout the United States and other countries across the world, significantly impacting the health and safety of people around the world and causing wide-spread economic disruptions to the financial markets, the global economy, and to our business.

The COVID-19 pandemic had a substantial impact on demand for most of our businesses and related end markets, and that impact was completely beyond the control of management. The pandemic related demand destruction was so severe that comparison of actual 2020 results to our original 2020 plan and financial targets, as developed in late 2019 and approved by the Board in early 2020, is not meaningful.

2021 Proxy Statement	5

Proxy Summary

The COVID-19 pandemic and related uncertainty also posed unique and substantial challenges for our normal forecasting and budgeting methodologies throughout 2020. Those challenges were so significant that most U.S. public industrial companies withdrew financial guidance in the spring of 2020. However, consistent with our desire to be fully transparent with our stockholders, we publicly revised and updated all elements of our typical financial guidance with additional details and granularity on April 27, 2020, concurrent with the release of our first quarter 2020 financial results. Furthermore, we continued to update our views and outlook at each of our successive quarterly earnings calls in July and October. While actual financial results for 2020 fell short of our initial pre-pandemic guidance, they compared favorably to our April 27, 2020 revised guidance.

Strong Operational Performance Under Challenging Circumstances

We are proud of our response to the unprecedented set of circumstances we faced during 2020, particularly related to the actions we took to ensure the safety and well-being of our associates, and where possible, to retain them through the pandemic. Starting in early March, we quickly adopted new safety protocols and procedures worldwide, in most cases more stringent than, and in advance of, government mandates. We also quickly adopted a new Emergency Pandemic Exception Pay (“EPE”) program providing additional paid time off to all Crane associates globally that were directly or indirectly impacted by COVID-19.

From a financial perspective, we believe that we were on-track to meet or exceed our 2020 financial targets before the pandemic hit, consistent with our commentary at our February 27, 2020 annual Investor Day event. While final 2020 financial results were below our original financial targets for the year, we believe that the shortfall was entirely related to the impact of COVID-19, and that our operational performance and execution against long-term strategic objectives were excellent considering the unexpected market related challenges arising from the pandemic.

•	Sales in 2020 were $2,937 million, or 11%, below sales in 2019. The decline in sales was comprised of a 17% decline in core sales partially offset by a 6% benefit from acquisitions and slightly favorable foreign exchange rates. Notably, the core sales decline compared to our pre-pandemic expectations was most severe at two of our highest margin businesses: the commercial aircraft portion of Aerospace & Electronics which was significantly impacted by reduced passenger air travel (core sales 38% below prior year), and at Crane Payment Innovations where our products cater to consumer traffic, for example, at various retail stores, casino gaming and mass transit ticketing locations, among others (core sales 37% below prior year). Despite the sharp market-driven declines, we believe that we gained market share across most of our primary businesses during 2020.
•	Adjusted operating profit in 2020 declined 35% compared to 2019. Excluding the impact of acquisitions, decremental margins (change in adjusted operating profit divided by change in sales) of 35%, were an impressive result given the magnitude of the sales decline and the highly negative business and product mix, reflecting extremely strong operational execution. Adjusted earnings per share (EPS) in 2020 declined 36% compared to 2019, similar to the decline in adjusted operating profit. These results also reflect the impact of our cost reduction initiatives which delivered approximately $105 million of gross savings in 2020.
•	Free cash flow in 2020 declined 15% compared to 2019, a more muted decline than for adjusted operating profit or adjusted EPS, reflecting strong working capital management and controlled capital expenditures.

6	Crane Co.

Proxy Summary

See “Non-GAAP Reconciliation” beginning on page 84 for more detail regarding Special Items impacting EPS, free cash flow and operating margins, as well as a reconciliation of the non-GAAP measures used herein.

In addition to operational execution during 2020, we continued to execute on all key strategic growth initiatives to ensure that Crane emerges from the pandemic related downturn stronger than competitors and positioned for long-term stockholder value creation. Notable accomplishments included:

•	The integration of Cummins-Allison Corp. (acquired in December 2019) and the integration of Instrumentation & Sampling (acquired in January 2020), as well as continued work to identify additional acquisition opportunities.

•	We introduced new products and solutions at an accelerating pace in 2020, most notably at Fluid Handling and Payment & Merchandising Technologies.

•	We continued to invest in the development of next-generation technologies, most notably at Aerospace & Electronics and Payment & Merchandising Technologies.

•	The combination of new product development and advances in our technology capabilities resulted in share gains across our portfolio despite disruptions related to the pandemic.

•	We continued to execute on repositioning actions in Fluid Handling initiated at the end of 2019 which involved facility consolidations to better geographically align our manufacturing footprint with customer needs, and to improve our cost position.

Taken together, we believe all these actions position the Company for years of profitable growth.

TSR Lagged Benchmarks Given End Market Headwinds

Despite this strong operational performance, total stockholder return (share price appreciation plus reinvested dividends) (TSR) trailed that of the most relevant benchmark indices on a one- and three-year basis. We believe that underperformance is primarily attributable to our exposure to two end markets that were among the most negatively impacted by the COVID-19 pandemic, and for which investors had substantial concerns about the short- and medium-term outlook: commercial aerospace, and the process industries which include oil & gas.

Crane Co. TSR for Periods Ending December 31, 2020

2021 Proxy Statement	7

Proxy Summary

Consistent with the Management Organization and Compensation Committee’s continued focus on aligning pay with performance, and despite the extraordinary circumstances in 2020, all variable elements of management’s compensation declined compared to 2019, reflecting the business performance shortfalls relative to target, and lower three-year relative TSR compared to the prior year. Further, the performance-based restricted share units (PRSUs) granted to our named executive officers (NEOs) for the three-year period 2018-2020 vested at 0% due to below performance threshold resulting in 0 shares payout for 2020, reflecting the negative TSR for that period. PRSUs represent 41% of target pay for our CEO and, 23% of target pay, on average, for our other NEOs. In addition, reflecting the impact that the year’s financial performance had on both stockholders and other stakeholders, including Crane associates, our executive officers, including our NEOs, voluntarily took a temporary reduction in base pay from April through December (20% for the CEO and 10% for all other executive officers).

2020 Compensation Highlights

Compensation Best Practices

The Management Organization and Compensation Committee is firmly committed to implementing an executive compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. Moreover, despite the global disruptions and adverse impact to the Company’s business caused by the ongoing pandemic, we remained committed to maintaining our core compensation plan design. Key elements of our pay practices are as follows:

WHAT WE DO	WHAT WE DON’T DO

•  Pay for performance, aligning executive pay with Company results and stockholder returns

•  Require significant stock ownership by executives, including a 6x base salary requirement for the CEO

•  Majority of executive variable pay is delivered in long-term equity-based awards

•  Appropriate mix of fixed and variable pay to balance employee retention with Company goals, both annual and long-term

•  Incentive compensation subject to clawback

•  Management Organization and Compensation Committee retains independent compensation consultant

•  No excise tax gross-ups upon change in control

•  No multi-year guaranteed incentive awards

•  No fixed-duration employment contracts with executive officers

•  No hedging or pledging of Company stock permitted

•  No excessive perquisites for executives

•  No supplemental executive retirement plan (SERP) benefits, and no further pension benefit accruals for executives

•  No repricing of options

•  No discounted stock options

8	Crane Co.

Proxy Summary

Pay for Performance Alignment

85% of CEO Target Pay is Performance-Based

The following table summarizes the major elements of our CEO compensation program, which is designed to link pay and performance.

Totals may not sum due to rounding.

Our Philanthropy, Sustainability and Equality Highlights

Philanthropy

Sustainability

Equality

See additional details on the Company’s efforts and performance with respect to philanthropy, sustainability, and equality, at www.craneco.com/pse.

2021 Proxy Statement	9

Proxy Statement

10	Crane Co.

Item 1: Election of Directors

PROPOSAL 1 The Board recommends voting FOR each of the Director Nominees

Crane Co. Board Composition

Our Corporate Governance Guidelines provide that the Board should generally have from nine to twelve directors, a substantial majority of whom must qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”).

The Board of Directors currently consists of ten members, nine of whom are independent. On December 8, 2020, the Board of Directors voted to increase the size of the Board from a total of nine directors to ten and to appoint John S. Stroup to fill that newly created interim vacancy. Mr. Stroup was also appointed to serve as a member of the Management Organization and Compensation Committee.

The ten directors whose terms will expire at the time of the Annual Meeting, but will serve until their successors are duly elected and qualified, are Martin R. Benante, Donald G. Cook, Michael Dinkins, Ronald C. Lindsay, Ellen McClain, Charles G. McClure, Jr., Max H. Mitchell, Jennifer M. Pollino, John S. Stroup, and James L. L. Tullis. The Board of Directors has nominated each of them for re-election by the stockholders for a one-year term to expire at the 2022 annual meeting of stockholders. The Board of Directors has determined that all directors other than Mr. Mitchell are independent directors.

The Company believes a board with between nine to twelve directors is appropriate to generate a manageable diversity of thought, perspective and insight in a cost-efficient manner.

Director Nominating Procedures

The Board believes that a company’s directors should possess and demonstrate, individually and as a group, an effective and diverse combination of skills and experience to guide the management and direction of the Company’s business and affairs and to align with our long-term strategic vision. The Board has charged the Nominating and Governance Committee with responsibility for evaluating the mix of skills, experience and diversity of background of the Company’s directors and director nominees, as well as leading the evaluation process for the Board and its committees.

Criteria for Board membership take into account skills, expertise, integrity, diversity, and other qualities which are expected to enhance the Board’s ability to manage and direct Crane Co.’s business and affairs. In general, nominees for director should have an understanding of the workings of large business organizations such as Crane Co., and senior level executive leadership experience. In addition, nominees should have the ability to make independent, analytical judgments, and they should be effective communicators with the ability and willingness to devote the time and effort required to be an effective and contributing member of the Board.

A director who serves as a chief executive officer may not serve on more than two public company boards in addition to our Board, and other directors should not sit on more than four public company boards in addition to our Board. The members of the Audit Committee may not serve on more than two other audit committees of public companies. All of the director nominees are in compliance with these requirements.

The Nominating and Governance Committee has proposed, and the Board of Directors recommends, that each of the ten nominees be elected to the Board. If, before the meeting, any nominee becomes unavailable for election as a director, the elected directors may make an interim vacancy appointment to the Board after the Annual Meeting, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

2021 Proxy Statement	11

Item 1: Election of Directors

Board Composition

Our Board takes an active and thoughtful approach to board composition and is focused on building and maintaining a diverse board. In conducting its annual review of director skills and Board composition, the Nominating and Governance Committee determined and reported to the Board its judgment that the Board as a whole demonstrates a diversity of organizational and professional experience, education, skills, and other personal qualities and attributes that enables the Board to perform its duties in a highly effective manner. The Company is proud to have such a diverse Board, including with respect to gender and ethnicity.

Board Snapshot

Board Skills and Experience

Our individual Board members have a wide range of skills and experience from within and outside our industry, giving them diverse perspectives from which to oversee the Company’s strategy of manufacturing a diverse range of highly engineered industrial products in markets where we have competitive differentiation and scale, and growing the business globally organically and through domestic and international acquisitions. Our Board members possess expertise in, among other things, acquisitions and other business combinations, diversified industrial operations and manufacturing, international business, corporate finance, human capital management, and organizational leadership.

Summary of Board Skills and Experience

Public company multinational CEO experience	●		●			●	●		●
Public company multinational CFO experience			●
General finance acumen	●	●	●	●	●	●	●	●	●	●
Corporate governance/board experience	●	●	●	●	●	●	●	●	●	●
Mergers & acquisitions	●	●	●	●	●	●	●	●	●	●
Manufacturing operations	●		●	●		●	●	●	●
Expertise with one or more of Crane Co.’s end markets	●	●		●		●	●	●
Intellectual capital development (human capital)	●	●	●	●	●	●	●	●	●	●
Independent
Self-Identified Race/Ethnicity
African American			●		●
White Caucasian	●	●		●		●	●	●	●	●
Self-Identified Gender
Male	●	●	●	●		●	●		●	●
Female					●			●

The Board Composition and Board Skills and Experience sections above reflect the Board’s current ten director nominees.

12	Crane Co.

Item 1: Election of Directors

Board of Directors Nominees

Nominees to be Elected for Terms to Expire in 2022

MARTIN R. BENANTE
Age: 68 Director Since: 2015	Crane Co. Committees: Audit (Chair); Nominating & Governance

Retired Chairman of the Board and Chief Executive Officer of Curtiss-Wright Corporation, Charlotte, NC (supplier of highly engineered products and services to commercial, industrial, defense, and energy markets), having served from 2000 to 2015.

Other Directorships:

•    Curtiss-Wright Corporation from 1999 to 2015

Relevant Skills and Experience:

•   Strategic, operational, and managerial expertise gained through a more than 35-year career with a leading industrial manufacturer of highly engineered products in critical service applications, serving markets similar to those of the Company

•   CEO of a publicly traded company with international operations

•   Expertise in domestic and international mergers and acquisitions, and in the global integration of acquired companies

DONALD G. COOK
Age: 74 Director Since: 2005	Crane Co. Committees: Nominating and Governance (Chair); Management Organization and Compensation; Executive

General, United States Air Force (Retired); consultant; independent director since 2005.

Other Directorships:

•   Texas Pacific Land Corporation since December 2020

•   Cybernance, Inc. since 2016

•   USAA Federal Savings Bank from 2007 to 2018

•   U.S. Security Associates, Inc. from 2011 to 2018

Relevant Skills and Experience:

•   Significant experience with organizational and intellectual capital matters, and leadership and strategy, gained as a highly decorated United States Air Force Four Star General (retired)

•   Commands included Air Education and Training at Randolph Air Force Base, a Flight Training Wing and two Space Wings, and service as a Legislative Liaison in the United States Senate Liaison Office

Note: Age calculations for all directors are as of the Record Date.

2021 Proxy Statement	13

Item 1: Election of Directors

MICHAEL DINKINS
Age: 66 Director Since: 2019	Crane Co. Committees: Audit; Nominating and Governance

Retired Executive Vice President and Chief Financial Officer, Integer Holdings Corporation, Plano, TX (leader in advanced medical device outsourcing).

Other Directorships:

•   The Shyft Group since 2020

•   Community Health Systems, Inc. since 2017

•   National Council on Compensation Insurance, Inc. since 2015

Relevant Skills and Experience:

•   Sophisticated financial expertise acquired through public company chief financial officer, chief executive officer and financial, IT and internal audit roles

•   Significant experience with complex leveraged refinancing and equity financing (initial public offering and secondary markets) transactions

•   CEO of a publicly traded company with international operations

•   Expertise in the global integration of acquired companies

•   National Association of Corporate Directors – Directorship Certification®

RONALD C. LINDSAY
Age: 62 Director Since: 2013	Crane Co. Committees: Audit; Management Organization and Compensation

Retired Chief Operating Officer of Eastman Chemical Company, Kingsport, TN (manufacturer of specialty chemicals, plastics, and fibers). Chief Operating Officer from 2013 to 2016, and Executive Vice President, Specialty Fluids and Intermediates, Fibers, Adhesives and Plasticizers Worldwide Engineering, Construction and Manufacturing Support, from 2011 to 2013. Positions of increasing responsibility with Eastman Chemical Company from 1980, including Senior Vice President from 2006 to 2009 and Executive Vice President from 2009 to 2013.

Relevant Skills and Experience:

•   Corporate strategy, operational, sales, and manufacturing expertise gained by extensive senior executive experience with Eastman Chemical Company, a leading chemical manufacturer served by the Company’s Fluid Handling Group

14	Crane Co.

Item 1: Election of Directors

ELLEN McCLAIN
Age: 56 Director Since: 2013	Crane Co. Committees: Audit; Management Organization and Compensation

Chief Financial Officer, Year Up, Boston, MA (not-for-profit provider of job training services) since 2015. Senior management and financial positions with New York Racing Association, Inc., Ozone Park, NY (operator of thoroughbred racetracks), including President from 2012 to 2013. Vice President, Finance of Hearst-Argyle Television, Inc., New York, NY (operator of local television stations) from 2004 to 2009.

Relevant Skills and Experience:

•   Financial, operational and organizational expertise gained as chief financial officer, chief operating officer, and president of public and private enterprises

•   Broad experience as a senior executive with responsibility for organizational direction and development, financial expertise, and intellectual capital

CHARLES G. McCLURE, JR.
Age: 67 Director Since: 2017	Crane Co. Committees: Nominating and Governance; Management Organization and Compensation

Managing Partner of Michigan Capital Advisors, Bloomfield, MI (private equity firm investing in Tier 2 and 3 global automotive and transportation suppliers). Prior to co-founding Michigan Capital Advisors in 2014, served from 2004 to 2013 as Chairman of the Board, CEO and President of Meritor, Inc., Troy, MI (leading global supplier of drivetrain, mobility, braking, and aftermarket solutions for commercial vehicle and industrial markets).

Other Directorships:

•   3D Systems since 2017; Chairman since 2018

•   Penske Corporation since 2013

•   DTE Energy Company since 2012

Relevant Skills and Experience:

•   More than 35 years of experience in corporate strategy, manufacturing, sales, operational, and intellectual capital expertise in various industries, including transportation

•   Proven leadership skills with over 20 years of experience as chief executive officer, president, and director of major domestic and international corporations, as well as a member of the boards of various industry organizations

2021 Proxy Statement	15

Item 1: Election of Directors

MAX H. MITCHELL
Age: 57 Director Since: 2014	Crane Co. Committees: Executive

President and Chief Executive Officer of the Company since 2014; President and Chief Operating Officer from 2013 to 2014; Executive Vice President and Chief Operating Officer from 2011 to 2013; Group President, Fluid Handling segment of the Company from 2005 to 2012.

Other Directorships:

•   Lennox International, Inc. since 2016

•   Manufacturers Alliance for Productivity and Innovation

Relevant Skills and Experience:

•   Comprehensive knowledge of the Company’s culture and operations gained from successive leadership positions of increasing responsibility

•   Demonstrated expertise developing and driving corporate strategy and optimizing portfolio results

•   Extensive knowledge of, and experience with, the global end markets in which the Company trades

•   Broad international and domestic M&A expertise, including successful integration of acquired companies

•   Extensive experience leveraging the Company’s intellectual/human capital management process to drive a performance-based culture

JENNIFER M. POLLINO
Age: 56 Director Since: 2013	Crane Co. Committees: Audit; Management Organization and Compensation (Chair)

Executive Coach and Consultant, JMPollino LLC, Charlotte, NC since 2012. Executive Vice President, Human Resources and Communications, Goodrich Corporation, Charlotte, NC (aerospace products manufacturer) from 2005 to 2012. Prior positions at Goodrich included President and General Manager of Goodrich Aerospace’s Aircraft Wheels & Brakes Division and of its Turbomachinery Products Division, and Vice President and General Manager of Goodrich Aerospace, Aircraft Seating Products.

Other Directorships:

•   Hubbell Incorporated since 2020

•   Kaman Corporation since 2015

•   Wesco Aircraft Holdings, Inc. from 2014 to 2020

Relevant Skills and Experience:

•   Broad experience as an aerospace industry senior executive with responsibility for corporate governance, intellectual capital, and organizational issues, as well as financial and operational expertise, gained in over 20 years as senior executive and general manager with a leading aerospace products company

•   Financial expertise gained as controller of savings and loan association and field accounting officer at Resolution Trust Corporation

•   Certified Public Accountant

16	Crane Co.

Item 1: Election of Directors

JOHN S. STROUP
Age: 54 Director Since: 2020	Crane Co. Committees: Management Organization and Compensation

Executive Chairman of Belden, Inc. (global leader in signal transmission and security solutions) since 2020.

Other Directorships:

•   Tenneco since 2020

•   Rexnord Corporation since 2012

•   Belden, Inc. since 2005

Relevant Skills and Experience:

•   More than 30 years of experience in industrial manufacturing of highly engineered products and business strategy development

•   Proven leadership skills with over 15 years of experience as president, chief executive officer and director of a global leader in signal transmission and security solutions

JAMES L. L. TULLIS
Age: 73 Director Since: 1998	Crane Co. Committees: Executive (Chair)

Chairman, Tullis Health Investors, LLC, Palm Beach Gardens, FL (venture capital investments in the health care industry) from 1988 to the present.

Other Directorships:

•   ATEC, Inc. since 2018

•   Exagen Diagnostics, Inc. since 2015

•   Lord Abbett & Co. Mutual Funds since 2006; Chairman since 2017

•   electroCore, Inc. from 2018 to 2020

Relevant Skills and Experience:

•   Executive leadership, financial and organizational expertise gained as chief executive officer of venture capital investment group

•   Significant experience and expertise in management, strategy and governance matters gained as director of several public and private companies, including serving as chairman and on the compensation, nominating and governance, audit and executive committees of public companies

VOTE REQUIRED

Our By-laws provide that nominees for director and directors running for re-election to the Board without opposition must receive the affirmative vote of a majority of votes cast. Any director who fails to receive the required number of votes for re-election is required by Crane Co. policy to tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee.

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Item 1: Election of Directors

Independent Status of Directors

Standards for Director Independence

The listing standards of the NYSE, as well as Crane Co.’s Corporate Governance Guidelines, require that a majority of the Board be comprised of independent directors. In order for a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with Crane Co. The Board has adopted the standards set forth below in order to assist the Nominating and Governance Committee and the Board itself in making determinations of director independence. Any of the following relationships would preclude a director from qualifying as an independent director:

•	The director is or was an employee, or the director’s immediate family member is or was an executive officer, of Crane Co. other than as an interim Chairman or interim CEO, unless at least three years have passed since the end of such employment relationship.

•	The director is an employee, or the director’s immediate family member is an executive officer, of an organization (other than a charitable organization) that in any of the last three completed fiscal years made payments to, or received payments from, Crane Co. for property or services, if the amount of such payments exceeded the greater of $1 million or 2% of the other organization’s consolidated gross revenues.

•	The director has received, or the director’s immediate family member has received, direct compensation from Crane Co., if the director is a member of the Audit Committee or the amount of such direct compensation received during any twelve-month period within the preceding three years has exceeded $120,000 per year, excluding (i) director and committee fees and pension and other forms of deferred compensation for prior services (so long as such compensation is not contingent in any way on continued service); (ii) compensation received as interim Chairman or CEO; or (iii) compensation received by an immediate family member for service as a non-executive employee of Crane Co.

•	The director is a current partner of or employed by, or the director’s immediate family member is a current partner of, or an employee who personally works on the audit of Crane Co. at, a firm that is the internal or external auditor of Crane Co., or the director was, or the director’s immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the Crane Co. audit at that time.

•	The director is or was employed, or the director’s immediate family member is or was employed, as an executive officer of another organization, and any of Crane Co.’s present executive officers serves or served on that other organization’s compensation committee, unless at least three years have passed since the end of such service or the employment relationship.

•	The director is a member of a law firm, or a partner or executive officer of any investment banking firm, that has provided services to Crane Co., if the director is a member of the Audit Committee or the fees paid in any of the last three completed fiscal years or anticipated for the current fiscal year exceed the greater of $1 million or 2% of such firm’s consolidated gross revenues.

The existence of any relationship of the type referred to above, but at a level lower than the thresholds referred to, does not, if entered into in the ordinary course of business, preclude a director from being independent. The Nominating and Governance Committee and the Board review all relevant facts and circumstances before concluding that a relationship is not material or that a director is independent. Specifically, the Committee’s evaluation process includes the review of (i) direct and indirect relationships between directors and the Company, (ii) a report of transactions with director affiliated entities, (iii) director responses to annual questionnaires, and (iv) Code of Business Conduct and Ethics compliance certifications. In addition, the Nominating and Governance Committee reviews and must approve all charitable contributions in excess of $10,000 made by the Company or through one of the following three independent charitable funds: Crane Fund, Crane Fund for Widows and Children, or Crane Foundation, to any organization for which a director or his or her spouse or other immediate family member serves as a trustee, director, or officer or in any similar capacity. There were no such contributions in 2020.

Crane Co.’s Standards for Director Independence, along with its Corporate Governance Guidelines and Code of Business Conduct and Ethics, which apply to Crane Co.’s directors and to all officers and other employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at www.craneco.com/governance. See “Code of Business Conduct and Ethics” on page 26.

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Item 1: Election of Directors

Independence of Directors

The Nominating and Governance Committee has reviewed whether any of the directors other than Mr. Mitchell, who is Chief Executive Officer of Crane Co., has any relationship that, in the opinion of the Committee, (i) is material (either directly or as a partner, stockholder, director, or officer of an organization that has a relationship with Crane Co.) and, as such, would be reasonably likely to interfere with the exercise by such person of independent judgment in carrying out the responsibilities of a director or (ii) would otherwise cause such person not to qualify as an “independent” director under the rules of the NYSE and, in the case of members of the Audit Committee and the Management Organization and Compensation Committee, the additional requirements under Sections 10A and 10C, respectively, of the Securities Exchange Act of 1934 and the associated rules. The Nominating and Governance Committee determined that, other than Mr. Mitchell, all of Crane Co.’s current directors and all persons who served as a director of Crane Co. at any time during 2020 are independent in accordance with the foregoing standards, and the Board of Directors has reviewed and approved the determinations of the Nominating and Governance Committee.

In evaluating the independence of all directors, the Board considered all transactions in which the Company and any director had an interest, including all purchases and sales with other companies on which a director served on that company’s board. The Board determined in each case that such purchases and sales were de minimis, comprising less than 0.15% of the Company’s revenues. The Board evaluated these transactions that arose in the ordinary course of business and on the same terms and conditions available to other customers and suppliers. Furthermore, in reaching their determinations regarding the independence of the directors (other than Mr. Mitchell), the Committee and the Board applied the Standards for Director Independence described above and determined that there were no transactions that were likely to affect the independence of any director’s judgment.

Board Refreshment

At the 2017 annual meeting, our stockholders voted to declassify the Board of Directors, reducing the term of office for directors from three years to one year. In connection with this change, the Corporate Governance Guidelines were amended to increase the retirement age for directors from 72 to 75. Each director who has attained the age of 75 as of the record date for an annual meeting of stockholders is required to tender his or her resignation from the Board. The Corporate Governance Guidelines also require a director to tender his or her resignation from the Board if there is a significant change in his or her primary job responsibilities that could impact the skills or perspectives they bring to the Board. The Nominating and Governance Committee then makes a recommendation to the Board, based on a review of all the circumstances, whether the Board should accept the resignation or ask the director to continue on the Board.

The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for director to sustain and enhance the composition of the Board with an appropriate balance of knowledge, experience, skills, expertise, and diversity of thought to enable Crane Co. to formulate and implement its strategic plan. In this process, the Committee will consider potential candidates proposed by other members of the Board, by management, or by stockholders, and the Committee has the sole authority to retain a search firm to assist in this process, at Crane Co.’s expense.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board, and the Committee believes that the person has the potential to be a good candidate, the Committee would seek to gather information from or about the person, review the person’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the person. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s background, skills and accomplishments. The Committee’s evaluation process does not vary based on whether or not a prospective candidate is recommended by a stockholder.

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Item 1: Election of Directors

Board Effectiveness

Our Board of Directors, led by our Nominating and Governance Committee, evaluates the size and composition of our Board of Directors at least annually, giving consideration to evolving skills, diversity, perspective, and experience needed on our Board of Directors to perform its governance and oversight role as the business grows and evolves and the underlying risks change over time. Below are steps our Board has recently taken to proactively improve our Board effectiveness.

Nominations by Stockholders

In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. A stockholder proposing to nominate a director must provide certain information about the nominating stockholder and the director nominee, including the following information and must update such information as of the record date for the meeting:

•	the number of shares of Company stock, including details regarding any derivative securities, held by the nominating stockholder and the director nominee and any of their respective affiliates or associates;

•	a description of any agreement regarding how the director nominee would vote, if elected, on a particular matter, including a representation that there are no other understandings, obligations or commitments;

•	a description of any agreement with respect to compensation as a director from any person other than Crane Co., including a representation that there are no other understandings, obligations or commitments;

•	a representation that the director nominee will comply with all publicly disclosed Board policies, including those relating to confidentiality;

•	a completed questionnaire similar to the one required of existing directors, a copy of which the Corporate Secretary will provide upon request;

•	a description of any material interest the nominating stockholder has in any such nomination; and

•	any other information about the proposed candidate that would, under the Securities and Exchange Commission’s proxy rules, be required to be included in our proxy statement if the person were a nominee.

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Item 1: Election of Directors

Such notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. A complete description of the requirements relating to a stockholder nomination is set forth in our By-laws.

Any stockholder recommendation for next year’s annual general meeting, together with the information described above, must be sent to the Corporate Secretary at 100 First Stamford Place, Stamford, CT 06902 and, in order to allow for timely consideration, must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to April 26, 2022.

Majority Voting for Directors and Resignation Policy

Our By-laws provide that nominees for director and directors running for re-election to the Board without opposition must receive a majority of votes cast. Any director who fails to receive the required number of votes for re-election is required by Crane Co. policy to tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee. The Committee will consider such tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the resignation. In determining its recommendation to the Board, the Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reason or reasons why stockholders voted against such director’s re-election, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

Board’s Role and Responsibilities

The Board is responsible for, and is committed to, overseeing the business and affairs of the Company and providing guidance for sound decision making, accountability and ethical professional conduct. It reviews the performance of our management and establishes guidelines and performance targets for our executive compensation program. The Board has adopted a comprehensive set of Corporate Governance Guidelines that set forth the Company’s governance philosophy, policies, and practices, and provide a framework for the conduct of the Board’s business.

Strategic Oversight

Our Board takes an active role in overseeing management’s formulation and implementation of its strategic plan. It receives a comprehensive overview of management’s strategic plan for all of the Company’s businesses at least annually, receives regular updates from consultants and other experts on the global capital markets and industrial environment, and receives periodic updates from individual businesses at other regularly scheduled Board meetings throughout the year. The Board provides insight and feedback to senior management, and, if necessary, challenges management on the Company’s strategic direction. The Board also monitors and evaluates, with the assistance of the Chief Executive Officer, the Company’s strategic results, and approves all material capital allocation decisions.

Risk Oversight

The Board recognizes its duty to assure itself that the Company has effective procedures for assessing and managing risks to the Company’s operations, financial position, and reputation, including compliance with applicable laws and regulations. The Board has charged the Audit Committee with responsibility for monitoring the Company’s processes and procedures for risk assessment, risk management, and compliance, which includes receiving regular reports on environmental remediation activities, and on any violations of law or Company policies and resultant corrective action. The Audit Committee receives presentations regarding these matters from management at each in-person meeting (at least quarterly). The Company’s Director of Compliance and Ethics, as well as the Chief Audit Executive, has regular independent communications with the Audit Committee. The Chair of the Audit Committee reports any significant matters to the Board as part of his reports on the Committee’s meetings and activities.

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Item 1: Election of Directors

The Board receives an annual presentation by management on the Company’s risk management practices. The Board also receives reports from management at each meeting regarding operating results, the Company’s asbestos liability, pending and proposed acquisition and divestiture transactions (each of which must be approved by the Board before completion), capital expenditures (material capital expenditures require Board approval), and other matters.

In addition, the Management Organization and Compensation Committee of the Board has established a process for assessing the potential that the Company’s compensation plans and practices may encourage executives to take risks that are reasonably likely to have a material adverse effect on the Company. The conclusions of this assessment are set forth in the Compensation Discussion and Analysis section under the heading “Compensation Risk Assessment” on page 55.

Coordination Among Board Committees Regarding Risk Oversight

Management Succession Planning and Intellectual Capital

We have a comprehensive Intellectual Capital (“IC”) process at Crane Co. that encompasses careful and rigorous talent selection, systematic training and personalized development, and an annual assessment of performance and potential. Our Board of Directors and the Management Organization and Compensation Committee take an important role in our human capital management and the IC process. The Management Organization and Compensation Committee has the primary responsibilities for (i) assuring that the Company’s management development and succession planning policies and procedures are sound and effective, (ii) evaluating the performance of the Chief Executive Officer and other members of senior management, and (iii) regularly reporting its findings and recommendations to the Board of Directors. A key element of the IC process is the identification of management succession needs and opportunities, whether arising from natural career growth and development, voluntary turnover, retirements, or other causes. Such management succession planning forms part of our annual strategy review process for each of our businesses, and the senior management levels are reviewed with the Board annually. The Board’s oversight and involvement in the annual review of senior management level succession needs and opportunities promotes the identification and development of a pipeline of strong performance-focused senior leaders that possess diverse skills and talents.

Stockholder Engagement

The Company regularly meets with current and potential stockholders, both to provide transparency about its operations and results, and to better understand the investment community’s perception of the Company’s performance and corporate strategy. Crane Co. hosts an annual investor day event in New York City during the first quarter of the year to provide a thorough review of the prior year’s results, to discuss the Company’s outlook for the current year, and to review the Company’s portfolio and capital allocation strategies. During 2020, the Company also participated in meetings, phone

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Item 1: Election of Directors

calls and video conference calls with approximately 120 different investors at conferences and during investor roadshows; in light of the global COVID-19 pandemic and related restrictions on travel and in-person gatherings, the substantial majority of these investor interactions during 2020 were virtual.

Our Vice President of Investor Relations and/or our Chief Financial Officer provide feedback from the investor and analyst meetings formally to the Board of Directors on a quarterly basis. Additional viewpoints and commentary from investors and analysts are incorporated into our comprehensive strategic review which is presented to the Board of Directors at least annually.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any Chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any individual director or group or committee of directors by either name or title. All such correspondence should be sent to Crane Co., c/o Corporate Secretary, 100 First Stamford Place, Stamford, CT 06902. To communicate with any of our directors electronically, stockholders should use the following e-mail address: corpsec@craneco.com.

All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether they contain a message to our directors. Any contents will be forwarded promptly to the addressee unless they are in the nature of advertising or promotion of a product or service, or are patently offensive or irrelevant. To the extent that the communication involves a request for information, such as an inquiry about Crane Co. or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Board Structure

Board Leadership Structure

Our Corporate Governance Guidelines do not require that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals, as the Board believes that effective board leadership structure can be highly dependent on the experience, skills, and personal interaction between persons in leadership roles and the needs of the Company at the time. These leadership roles are currently filled separately by our non-employee Chairman of the Board, James L.L. Tullis, who possesses extensive experience with the Company and its operations, and by our Chief Executive Officer, Max H. Mitchell. To assist in defining this leadership structure, the Board adopted a position description for the role of the non-employee Chairman of the Board, which is incorporated into our Corporate Governance Guidelines. The principal duties are as follows:

•	Provide leadership to the Board and ensure that each director is making an appropriate contribution;

•	Guide the Board’s discharge of its duties, including reviewing corporate strategy, monitoring risk management and compliance activities, and evaluating senior management performance and succession planning;

•	Maintain an effective relationship with the Chief Executive Officer and act as a liaison between the Chief Executive Officer and the Board;

•	Chair meetings of the Board of Directors and the Annual Meeting;

•	Organize and approve the agendas for Board meetings based on input from directors and the Chief Executive Officer; and

•	Conduct a performance evaluation of the Board.

The Board will continue to monitor and assess its leadership structure to ensure it best serves the needs of the Company and its stockholders.

2021 Proxy Statement	23

Item 1: Election of Directors

Committees of the Board

The Board of Directors has established an Audit Committee, a Management Organization and Compensation Committee, and a Nominating and Governance Committee. The Board of Directors has also established an Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily convened. The memberships of these committees are as follows:

Audit Committee Chair M. R. Benante Members M. Dinkins R.C. Lindsay E. McClain J. M. Pollino

Roles and Responsibilities

The Audit Committee is the Board’s principal agent in fulfilling legal and fiduciary obligations with respect to matters involving Crane Co.’s accounting, auditing, financial reporting, internal control, and legal compliance functions. The Audit Committee has the authority and responsibility for the appointment, retention, compensation, and oversight of our independent auditors.

Independence

All members of the Audit Committee meet the independence and expertise requirements of the NYSE, and all qualify as “independent” under the provisions of Securities and Exchange Commission Rule 10A-3. In addition, the Board of Directors has determined that each of Mr. Benante, Mr. Dinkins, Ms. McClain, and Ms. Pollino is an “audit committee financial expert” as defined in regulations of the Securities and Exchange Commission. The Audit Committee met five times in 2020. The Audit Committee’s report appears beginning on page 32.

Management Organization and Compensation Committee Chair J. M. Pollino Members D. G. Cook R.C. Lindsay E. McClain C.G. McClure, Jr. John S. Stroup

Roles and Responsibilities

The duties of the Management Organization and Compensation Committee include: coordinating the annual evaluation of the Chief Executive Officer; recommending to the Board of Directors all actions regarding compensation of the Chief Executive Officer; approving the compensation of other executive officers and reviewing the compensation of other officers and business unit presidents; reviewing director compensation; administering the annual incentive compensation plans and stock incentive plan; reviewing and approving any significant changes in or additions to compensation policies and practices, including benefit plans; and reviewing management development and succession planning policies.

Independence

All members of the Management Organization and Compensation Committee meet the independence requirements of the NYSE. The Management Organization and Compensation Committee met six times in 2020. The Management Organization and Compensation Committee’s report appears on page 58.

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Item 1: Election of Directors

Nominating and Governance Committee Chair D. G. Cook Members M. R. Benante M. Dinkins C. G. McClure, Jr.

Roles and Responsibilities

The duties of the Nominating and Governance Committee include developing criteria for selection of and identifying potential candidates for service as directors, policies regarding tenure of service and retirement for members of the Board, and responsibility for and oversight of corporate governance matters, including director independence.

Independence

All members of the Nominating and Governance Committee meet the independence requirements of the NYSE. The Nominating and Governance Committee met four times in 2020.

Executive Committee Chair J.L.L. Tullis Members D. G. Cook M. H. Mitchell

Roles and Responsibilities

The Board of Directors has also established an Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily convened. The Executive Committee may exercise any of the powers of the Board of Directors, except for approving an amendment of the Certificate of Incorporation or By-laws; adopting an agreement of merger or sale of all or substantially all of Crane Co.’s assets or dissolution of Crane Co.; filling vacancies on the Board or any committee thereof; or electing or removing officers. The Executive Committee did not hold any meetings during 2020.

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Item 1: Election of Directors

Executive Sessions of Non-Management Directors

Eight of the meetings of the Board during 2020 included executive sessions without management present, presided over by James L.L. Tullis, Chairman of the Board. Crane’s Corporate Governance Guidelines require our non-management directors to meet in executive session without management on a regularly scheduled basis, but not less than two times a year. The Chairman of the Board presides at executive sessions, unless he or she is a member of management, in which case the presiding person at executive sessions rotates on an annual basis among the Chairs of the Nominating and Governance Committee, the Audit Committee, and the Management Organization and Compensation Committee. If the designated person is not available to chair an executive session, then the non-management directors select a person to preside.

Board Meetings and Attendance

The Board of Directors met nine times during 2020, including two special meetings. Each director attended 100% of the Board and Committee meetings held in the period during which he or she was a director and Committee member. In addition, it is Crane Co.’s policy that each of our directors attend our annual meetings either in person or telephonically; all members of the Board were present at the 2020 annual meeting.

Board Processes

Board and Committee Evaluation Process

Board and committee evaluations play a critical role in ensuring the effective functioning of the Board. It is essential to monitor the Board, committee, and individual director performance and consider and act upon the feedback provided by each Board member. The Nominating and Governance Committee, in consultation with the Chairman of the Board, is charged with facilitating an annual self-assessment of the Board’s performance, as well as an annual self-assessment undertaken by each committee of the Board. The multistep evaluation process begins with a questionnaire, and includes discussions with the Chairman and Board members, and discussions between Committee Chairs and the members of their respective committee. The results are provided to the full Board, and the Board’s policies and practices are updated as appropriate to reflect director feedback.

Director Education

It is important for directors to stay current and informed on developments in corporate governance best practices in order to effectively discharge their duties. Our directors are provided updates on corporate governance developments at regularly scheduled board meetings and are encouraged to participate in programs offered by nationally recognized organizations that specialize in director education. The Company reimburses its directors for their reasonable costs and attendance fees to participate in such programs.

Code of Business Conduct and Ethics

Crane Co. is committed to conducting its business in compliance with all applicable laws, rules and regulations and in accordance with the highest standards of business ethics. Accordingly, the Directors, officers and all Company employees are required to act in accordance with Crane Co’s Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics covers many areas of professional ethical conduct, including the protection and proper use of Company assets, confidentiality, conflicts of interest, compliance with laws and fair dealing with competitors, employees and other Company stakeholders. A copy of the Code of Business Conduct and Ethics is available on our website at www.craneco.com/governance.

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Item 1: Election of Directors

Conflicts of Interest; Transactions with Related Persons

Crane Co. has established two Conflict of Interest Policies: CP-103, to which all officers and salaried employees are subject, and CP-103D, to which non-employee Directors are subject. Those who are subject to the policies are required to disclose to the General Counsel in writing each outside relationship, activity, and interest that creates a potential conflict of interest, including prior disclosure of transactions with third parties. The General Counsel will determine whether the matter does or does not constitute an impermissible conflict of interest, or may in his or her discretion refer the question to the Nominating and Governance Committee, which will review the facts and make a recommendation to the Board. All directors, executive officers, and other salaried employees are required to certify in writing each year whether they are personally in compliance with CP-103 or CP-103D, as applicable, and whether they have knowledge of any other person’s failure to comply. In addition, each director and executive officer is required to complete an annual questionnaire which calls for disclosure of any transactions above a stated amount in which the director or officer or any member of his or her family has a direct or indirect material interest. The Board of Directors is of the opinion that these procedures in the aggregate are sufficient to allow for the review, approval, or ratification of any “Transactions with Related Persons” that would be required to be disclosed under applicable Securities and Exchange Commission rules.

Company Policy Regarding Hedging Transactions

Crane Co.’s Policy on Trading in Company Stock prohibits members of the Board or Directors, executive officers, and certain other employees designated as “Employee Insiders” (generally, employees involved in compiling or having access to monthly operating forecasts or other Company-wide financial information) from engaging in any hedging transactions. The policy applies to any transaction that allows the individual to continue to own the covered securities, but without the full risks and rewards of ownership, such as zero-cost collars and forward sale contracts. The policy applies to any Company stock owned by the individual, whether acquired through equity compensation awards or otherwise.

Corporate Governance Documents

The Board of Directors has adopted Corporate Governance Guidelines which reflect the Board’s commitment to monitor the effectiveness of policy-making and decision-making at both the Board and management levels, with a view to enhancing long-term stockholder value. The Corporate Governance Guidelines are available on our website at www.craneco.com/investors/corporate-governance.

Copies of the charters of the Board committees are available on our website at www.craneco.com/CharterAudit; www.craneco.com/CharterCompensation; and www.craneco.com/CharterNominating, respectively.

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Item 1: Election of Directors

Corporate Governance and Sustainability

We value global diversity, respect human rights and the rule of law, and recognize environmental management among our highest priorities throughout the corporation. In embracing this important topic, we have established a senior management committee and created a management position to identify and track metrics on philanthropy, sustainability and equality. This committee publishes a separate report on the Company’s efforts and performance with respect to philanthropy, sustainability, and equality, which can be found at www.craneco.com/pse. In addition to the details to be found in that report, following are examples of our actions and policies aimed at health and safety, philanthropy, diversity and inclusion, protecting the environment, governance and ethics, and supply chain management.

Health & Safety

•  Strongly committed to the health and safety of our associates, and strive to continuously reduce the incidence and severity of job-related injuries

•  Utilize safe technologies, training programs, effective risk management practices, and sound science in our operations to minimize risk to our associates

Philanthropy

•   Embrace philanthropy around the world, providing paid time off to our associates from their work schedules to volunteer and support charitable causes important to our local teams

•   Annually facilitate the donation of more than $17 million through three independent charitable funds (the largest of which is also our largest shareholder), to former associates in need, to local organizations in the communities where our businesses operate, and in support of important global relief efforts

Diversity & Inclusion

•   Commitment to diversity on our Board of Directors, and across our global workforce, with a focus on developing an inclusive and high-performance culture with trust and respect

•   Focused development for our associates leveraging a structured intellectual capital process with constructive reviews and various talent/leadership development initiatives endorsed by the executive management team

Protecting the Environment

•   Comply with all applicable environmental laws governing the use, storage, discharge, and disposal of hazardous or toxic material

•   Seek to improve the operation of our facilities through the efficient use of energy and sustainable use of renewable resources, and commitment to waste reduction, recycling, reducing water usage and carbon emissions, and implementing responsible waste disposal practices

Governance & Ethics

•   Annual review of Corporate Governance Guidelines by the Board of Directors and outside experts

•   Code of Business Conduct and Ethics adopted by our Board of Directors, as well as anti-bribery policies, and policies prohibiting the Company from engaging in the political process (associates, however, are encouraged to participate in the political process privately if they wish, on their own time and using their own resources)

•   Mandatory annual training for associates on ethics and anti-bribery

•   Maintain an actively managed, anonymous ethics hotline

Supply Chain Management

•   Regularly audit and assess our supply chain

•   Maintain a strict supplier code of conduct that sets expectations about supplier behavior with respect to compensation, hours of labor, coercion and harassment, discrimination, workplace safety, environmental protection, and commercial bribery

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Item 1: Election of Directors

Compensation of Directors

Director Compensation Program

Our director compensation program is reviewed annually by the Management Organization and Compensation Committee’s independent consultant and all changes are intended to align the program with the peer group median. From April through December 2020, the directors each voluntarily took 20% temporary reductions in the cash component of the annual retainer to assist the Company’s efforts to reduce expenses during the COVID-19 pandemic. The members of the Board of Directors, other than Mr. Mitchell (who does not receive compensation for his services as a director), receive the following compensation, which does not reflect the voluntary temporary reductions in 2020:

•	A retainer of $220,000 per year, payable $85,000 in cash and $135,000 in the form of Deferred Stock Units (“DSUs”) of equivalent value; the terms of DSUs are described immediately below. A director may also elect to receive up to 100% of the cash retainer in DSUs or elect to receive all or a portion of the cash retainer in fully vested shares of Crane Co. stock;

•	A retainer of $25,000 per year for the Chair of the Audit Committee, payable in cash;

•	A retainer of $17,500 per year for each of the Chair of the Management Organization and Compensation Committee and the Chair of the Nominating and Governance Committee, payable in cash; and

•	A retainer of $10,000 per year for each member of the Audit Committee other than the Chair; $7,500 per year for each member of the Management Organization and Compensation Committee or the Nominating and Governance Committee other than the Chair; and $2,000 per year for each member of the Executive Committee other than the Chief Executive Officer, in each case, payable in cash.

No meeting fees will be paid unless the total number of meetings exceeds three more than the regularly scheduled meetings of the Board of Directors and the relevant committees. The compensation of Mr. Mitchell, who is Chief Executive Officer in addition to having been a director since January 31, 2014, is shown in the Summary Compensation Table on page 60.

Mr. Tullis, the non-employee Chairman of the Board, receives the same annual retainer as a non-employee director plus an incremental retainer of $125,000 per year, payable in cash (or up to 100% in DSUs or fully vested shares, at the election of the Chairman). The Company also has a time-sharing agreement with Mr. Tullis under which he is permitted personal use of the corporate aircraft, for which he reimburses the Company the aggregate incremental cost. See “Other Arrangements with our Named Executive Officers—Use of Company Aircraft” on page 58.

The Management Organization and Compensation Committee, which is composed solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. The Management Organization and Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the Board and its committees for fiscal year 2020, and considered the results of an independent analysis completed by Frederic W. Cook & Co., Inc. (“FW Cook”). As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same compensation peer group used by the Management Organization and Compensation Committee in connection with its review of executive compensation. Pursuant to this compensation review process, and after considering FW Cook’s advice on industry best practice regarding the timing of equity grants, the Committee determined that no changes in director compensation were required this year, and approved the current retainers for Board members and Committee Chairpersons and members for 2021, as set forth above. In addition, the Management Organization and Compensation Committee reviewed FW Cook’s advice, including peer group data and the substantive role of the Chairman of the Board, similarly determined that no change was required in the Chairman’s compensation this year, and approved the Chairman’s current compensation of $125,000 for 2021.

DSUs are issued each year as of the date of the annual meeting; are forfeitable if the director ceases to remain a director until Crane Co.’s next annual meeting, except in the case of death, disability, or change in control; and entitle the director to receive an equivalent number of shares of Crane Co. stock, plus accumulated dividends, upon the director’s ceasing to be a member of the Board. In April 2020, each non-employee director received DSUs pursuant to this plan as follows: Mr. McClure, Jr., received 3,294 DSUs, Mr. Stroup joined the Board of Directors on December 8, 2020, and received 727 DSUs, and the remaining non-employee directors each received 2,506 DSUs.

2021 Proxy Statement	29

Item 1: Election of Directors

Stock Ownership Guidelines for Directors

The Board of Directors has adopted stock ownership guidelines that require each director to hold shares of Crane Co. stock having a fair market value not less than five times the cash portion of the annual retainer for directors (currently $85,000). A director must have attained this ownership level by the fifth anniversary of his or her first election as a director. As of the Record Date, all directors who had attained their fifth anniversary of service were in compliance with this ownership guideline, and each other director is making what the Board of Directors believes to be reasonable progress towards compliance with this ownership guideline.

Director Compensation in 2020

The following table shows the actual compensation in 2020 of all directors except for Mr. Mitchell, our Chief Executive Officer, whose compensation is shown in the Summary Compensation Table on page 60. As noted above, from April through December 2020, the directors voluntarily took 20% temporary reductions in the cash component of the annual retainer to assist the Company’s efforts to reduce expenses during the COVID-19 pandemic. See “Compensation of Directors” on page 29, for more details on compensation approved for directors in 2020 prior to the voluntary reductions.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
M. R. Benante	87,919	135,023	222,942
D. G. Cook	82,333	135,023	217,356
M. Dinkins	72,750	135,023	207,773
R. C. Lindsay	47,750	135,023	182,773
E. McClain	75,250	135,023	210,273
C. G. McClure, Jr.	38,581	177,481	216,062
J. M. Pollino	80,250	135,023	215,273
J. S. Stroup	0	53,325	53,325
J. L. L. Tullis	131,667	135,023	266,690

(1)	Amounts in this column include the cash value of vested shares of Crane Co. common stock received in lieu of cash retainers at the election of the director. Mr. Stroup earned fees totaling $4,871 in connection with his interim appointment that were paid in cash during the first week of January 2021.

(2)	Amounts shown in this column reflect the grant date fair value for awards of DSUs made during the indicated year. The grant date fair value of each DSU granted on April 27, 2020, was $53.88 and for each DSU granted on December 8, 2020, was $73.75. The assumptions on which this valuation is based are set forth in Note 8 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2021. Awards of DSUs during 2020, all made pursuant to the 2018 Stock Incentive Plan (together with any predecessor equity compensation plans of the Company, the “Stock Incentive Plan”), were as follows:

	•	2,506 DSUs to each of Messrs. Benante, Cook, Dinkins, Lindsay, and Tullis, Ms. McClain and Ms. Pollino; 3,294 DSUs to Mr. McClure, Jr., on April 27, 2020 in connection with the Annual General Meeting, and 727 DSUs to Mr. Stroup on December 8, 2020 in connection with his interim appointment;

	•	An aggregate of 621 additional DSUs to each of Messrs. Cook and Tullis; 492 additional DSUs to Mr. Lindsay; 378 additional DSUs to Ms. McClain and Ms. Pollino; 284 additional DSUs to Mr. Benante; 201 additional DSUs to Mr. McClure, Jr.; and 93 additional DSUs to Mr. Dinkins, all in connection with the payment of regular quarterly dividends of Crane Co. stock on March 11, June 10, September 9, and December 9.

At December 31, 2020, each non-employee director held the following number of vested and unvested DSUs:

M. R. Benante	11,445
D. G. Cook	23,969
M. Dinkins	4,102
R. C. Lindsay	19,550
E. McClain	15,135
C. G. McClure, Jr.	8,371
J. M. Pollino	15,135
J. S. Stroup	727
J. L. L. Tullis	23,969

30	Crane Co.

ITEM 2: RATIFICATION OF THE SELECTION OF AUDITORS

PROPOSAL 2 The Board recommends voting FOR the Ratification of the Selection of Deloitte & Touche LLP as the Company’s independent auditors for 2021

The Board of Directors proposes and recommends that the stockholders ratify the Audit Committee’s selection of the firm of Deloitte & Touche LLP as independent auditors for Crane Co. for 2021. Deloitte & Touche LLP has been Crane Co.’s independent auditor since 1979. Although ratification of this selection is not required by law, the Board of Directors believes it is desirable as a matter of corporate governance. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of Deloitte & Touche LLP as Crane Co.’s independent auditor. We expect that representatives of Deloitte & Touche LLP will attend the Annual Meeting, where they will have an opportunity to make a statement if they wish to do so and to respond to appropriate questions.

Unless otherwise directed by the stockholders, proxies that are properly executed and returned or submitted electronically will be voted for approval of the ratification of Deloitte & Touche LLP to audit our consolidated financial statements for 2021.

Annual Evaluation and Selection of Auditors

The Audit Committee is responsible to select, in its sole discretion, the firm of independent auditors to audit Crane Co.’s financial statements for each fiscal year. The Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors, including resolution of any disagreements that arise between management and the auditor regarding financial reporting or other audit, review or attest services for the Company. The independent auditors report directly to the Audit Committee.

The Committee annually reviews and evaluates the performance of the Company’s independent auditors. In evaluating the independent auditors, the Audit Committee considers, among other things, the quality of the independent auditor’s service, the sufficiency of its resources, its independence and objectivity, and the length of time the firm has been engaged as Crane Co.’s independent auditors.

Principal Accounting Firm Fees

Set forth below is a summary of the fees for the years ended December 31, 2020, and 2019 to Crane Co.’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2020	2019
	(in thousands)
Audit fees(a)	$5,700	$5,756
Audit-related fees(b)	241	215
Tax fees(c)	1,014	1,491
All other fees(d)	7	3
Total	$6,962	$7,465

(a)	Audit services consisted of: (i) audit of Crane Co.’s annual financial statements; (ii) reviews of Crane Co.’s quarterly financial statements; (iii) Sarbanes-Oxley Act, Section 404 attestation matters; and (iv) statutory and regulatory audits, comfort letters, consents, and other services related to Securities and Exchange Commission matters.

(b)	Audit-related services consisted of: (i) benefit plan audits; (ii) agreed-upon procedures reports; and (iii) financial accounting and reporting consultations.

2021 Proxy Statement	31

Item 2: Ratification of the Selection of Auditors

(c)	Fees for tax compliance services totaled $521 and $804 in 2020 and 2019, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings. Fees for tax planning and advice services totaled $493 and $687 in 2020 and 2019, respectively.

(d)	Fees for all other services billed consisted of fees for software licenses.

	2020	2019
Ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees, and tax compliance fees	8%	10%
Percentage of non-audit services approved by the Audit Committee	100%	100%

Pre-Approval Policy and Procedures

Securities and Exchange Commission rules under the Sarbanes-Oxley Act of 2002 prohibit independent auditors of public companies from providing certain non-audit services, and require that other non-audit services be approved by the Audit Committee. The Company’s policy implementing this requirement has been in place since January 2003. That policy:

•	specifies certain types of services that our independent auditors are prohibited from performing;
•	requires that management prepare a budget for non-prohibited services at the beginning of each fiscal year, and present the budget to the Audit Committee for their approval; and
•	requires that any expenditure outside of the budget also be approved by the Audit Committee in advance.

VOTE REQUIRED

Ratification of the selection of the auditors requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. (See Questions and Answers About These Proxy Materials and the Annual Meeting, page 87).

Report of the Audit Committee

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Crane Co. All the members of the Committee qualify as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder.

The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to below do not assure that the audit of Crane Co.’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that Crane Co.’s auditors are in fact “independent.”

32	Crane Co.

Item 2: Ratification of the Selection of Auditors

In discharging its oversight responsibility as to the audit process, the Committee:

•	received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence;
•	discussed with the independent auditors their independence, and any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence;
•	received a report on the quality control procedures of the independent auditors;
•	received and discussed a report on critical audit matters;
•	discussed with management, the internal auditors, and the independent auditors the quality and adequacy of Crane Co.’s internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as well as the internal audit function’s organization, responsibilities, budget, and staffing;
•	reviewed with the independent auditors and the internal auditors their respective audit plans and audit scope;
•	reviewed with management the risk assessment and risk management procedures of Crane Co., including cybersecurity risk, as well as the procedures and findings of Crane Co.’s compliance program;
•	discussed the results of the internal audit examinations;
•	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and
•	discussed and reviewed, both with and without members of management present, the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of Crane Co. as of and for the year ended December 31, 2020, with management and the independent auditors. Management is responsible for the preparation, presentation, and integrity of Crane Co.’s financial statements, Crane Co.’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Crane Co.’s independent auditors are responsible for performing an independent audit of Crane Co.’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that Crane Co.’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

The Committee approved a policy regarding services by Crane Co.’s independent auditors, effective January 1, 2003. Under this policy, the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. With respect to non-prohibited services to be provided by the independent auditors, the policy requires that a budget for such services be prepared by management and approved by the Committee at the beginning of each fiscal year, and any expenditure outside of the budget must also be approved by the Committee in advance. Pursuant to this policy, the Committee reviewed and approved the budget for the audit and other services to be provided by Deloitte & Touche LLP in 2021. The Committee also approved the reappointment of Deloitte & Touche LLP to serve as independent auditors; the Board of Directors concurred in such appointment and directed that this action be presented to stockholders for ratification.

Submitted by:

The Audit Committee of the
Board of Directors of Crane Co.

Martin R. Benante, Chair

Michael Dinkins
Ronald C. Lindsay
Ellen McClain
Jennifer M. Pollino

Incorporation by Reference. The Audit Committee Report in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not be deemed filed under those Acts, except to the extent that Crane Co. specifically incorporates any such matter in a filed document by reference.

2021 Proxy Statement	33

ITEM 3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

PROPOSAL 3 The Board recommends voting FOR the Advisory Vote to Approve the Compensation of our Named Executive Officers

Based on the recommendation of stockholders at the Company’s 2017 annual meeting of stockholders, and the Board’s consideration of that recommendation, the Company has determined that it will hold a non-binding advisory vote to approve the compensation paid by the Company to its named executive officers every year, until the next required stockholder vote to recommend the frequency of such votes in 2023. In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related Securities and Exchange Commission rules, we are asking stockholders to express their opinion on the compensation of the named executive officers in 2020, as described in the pages that follow in this Proxy Statement. This vote is non-binding and advisory, however, the Board will give due consideration to the opinion of the Company’s stockholders as expressed by their vote.

We believe that the compensation of our executive officers should be:

•	closely linked to the performance of the Company as a whole, the executive’s business unit (as applicable), and the individual executive;
•	aligned with the Company’s annual operating plan and long-term strategic plans and objectives;
•	attractive in the markets in which we compete for executive talent; and
•	structured so as to reward actions in accordance with the Company’s values and standards and to discourage the taking of inappropriate risks, and thereby to uphold Crane Co.’s high standards of business ethics and corporate governance.

The Compensation Discussion and Analysis beginning on page 35 explains in detail the elements of the Company’s executive compensation program with respect to our “named executive officers,” and the steps taken by the Company to ensure that the program, as implemented in 2020, was aligned with these core principles. Balancing annual and long-term compensation elements, the program directly links incentive compensation for executives with increases in stockholder value, principally by means of annual cash bonuses based on achievement of performance goals set by the Management Organization and Compensation Committee at the beginning of the year, performance-based restricted share units that vest in accordance with the Company’s total stockholder return relative to the S&P Midcap 400 Capital Goods Group over a three-year period, and stock options and time-based restricted share units that vest over a four-year period. The Company believes that this system, as put into practice under the supervision of the Management Organization and Compensation Committee, is instrumental in enabling the Company to achieve superior financial performance and investor returns. In light of the impact of the COVID-19 pandemic on the Company’s business and the global economy in general, the Management Organization and Compensation Committee has used these principles to guide its decisions related to executive compensation, with a focus on supporting the business decisions and leadership actions required during this unprecedented time.

The Board strongly endorses the Company’s actions in this regard, and recommends that stockholders vote for the following resolution:

RESOLVED, that the 2020 compensation of the named executive officers as disclosed in the Proxy Statement is approved by the stockholders on an advisory basis.

Unless otherwise directed by the stockholders, proxies that are properly executed and returned will be voted for the resolution. Abstentions and broker non-votes will not count as votes for or against the proposal and will not be included in calculating the number of votes in favor of the proposal.

VOTE REQUIRED

Approval of the above resolution requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. (See “Questions and Answers About These Proxy Materials and the Annual Meeting”, beginning on page 87.)

34	Crane Co.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that compensation should be directly linked to performance and highly correlated to stockholder value. This section of the Proxy Statement explains how, under the guidance of our Management Organization and Compensation Committee (the “Committee” or “Compensation Committee”), our executive compensation program is designed and operated with respect to our “named executive officers” or “NEOs,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement:

Max H. Mitchell	President and Chief Executive Officer
Richard A. Maue	Senior Vice President and Chief Financial Officer
Kurt F. Gallo	Senior Vice President
Anthony M. D’Iorio	Senior Vice President, General Counsel and Secretary
Alejandro Alcala	Senior Vice President

Executive Compensation Index

SECTION	PAGE

EXECUTIVE SUMMARY	36

This section details compensation highlights and business activities in the past year that have an impact on compensation, and a high level overview of our compensation practices. We also address the impact of the COVID-19 pandemic on Company performance results for 2020.

COMPENSATION PRINCIPLES	42

This section describes our pay for performance philosophy and the principles by which our Compensation Committee has designed the incentive compensation programs.

ELEMENTS OF COMPENSATION AND 2020 DECISIONS	42

This section provides a detailed description of the elements that make up our compensation program and the rationale behind the metrics and corresponding performance targets. We also explore the principal conclusions for the Committee’s decisions, including a discussion on the impact of the COVID-19 pandemic.

COMPENSATION DECISION-MAKING PROCESS	52

This section outlines roles, responsibilities, and the process behind compensation decisions, as well as the means by which our peer group is reviewed and selected.

POLICIES AND PRACTICES RELATED TO OUR EXECUTIVE COMPENSATION PROGRAM	55

This section details our compensation risk assessment and varying policies in place to reinforce our good compensation governance.

OTHER ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS	57

This section describes other important agreements between Crane Co. and the NEOs.

2021 Proxy Statement	35

Compensation Discussion and Analysis

Executive Summary

Fiscal year 2020 was a difficult year for the global economy and our business primarily due to the unprecedented impacts and significant disruptions caused by the ongoing COVID-19 pandemic. The pandemic had a substantial impact on demand for most of our businesses and related end markets, and that impact was completely beyond the control of management. The pandemic related demand destruction was so severe that comparison of actual 2020 results to our original 2020 plan and financial targets, as developed in late 2019 and approved by the Board in early 2020, is not meaningful.

The COVID-19 pandemic and related uncertainty also posed unique and substantial challenges for our normal forecasting and budgeting methodologies throughout 2020. Those challenges were so significant that most U.S. public industrial companies withdrew financial guidance in the spring of 2020. However, consistent with our desire to be fully transparent with our stockholders, we publicly revised and updated all elements of our typical financial guidance with additional details and granularity on April 27, 2020, concurrent with the release of our first quarter 2020 financial results. Furthermore, we continued to update our views and outlook at each of our successive quarterly earnings calls in July and October. While actual financial results for 2020 fell short of our initial guidance, they compared favorably to our April 27, 2020 revised guidance, and reflected extremely strong execution. Specifically, the reduction in demand related to COVID-19 was unavoidable, but decremental margins (change in adjusted operating profit divided by change in sales) excluding the impact of acquisitions of 35% were impressive given the magnitude of the sales decline and the highly negative business and product mix. Further, free cash flow declined materially less than either adjusted operating profit or adjusted earnings per share (EPS), reflecting effective working capital management and controlled capital expenditures.

Despite this strong operational performance, total stockholder return (share price appreciation plus reinvested dividends) (TSR) trailed that of the most relevant benchmark indices on a one- and three-year basis. We believe that underperformance is primarily attributable to our exposure to two end markets that were among the most negatively impacted by the COVID-19 pandemic, and for which investors had substantial concerns about the short- and medium-term outlook: commercial aerospace, and the process industries which include oil & gas.

Crane Co. TSR for Periods Ending December 31, 2020

Consistent with the Committee’s continued focus on aligning pay with performance, and despite the extraordinary circumstances in 2020, all variable elements of management’s compensation declined compared to 2019, reflecting the business performance shortfalls relative to target, and lower three-year relative TSR compared to the prior year.

Lower variable compensation for management in 2020 appropriately reflects our recent financial performance. However, we are proud of our response to the unprecedented set of circumstances we faced during 2020, particularly related to the actions we took to ensure the safety and well-being of our associates, and where possible, to retain them through the pandemic. Starting in early March, we quickly adopted new safety protocols and procedures worldwide, in most cases more stringent than, and in advance of, government mandates. We also quickly adopted a new Emergency Pandemic Exception Pay (EPE) program providing two weeks of additional paid time off to all associates globally that were directly or indirectly impacted by the pandemic above and beyond normal vacation and sick pay. The EPE program provided

36	Crane Co.

Compensation Discussion and Analysis

substantial flexibility for our associates, and it could be used to cover paid time off for associates diagnosed with COVID-19 or required to quarantine, for those who had to stay at home to care for children due to school or day care closure, and to ensure continuity of pay and benefits where Crane manufacturing facilities or offices were required to close because of local health regulations.

As the year progressed, we did take some difficult measures to adjust our cost base to lower demand levels, and gross cost savings totaled approximately $105 million. These actions included temporary base pay reductions for all executive officers and directors, discretionary cost reductions where possible, and a reduction-in-force in businesses to align our workforce size with expected demand levels. However, every possible effort was made to protect our remaining associates as much as possible during this challenging period. For example, none of our businesses mandated unpaid furloughs in the United States, we did not implement any salary reductions (except for executive officers and directors), we maintained all benefits including our 401(k) match in the United States, and we continued with our annual merit salary increase process. Further, in recognition of the extraordinary effort shown by our associates around the world, and because the financial impact of COVID-19 was beyond our associates’ control, all associates normally eligible to receive an annual bonus received a minimum payout at 50% of their target. We followed this approach because we believed it was the fair and appropriate way to treat our associates for their efforts in working through the pandemic to satisfy our customers and other Company stakeholders, and to build lasting goodwill and morale which we believe will assist with associate retention in the years ahead.

2020 Performance Highlights

Executed Well in a Difficult Period

From a financial perspective, we believe that we were on-track to meet or exceed our 2020 financial targets before the pandemic hit, consistent with our commentary at our February 27, 2020 annual Investor Day event. While the final 2020 financial results were below our original financial targets for the year, we believe that the shortfall was entirely related to the impact of COVID-19, and that our operational performance and execution against long-term strategic objectives were excellent considering the unexpected market related challenges arising from the pandemic.

•	Sales in 2020 were $2,937 million, or 11%, below sales in 2019. The decline in sales was comprised of a 17% decline in core sales partially offset by a 6% benefit from acquisitions and slightly favorable foreign exchange rates. Notably, the core sales decline compared to our pre-pandemic expectations was most severe at two of our highest margin businesses: the commercial aircraft portion of Aerospace & Electronics which was significantly impacted by reduced passenger air travel (core sales 38% below prior year), and at Crane Payment Innovations where our products cater to consumer traffic, for example, at various retail stores, casino gaming and mass transit ticketing locations, among others (core sales 37% below prior year). Despite the sharp market-driven declines, we believe that we gained market share across most of our primary businesses during 2020.

•	Adjusted operating profit in 2020 declined 35% compared to 2019. Excluding the impact of acquisitions, decremental margins (change in adjusted operating profit divided by change in sales) of 35%, were an impressive result given the magnitude of the sales decline and the highly negative business and product mix, reflecting extremely strong operational execution. Adjusted earnings per share (EPS) in 2020 declined 36% compared to 2019, similar to the decline in adjusted operating profit. These results also reflect the impact of our cost reduction initiatives which delivered approximately $105 million of gross savings.

•	Free cash flow in 2020 declined 15% compared to 2019, a more muted decline than for adjusted operating profit or adjusted EPS, reflecting strong working capital management and controlled capital expenditures.

2021 Proxy Statement	37

Compensation Discussion and Analysis

See “Non-GAAP Reconciliation” beginning on page 84 for more detail regarding Special Items impacting EPS, free cash flow and operating margins, as well as a reconciliation of the non-GAAP measures used herein.

Continued to Execute Against Consistent Long-Term Strategy

Despite COVID-19 challenges during 2020, our long-term strategy remains unchanged. Crane Co. is a diversified manufacturer of highly engineered industrial products. We choose to compete in markets where we have competitive differentiation and scale. We will continue to leverage our resources as an integrated operating company, and to reinvest in our three large global growth platforms – Fluid Handling, Payment & Merchandising Technologies, and Aerospace & Electronics – both organically and through strategic acquisitions. We believe that this strategy will enable us to deliver above-median, strong free cash flow and EPS growth over time.

We will continue to execute this strategy while remaining committed to the values of our founder, R.T. Crane, who resolved to conduct business “in the strictest honesty and fairness; to avoid all deception and trickery; to deal fairly with both customers and competitors; to be liberal and just toward employees; and to put my whole mind upon the business.”

With this framework, we continued to position the Company for long-term sustainable growth during 2020 with some significant accomplishments, including the following:

ACQUISITION ACTIVITY

•	Cummins-Allison Corp. was acquired on December 31, 2019 for $160 million on a cash-free and debt-free basis, and it is a strategic bolt-on adjacency to our Crane Payment Innovations business with an opportunity for significant synergies. The acquired business is a leading provider of high-speed cash and coin counting and sorting machines, retail cash office solutions, along with a nationwide service network. Approximately half of Cummins-Allison Corp.’s sales are generated from recurring revenue derived from service contracts. Cummins-Allison Corp. and Crane Payment Innovations’ products are based on similar core technologies related to cash and coin sorting, counting and validation, and we expect substantial sharing of technology and R&D across the two businesses. The integration of Cummins-Allison proceeded smoothly during 2020, and Cummins-Allison’s 2020 adjusted operating profit and return on invested capital (ROIC) materially exceeded the targets set at the time of the acquisition
•	Instrumentation & Sampling was acquired from CIRCOR International, Inc. (“CIRCOR”) in January 2020 for $172 million on a cash-free and debt-free basis, a strategic bolt-on adjacency to our ChemPharma Energy business. The acquired business designs, engineers and manufactures a broad range of mission-critical fluid control instrumentation and sampling solutions with strong brands renowned for quality, performance and reliability. The Company’s products are used primarily in severe service environments, with a substantial portion of its sales driven by recurring replacement demand. COVID-19 materially impacted demand for this business, and consequently, 2020 sales, adjusted operating profit and ROIC fell below targets set at the time of the acquisition. However, the integration is progressing well, and we believe the Instrumentation & Sampling’s financial contribution will improve considerably over the next few years.

Our funnel of acquisition targets remains robust, and we continue to actively pursue acquisitions across all three of our global growth platforms, with a priority focus on Fluid Handlings and Aerospace & Electronics.

38	Crane Co.

Compensation Discussion and Analysis

NEW PRODUCT DEVELOPMENT

We successfully introduced a number of new products and solutions across our portfolio during 2019 and 2020. Among others:

•	At Aerospace & Electronics, we are finishing an unprecedented period of engineering development for new, single aisle aircraft such as the Boeing 737MAX, Airbus A320neo, Embraer E2, and COMAC C919. This business continues to direct its engineering efforts from application- and specification-based programs to a focus on emerging technologies that we expect will be necessary to support the next generation of solutions for commercial and military aircraft, radar and space applications. These technologies include wireless sensing, advanced pumps and transmitters, high power management for more electric-based aircraft and ground-based vehicles, directed energy, landing gear monitoring and control, advanced microwave systems.

•	Payment & Merchandising Technologies has a strong funnel of new products expected to launch over the next year. Key accomplishments in 2020 included the further commercialization of 2019 product launches including our PayTower unattended retail solution and a smart safe product for the Japanese market, and the rollout of MOTION® and RAPID® DETECT machine-readable micro-optic anti-counterfeiting solutions for the banknote market.

•	The process valve business within our Fluid Handling segment continued to expand the breadth of its product portfolio, successfully launching products to broaden its valve portfolio, and continuing to commercialize other products launched over the last few years including new polypropylene-lined large diameter pipe product line, a range of metal seated ball valves, a family of digital pressure transmitters, and a truck cab air suspension valve. Outside of the process business, our Building Services & Utilities business continues to expand its MK3 line of pressure independent control valves, and our Crane Pumps & Systems business continues to expand its portfolio of SITHE chopper and BLADE grinder pump products.

PROGRESS ON SHARE GAIN INITIATIVES

We gained share across most of our portfolio during 2020. Some notable examples:

•	At Aerospace & Electronics, the commercial side of the business had an extremely challenging 2020 with consumer and business travel dramatically reduced as a result of COVID-19, and aircraft production rates further reduced by the prolonged agency recertification process for the high-volume Boeing 737 MAX. However, the defense business had an outstanding year, delivering high-teens sales growth which was well in excess of market growth rates, driven by continued share gains in our Defense Power and Microwave businesses, as well as continued product shipments to key military programs from our Landing, Fluid and Sensing businesses.

•	At Payment & Merchandising Technologies, we continue to gain notable share in the North American gaming market by leveraging new product introductions including the Easitrax Live suite of connectivity solutions and cashless gaming solutions, and with the benefit of our expanded product offering following Cummins-Allison acquisition. In the unattended retail market, we continued to gain share in North America with our partner OEMs, and in Europe with our Pay Pod solution for small- and mid-sized business payment automation, and in Japan with a range of Paytower solutions. At Crane Currency, we continue to gain share in the international market, both with our micro optic security technology and banknote printing capabilities.

•	At Fluid Handling, we believe that the 2020 core sales decline of 15% was entirely attributable to COVID-19 related market weakness, and that share gains mitigated the sales decline by more than 150 basis points, with notable progress across our process valve, pumps and controls businesses. Share gains were driven primarily by recent new product introductions and a consistent focus on commercial execution including our key account and channel management processes. We also continue to drive share gains through localization in China, India and the Middle East, by improving the speed of product modifications to meet customer needs, and by improving the efficiency of our front-end processes such as order quote times.

CONTINUED PROACTIVE REPOSITIONING ACTIONS

•	At the end of 2017, we approved repositioning actions in our Fluid Handling, Payment & Merchandising Technologies, and Aerospace & Electronics businesses. These actions reflect the benefits of our business system, where we drive a relentless pursuit of efficiencies across the Company. These specific actions include consolidating certain facilities that will not only improve our cost position, but enable us to meet higher expected future demand levels and provide a footprint that we believe will best serve our customers. These actions were completed during 2020, with total annual

2021 Proxy Statement	39

Compensation Discussion and Analysis

savings exceeding our original expectations and totaling approximately $40 million. During 2018, we also announced the closure of Crane Currency’s banknote printing facility in Tumba, Sweden, with printing activity moving to a recently completed state-of-the-art facility in Malta. The move of banknote printing to Malta has substantially improved the cost position and competitiveness of Crane Currency’s international business.

•	At the end of 2019, we approved additional repositioning actions in our Fluid Handling segment, including additional facility consolidation to better geographically align our manufacturing footprint with customer needs. This opportunity arose as a result of continued operational improvements in certain facilities that are now able to handle higher volumes. These actions were delayed modestly as a result of COVID-19 related construction restrictions in certain regions, but we still expect that these incremental actions will generate approximately $10 million of annual savings by 2022.

•	During 2020, we implemented gross cost reductions of approximately $105 million, approximately 40% of which were structural. The structural cost measures should result in approximately $90 million of annual savings by 2021.

Taken together, we believe all these actions position the Company for years of profitable growth, and that the combination of our core, underlying business prospects, along with the recent acquisitions, repositioning initiatives, and capital deployment potential, lay the groundwork for adjusted EPS growth of approximately 10%, on average, over a multi-year period.

Compensation Framework

The mix of target total direct compensation (base salary, target annual incentive awards, and long-term incentive awards) for 2020 was structured to deliver the following approximate proportions of total compensation to our Chief Executive Officer and the other NEOs (on average) if target levels of performance are achieved.

85% of CEO and over 65% of other NEOs Target Pay is Performance-Based

Chief Executive Officer

Totals may not sum due to rounding.

Other NEOs

Totals may not sum due to rounding.

40	Crane Co.

Compensation Discussion and Analysis

Pay for Performance Alignment

Strong Correlation Between Pay and Performance. A substantial majority of the compensation for our Named Executive Officers is performance-based and thus varies with the Company’s actual performance. Based on the Company’s financial performance and TSR in 2020 (which was significantly impacted by the COVID-19 pandemic), the annual cash bonuses for our CEO and other corporate NEOs were substantially lower than in prior years, and the tranche of performance-based restricted share units (PRSUs) tied to the Company’s TSR from 2018-2020 vested at 0% due to below threshold performance resulting in 0 shares payout.

Annual Bonus Directly Tied to Crane’s EPS and Free Cash Flow

(1)	See “Named Executive Officers’ Bonuses for 2020”, on page 47, for more details and further discussion on the annual incentive plan awards and adjusted metrics for 2020 due to the impact of the COVID-19 pandemic.

PRSU Vesting Directly Tied to Crane’s Relative TSR

Stockholder Feedback

For the annual advisory non-binding vote regarding compensation of our NEOs at the 2020 annual meeting of stockholders more than 94% of the votes cast were in favor of the resolution approving NEO compensation in 2019. The Company believes the level of support from its stockholders reflected by this vote is evidence that the Company’s pay for performance policies are working and are aligned with its stockholders’ interests.

2021 Proxy Statement	41

Compensation Discussion and Analysis

Compensation Best Practices

The Committee is firmly committed to implementing a compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. Key elements of our pay practices are set forth in the Proxy Summary and explained in more detail in the “Policies and Practices Related to Our Executive Compensation Program” section beginning on page 55. See “Compensation Best Practices” chart on page 8 for a summary of our compensation best practices.

Compensation Principles

We believe that compensation should be directly linked to performance and highly correlated to stockholder value. The principles that guide us as we make decisions involving executive compensation are that compensation should be:

1	Based on performance: overall performance of the Company performance of the executive’s business unit, as applicable individual performance of the executive	2	Aligned with the annual operating plan and longer term strategic plans and objectives to build sustainable value for stockholders	3	Competitive given relevant and appropriate market conditions in order to attract and retain highly qualified executives	4	Consistent with high standards of corporate governance and designed to avoid encouraging executives to take risks that are reasonably likely to have a material adverse effect on the Company or to behave in ways that are inconsistent with the Company’s objectives, values, and standards of behavior

We also believe that it is important for our NEOs and other executives to have an ongoing long-term investment in the Company as outlined below under “Stock Ownership Guidelines” on page 56.

We design our performance-based incentive compensation so that variation in performance will result in meaningful variation in the earned compensation paid to our NEOs and other key executives. Thus, actual compensation amounts will vary above or below targeted levels depending on performance of the Company and/or business unit and achievement of individual performance goals.

Elements of Compensation and 2020 Decisions

The following table summarizes the major elements of our executive officer compensation program.

Compensation Element	Principal Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	• Determined based on overall performance, level of responsibility, competitive compensation data, and comparison to other Company executives
Annual Incentive Plan	To motivate executive officers to achieve annual financial performance goals	• Payment based on achievement of business unit and Company-wide performance goals relative to annual pre-established targets
Performance-Based Restricted Share Units (PRSUs)(1)	To motivate executive officers to drive long-term profitable growth	• Number of shares actually earned based on relative TSR • Earned shares vest upon conclusion of the three-year performance period
Stock Options	To attract and retain executive officers and align their interests with long-term stockholder interests	• Grants vest ratably over four years • Value realized dependent on Company stock price appreciation
Time-Based Restricted Share Units (TRSUs)	To retain executive officers and drive profitable growth	• Grants vest ratably over four years • Value realized varies with Company stock price performance

(1)	PRSUs and TRSUs may be collectively referred to in this Proxy Statement as “RSUs.”

42	Crane Co.

Compensation Discussion and Analysis

The compensation decisions and metrics made and set by the Committee for fiscal year 2020 were established in January 2020, prior to and long before we could anticipate the global disruption and impact of the COVID-19 pandemic. These decisions included base salary increases, annual incentive plan target setting, and long-term incentive plan awards, all of which were impacted by the pandemic.

Base Salary

Base salary is fixed compensation paid to each executive for performing normal duties and responsibilities. We determine the amount at the date of hire based on competitive market data, current salary levels within the Company, and the salary level needed to attract the particular executive. We review and determine the amount annually based on the executive’s overall performance, competitive compensation data, level of responsibility, and comparison to other Company executives.

Base salaries for certain executive officers were increased effective January 27, 2020 in connection with annual merit increases. After giving effect to such increases, the base salaries for most of our named executive officers were all within the competitive range of +/- 15% in relation to the 50th percentile of competitive market data per the Committee’s independent compensation consultant, FW Cook.

All NEOs and certain other members of the Company’s senior management team took a voluntary temporary reduction in their base salaries from April through December 2020 (20% for the CEO and 10% for all other executive officers, which reductions are reflected in the chart below), reflecting the impact on the year’s financial performance during the pandemic on both stockholders and other stakeholders, including Crane associates. See “2020 Summary Compensation Table” on page 60, for more details on total compensation paid to NEOs in 2020.

Note: For comparison, base salaries approved by the Committee for 2019 were $1,004,250 for Mr. Mitchell, $640,000 for Mr. Maue, $470,000 for Mr. Gallo, and $430,000 for Mr. D’Iorio. Mr. Alcala was not an NEO for proxy reporting in 2020.

2021 Proxy Statement	43

Compensation Discussion and Analysis

Annual Incentive Compensation

We pay our executive officers cash bonuses based on the attainment of Company and business unit performance goals established in January and an assessment of individual performance conducted at the end of the year. For 2020, these performance goals were set prior to the time when we could have anticipated or known the impact of the impending COVID-19 pandemic.

Early in the year, the Committee establishes and approves the annual target bonus objectives and award opportunities for each of our named executive officers, subject to review and approval by the Board in the case of the Chief Executive Officer.

In making determinations about performance targets, the Committee considers a variety of factors including financial elements of the annual operating plan, comparison to prior year results, the general business outlook for the coming year, the opinions of analysts who follow the Company, and our diversified industrial manufacturing peers.

Our Chief Executive Officer and other officers participate in the discussions regarding annual incentive objectives so they can provide their input and understand the expectations of each incentive plan component. Each participating executive receives a confirmation of his or her annual bonus objectives and payout range after it has been approved by the Committee (the Board in the case of the Chief Executive Officer). Annual incentive plan objectives are not modified during the year, although the Committee may determine to exclude certain special items impacting EPS or free cash flow, either known at the beginning of the year or occurring during the year.

The Committee reviews the performance results for the Annual Incentive Plan, including Company and business unit results and individual performance, at its regularly scheduled January meeting, which is generally the first meeting following the end of the Company’s fiscal year in order that full-year performance may be considered. Based on this review, the Committee determines and approves the annual cash bonuses for each of our executive officers.

Competitive Positioning of Incentive Awards

For annual bonus and long-term stock-based compensation, the Committee calibrates award values for targeted performance by reference to the 50th percentile of the market data for similarly sized companies, recognizing that the competitive range of the median is +/- 15% of the benchmarking data. Within that range, the competitive positioning for individual executives may vary above or below the median based on factors such as tenure, experience, proficiency in role, and criticality to the organization. As noted above, the Committee may determine to increase or decrease long-term stock-based compensation based on Company and/or individual performance during the previous year, the Company’s stock price relative to historical stock price trends, availability of shares in the Company’s Stock Incentive Plan, and other factors.

44	Crane Co.

Compensation Discussion and Analysis

Annual Incentive Objectives for 2020—CEO and Other Corporate NEOs

Performance metrics for 2020 consisted of EPS and free cash flow (each as adjusted by the Committee), weighted 75% / 25% respectively, for the Chief Executive Officer and other corporate NEOs. In addition to the targeted performance goals, for each performance metric, the Committee set minimum threshold and maximum cap values, so that actual payouts could range from 0% to 200% of the target award amounts.

In January 2020, prior to the beginning of the COVID-19 pandemic, the Committee established an EPS target of $6.48. The Committee also established a payout range for EPS from $5.18 (0% payout) to $7.78 (200% payout). For free cash flow, the Committee established a target of $347 million with a payout range from $243 million (0% payout) to $451 million (200% payout). As previously noted, these performance metrics were established by the Committee prior to and long before we could have anticipated the global disruption and impact of the COVID-19 pandemic. Actual performance compared to annual incentive objectives for this group were as follows:

Corporate Objectives	Target ($)		Actual ($)		Performance relative to Target	Weight	Calculated Payout(1) (%)
Adjusted EPS	6.48		3.84		0%	75%	0%
Adjusted free cash flow	347	M	297	M	51.7%	25%	13%
Calculated weighted payout %							13%

(1)	See “Named Executive Officers’ Bonuses for 2020”, on page 47, for more details and further discussion on the annual incentive plan awards and adjusted metrics for 2020 due to the impact of the COVID-19 pandemic.

The graphs below show the performance targets and related ranges set by the Committee in January 2020 and the actual performance in 2020. These corporate financial metrics are adjusted for special items by the Committee for bonus calculation purposes under the Annual Incentive Plan, which adjustments may in some cases differ from the adjustments made for reporting purposes.

Crane Co. 2020 Adjusted Earnings per Share Performance was 0% of Target	Crane Co. 2020 Adjusted Free Cash Flow ($M) Performance was 51.7% of Target

2021 Proxy Statement	45

Compensation Discussion and Analysis

Performance Targets and Bonuses for Operations NEOs in 2020

For Messrs. Gallo and Alcala, Senior Vice Presidents with responsibility for certain business operations (Payment & Merchandising Technologies and Engineered Materials in the case of Mr. Gallo, and Fluid Handling and operations in China, India and the Middle East & Africa in the case of Mr. Alcala), performance metrics for 2020 were operating profit (70% of target bonus) and free cash flow (30% of target bonus) based on results of the businesses for which they were responsible. While Mr. Maue has operational responsibility for the Aerospace & Electronics segment, his bonus is based solely on his performance as Chief Financial Officer and not his operational responsibilities.

The performance metrics for Messrs. Gallo and Alcala were established by the Committee prior to and long before we could have anticipated the global disruption and impact of the COVID-19 pandemic.

Kurt Gallo, Senior Vice President
The performance metrics approved by the Committee for Mr. Gallo were aggregate operating profit of the Payment & Merchandising Technologies and Engineered Materials businesses, with a target of $250.1 million (100% payout) and a payout range from $199.2 million (0% payout) to $300.9 million (200% payout), and aggregate free cash flow from such businesses, with a target of $228.9 million (100% payout) and a payout range from $183.3 million (0% payout) to $274.6 million (200% payout). Actual performance for Mr. Gallo’s businesses compared to these annual incentive objectives are set forth in the tables immediately below.

Throughout 2020 and during the unanticipated COVID-19 pandemic, Mr. Gallo undertook additional responsibilities that merited consideration by the Compensation Committee. While leading the Payment & Merchandising Technologies segment and assuming responsibility for Engineered Materials, Mr. Gallo also acted as President of Crane Currency for seven months, guiding Crane Currency to substantially over-deliver on its 2020 plan, achieving a 200% payout. Mr. Gallo also led the consolidation of Merchandising Systems into Crane Payment Innovations and led the integration of the recently acquired Cummins-Allison business.

Based on the performance targets described above, the impact of the COVID-19 pandemic on the actual results achieved in 2020 for Mr. Gallo’s businesses, and in recognition of Mr. Gallo’s leadership actions during the pandemic and the additional responsibilities undertaken by Mr. Gallo, the Committee approved a 100% payout for Mr. Gallo.

Operations Objectives—K.F. Gallo (Payment & Merchandising Technologies and Engineered Materials)	Target ($)	Actual (adjusted) ($)	Performance relative to Target	Weight	Calculated Payout (%)	Actual Adjusted Payout (%)
Operating profit	250.1M	160.5M	0.0%	70%	0.0%
Free cash flow	228.9M	202.6M	42.3%	30%	12.69%
Weighted payout %					12.69%	100%

Alejandro Alcala, Senior Vice President

The performance metrics approved by the Committee for Mr. Alcala were aggregate operating profit target of the Fluid Handling business, with a target of $167 million (100% payout) and a payout range from $133.4 million (0% payout) to $200.5 million (200% payout), and aggregate free cash flow from such business, with a target of $91.7 million (100% payout) and a payout range from $72.5 million (0% payout) to $111 million (200% payout). Actual performance for Mr. Alcala’s businesses compared to these annual incentive objectives are set forth in the tables immediately below.

In March 2020, Mr. Alcala was elevated to the position of Senior Vice President and in April assumed responsibility for the entirety of our Fluid Handling businesses and operations in China, India and the Middle East & Africa, prior to which he had been President of Crane ChemPharma & Energy (“CPE”) business. Mr. Alcala, for a period of six months, continued to serve as Acting President of CPE until a successor was appointed and simultaneously led the integration of Instrumentation & Sampling and fulfilling his segment leader responsibilities.

46	Crane Co.

Compensation Discussion and Analysis

Based on the performance targets described above, the impact of the COVID-19 pandemic on the actual results achieved in 2020 for Mr. Alcala’s businesses, and in recognition of Mr. Alcala’s leadership actions during the pandemic and the additional responsibilities undertaken by Mr. Alcala during 2020, the Committee approved a 50% positive adjustment and also awarded Mr. Alcala a cash bonus of $50,000, in recognition of his additional duties as Acting President of CPE. The discretionary adjustment to 50%, plus the additional cash bonus in recognition of Mr. Alcala’s dual role, resulted in a total adjusted payout of 65.9%.

Operations Objectives—A. Alcala (Fluid Handling)	Target ($)	Actual (adjusted) ($)	Performance relative to Target	Weight	Calculated Payout (%)	Actual Adjusted Payout (%)
Operating profit	167.0M	116.2M	0%	70%	0.0%
Free cash flow	91.7M	80.0M	38.8%	30%	11.63%
Weighted payout %					11.63%	65.9%

Named Executive Officers’ Bonuses for 2020

In January 2021, the Committee reviewed management’s reports on the performance of the Company, the relevant business units, and the individual named executive officers in 2020 against the relevant bonus objectives. In order to provide linkage between incentive plan payouts and the quality of management’s performance, the Compensation Committee has discretion to adjust incentive awards for the NEOs. The Committee chose not to make mid-year adjustments due to the continuing uncertainties in the markets caused by the ongoing COVID-19 pandemic. Instead, the Committee considered the Company’s overall performance, performance against the revised guidance issued on April 27, 2020, the impact of the unforeseen COVID-19 pandemic on the Company’s business and, consistent with prior years, the Committee excluded certain items as reported from earnings per share and free cash flow. Specifically, the unprecedented COVID-19 pandemic had a substantial impact on demand for most of the Company’s businesses and related end markets. The pandemic related demand destruction was so severe that original performance targets for most of the Company’s businesses were impossible to achieve. Additionally, the Committee recognized that the Company was on track to deliver above plan performance in 2020 prior to the COVID-19 pandemic, and, in the wake of the sustained downturn, considered the quick and decisive actions undertaken by senior management to preserve and protect the Company and Crane associates.

During the sustained downturn, Crane’s executive leaders implemented health and safety protocols across all our offices, manufacturing and distribution facilities, well in advance of CDC guidance, to protect Crane associates. These protocols included proper hygiene, social distancing, mask use and temperature screenings. In addition, we provided emergency pandemic compensation to Crane associates affected by the pandemic. The newly adopted Emergency Pandemic Exception Pay (EPE) program provides two weeks of additional paid time off to all associates globally that were directly or indirectly impacted by the pandemic above and beyond normal vacation and sick pay. The EPE program provides substantial flexibility for our associates, and it can be used to cover paid time off for associates diagnosed with COVID-19 or required to quarantine, for those who had to stay at home to care for children due to school or day care closure, and to ensure continuity of pay and benefits where Crane manufacturing facilities or offices were required to close because of local health regulations. The Crane associates’ employee benefit programs, including our 401(k) match in the United States, and our annual merit salary increases that were approved and awarded in January 2020 were not rolled back during the pandemic. In addition to the implementation of health and safety measures, senior management also quickly accessed the capital markets to reinforce the Company’s balance sheet, ahead of a predicted tightening of credit markets, thereby increasing the capacity of our credit facilities and lowering our overall cost of debt. Our senior leaders worked diligently, undertaking company-wide measures to reduce our expenses. These measures included voluntary base pay reductions at the executive officer level (20% for the CEO and 10% for all other executive officers), and 20% voluntary reductions in the cash component of the annual retainer for each of our non-employee Directors, all from April through December. The foregoing, among various other actions implemented by senior management during the sustained downturn, enabled the Company to emerge from the pandemic in a position of strength.

2021 Proxy Statement	47

Compensation Discussion and Analysis

As in prior years, the Compensation Committee relied on adherence to our core compensation principles and plan design to guide its decisions related to 2020 incentive plan bonuses, with a focus on supporting the business decisions and leadership required during this unprecedented time while still taking into account the impact of the COVID-19 pandemic on our stockholders. In lieu of making mid-year plan adjustments during the ongoing pandemic, the Committee instead chose to exercise its discretion at the low end of target range. The formulaic calculations resulted in an adjusted corporate payout percentage of 13%. The Committee considered the factors listed above, and exercised its discretion to award a payout at the low end of target range, totaling 50% (other than for our CEO) (for Messrs. Alcala and Gallo, see “Performance Targets and Bonuses for Operations NEOs” on page 46). The recommended percentages are intended to reconcile the low formulaic payout based on actual, pandemic-impacted financial performance with the quick and decisive actions taken by management to protect the Company’s associates, stabilize the Company finances, meet customer demand in a difficult operating environment, and position the Company to emerge stronger in 2021, all of which the Committee deemed reasonable in light of the stockholder experience for the year. The approved adjusted payout percentages and adjusted cash bonuses for our corporate and operations NEOs for 2020 are as follows:

Named Executive Officer	Bonus Target (% of Salary)	Bonus Target ($)	Adjusted Payout (%)	Adjusted Bonus Paid ($)
M. H. Mitchell	120%	1,205,100	13%	156,663
R. A. Maue	75%	494,400	50%	247,200
K. F. Gallo	70%	342,160	100%	342,160
A. M. D’Iorio	70%	316,050	50%	158,025
A. Alcala	70%	315,400	65.9%	207,700

Long-Term Equity Incentive Compensation

The Stock Incentive Plan is used to provide long-term incentive compensation through stock options and PRSUs, as well as retention of employees through TRSUs. We believe that employees approach their responsibilities more like owners as their holdings of, and potential to own, stock increase.

The Committee determined an overall target dollar value for long-term equity incentive awards for each of the named executive officers. In determining these amounts, the Committee considered the competitive market data compiled by FW Cook, Company and individual performance in 2020, and our historical grant practices including the number of shares and the fair market value of the stock. The Committee then allocated the total target dollar amount among the applicable award types, as follows: for our Chief Executive Officer, 60% as PRSUs and 40% as stock options; and for each of the other named executive officers, 50% as PRSUs, 35% as stock options, and 15% as TRSUs. To determine the target number of PRSUs and the number of stock options and TRSUs, the Committee divided the applicable dollar amount by the closing price of our common stock for the PRSUs and TRSUs and by the Black-Scholes accounting value for the stock options (rounded in each case to the nearest whole share) on the date the awards were approved.

Despite the fact that the Company was on track to deliver above plan performance in 2020 prior to the COVID-19 pandemic, and notwithstanding the quick and decisive actions undertaken by management to preserve and protect the Company and its associates, during the sustained economic downturn caused by the pandemic, the Committee chose not to exercise its discretion to modify the previously granted long-term incentive compensation awards, and maintained the awards and the metrics as they had been granted.

48	Crane Co.

Compensation Discussion and Analysis

The table below sets forth, for each of our named executive officers, the dollar value used by the Committee and resulting number of shares for the awards.

	Long-Term Incentive
	Stock Options		PRSUs*		TRSUs		LTI Total
Named Executive Officer	$	#	$	#	$	#	($)
M. H. Mitchell	1,890,000	118,273	2,835,000	33,920	—	—	4,725,000
R. A. Maue	420,000	26,283	600,000	7,179	180,000	2,154	1,200,000
K. F. Gallo	227,500	14,237	325,000	3,888	97,500	1,167	650,000
A. M. D’Iorio	227,500	14,237	325,000	3,888	97,500	1,167	650,000
A. Alcala	210,000	13,141	300,000	3,589	90,000	1,077	600,000

*	As noted above, the Committee determined the target number of PRSUs using the dollar amount shown above divided by $83.58, the closing price of our common stock on the date the awards were approved. In contrast, the amounts included in the Summary Compensation Table and 2020 Grants of Plan-Based Awards table are based on the grant date fair value of the PRSUs determined using financial accounting assumptions as required to be disclosed by SEC rules, determined to be $93.05 per share. As a result, the value of the PRSUs included in those tables differs from the values shown above. See footnote 1 to the “Summary Compensation Table” on page 60 and footnote 5 to the “Grants of Plan-Based Awards” table on page 63 for additional information on the grant date fair value of the PRSUs.

Selection of Performance Measures for Incentive Awards

For our PRSUs, the performance measure is Crane’s TSR over a three-year period relative to the TSR of the constituent companies in the S&P Midcap 400 Capital Goods Group, a meaningful measure of stockholder value. As discussed further below, the principal performance measures selected by the Committee to drive annual incentive compensation are, for the Chief Executive Officer and other corporate executives including Messrs. Maue and D’Iorio in 2020, adjusted EPS and free cash flow for the Company as a whole and, for certain executives with direct or supervisory operating unit responsibility including Messrs. Alcala and Gallo in 2020, adjusted operating profit and free cash flow for their respective business units. These performance criteria were chosen because they are aligned with the Company’s long-term strategic goal of driving profitable growth, both organically and through acquisition, which we believe will increase shareholder value. The relative weighting of these metrics was designed to ensure an appropriate balance between profit achievement and maintaining a strong and efficient balance sheet.

2021 Proxy Statement	49

Compensation Discussion and Analysis

PRSU Awards – 3-Year Performance Period Based on Relative TSR

The Committee grants to NEOs and other senior executives PRSUs with three-year performance vesting conditions based on relative total stockholder return as described below, thus directly linking this form of stock-based compensation to returns received by our stockholders relative to comparator industrial companies. See “Pay for Performance Alignment” in the Executive Summary of this discussion regarding actual payout results for recent PRSU awards, including the award covering the 2018-2020 performance period.

	PRSU Grants
Performance Level	CR Relative TSR	Shares Earned % of Target
Below Threshold	<25th percentile	0%
Threshold	25th percentile	25%
Target	50th percentile	100%
Maximum	75th percentile	200%

The vesting of PRSUs awarded to members of the senior leadership team in January 2020 will be based on a relative measurement of TSR for Crane Co. over the three-year period January 1, 2020, through December 31, 2022 (with the share price for such purpose being defined as the percentage return of the 20-day trading average closing price on the last trading day of the three-year period, versus the 20-day trading average closing price prior to the first trading day of the period), compared to TSRs of the other companies in the S&P Midcap 400 Capital Goods Group. Vesting of the PRSUs as shares of Crane Co. common stock will be determined by the formula indicated above for new grants.

For TSR between the 25th and 50th percentiles and between the 50th and 75th percentiles, the vesting is interpolated on a straight-line basis. If Crane Co.’s TSR for the three-year period is negative, the maximum vesting is capped at 100% regardless of performance relative to peers. In addition, the maximum value that can be earned under the PRSUs (total shares earned multiplied by the final share price) is capped at four times the original grant value. Holders of PRSUs are not entitled to receive dividends or dividend equivalent payments during the performance period, nor do dividends accrue, prior to vesting.

50	Crane Co.

Compensation Discussion and Analysis

Stock Option Awards – Vest 25% Per Year Over Four Years

Under the Stock Incentive Plan, stock options must be granted with a per-share exercise price at no less than fair market value on the date of grant and are subject to vesting terms as established by the Committee (currently 25% per year over four years). Stock option awards comprise 35% (transitioning to 25% beginning in 2021) of the annual LTI grant value for each NEO (40% for the CEO, transitioning to 25% beginning in 2021), vest ratably over four years and have 10-year terms. Accordingly, employees can realize a gain only if the share price increases from the date of grant, directly linking this incentive compensation to increases in stockholder value. Although broad market dynamics can strongly influence our share price, the Committee believes that with stock options our senior level management employees are motivated to take actions that improve the share price, such as profitable sales growth through organic growth as well as acquisitions, improvement in operating margins to generate increased operating profit and drive higher multiple valuations, and prudent use of free cash flow through capital expenditures, dividends, acquisitions, and stock repurchases.

TRSU Awards – Vest 25% Per Year Over Four Years

The Stock Incentive Plan also authorizes the Committee to grant time-based restricted share units, or TRSUs, subject to such terms and conditions as the Committee may deem appropriate. Like the stock options, the TRSUs granted to our NEOs vest ratably over four years, and dividends are paid on TRSUs prior to vesting.

Retirement Benefits

Messrs. Mitchell and D’Iorio have accrued retirement benefits under the Company’s defined benefit pension plan, which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. Messrs. Maue, Alcala and Gallo, and the other NEOs beginning in 2014, participate in a defined contribution retirement plan under which the Company contributes 3% of salary and bonus annually (the contribution rate was 2% prior to 2014), subject to the limitations on contributions to tax-qualified retirement plans under applicable federal tax regulations.

The NEOs also participate in our Benefit Equalization Plan, which is designed only to restore retirement benefits under the Company’s regular defined benefit pension plan that are limited by the tax code; there is no supplemental benefit based on deemed service or enhanced compensation formulas. Benefits accrued under this plan are not funded or set aside in any manner. In the event of retirement at age 62 with 10 years of service, a participating executive would be eligible to receive benefits under that plan without the reduction factor set forth in the Company’s tax-qualified pension plan of three percent per year prior to age 65. The only NEO with a defined benefit account in this plan is Mr. Mitchell. This plan was also frozen as to defined benefit accruals effective December 31, 2012. Effective January 1, 2014, the Benefit Equalization Plan was amended to cover participants’ benefits under the defined contribution retirement plan referenced above, and the Committee extended the participation in this plan to certain senior leadership executives, including all of the NEOs.

Other Compensation

The “All Other Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns of the Summary Compensation Table and the accompanying footnotes set forth the details of other compensation received by the named executive officers. In certain cases, such as the Crane Co. contributions to defined contribution plans and the increase in actuarial value of the defined benefit pension, such compensation is determined on the same basis as that used for all other employees. In other cases, such as automobile allowances, executive health exams, cybersecurity protection in the executive’s home network environment, and other personal benefits, the compensation is only provided to certain key employees (including the named executive officers), and we have determined it to be reasonable and competitive compensation for the named executive officers in relation to general industry practices. For example, our named executive officers are eligible for reimbursement for the cost of their executive physicals bi-annually, subject to an expense cap of $2,500. This benefit provides our named executive officers with additional flexibility to proactively manage their health and wellness. Our executives bear all taxes associated with such benefits.

2021 Proxy Statement	51

Compensation Discussion and Analysis

In the case of personal use of the corporate aircraft, this benefit is restricted to the Chief Executive Officer and the Chairman of the Board. Our Chief Executive Officer, Mr. Mitchell, has an agreement with Crane Co. pursuant to which he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $100,000, and thereafter he is required to reimburse the Company for all incremental cost incurred above that amount. The net incremental cost to Crane Co. above the reimbursed amount is included in the “All Other Compensation” column of the Summary Compensation Table. The Board of Directors has approved this personal use of the aircraft for Mr. Mitchell because the Board believes that such personal use of the aircraft permits the most efficient use of time by Mr. Mitchell and thereby benefits Crane Co. For more information regarding the use of the Company aircraft, see “Use of Company Aircraft” on page 58.

Compensation Decision-Making Process

Committee’s Role

The Committee is responsible for oversight of our executive compensation program. With respect to the compensation of our Chief Executive Officer, the Committee determines his compensation, subject to review and approval by the Board of Directors. With respect to our other executive officers, the Committee determines their compensation after reviewing the recommendations of the Chief Executive Officer. The Committee administers the Annual Incentive Plan, reviewing and setting the performance targets for the Chief Executive Officer and other corporate officers subject to review by the Board of Directors, setting performance targets for all other participants after reviewing the recommendations of the Chief Executive Officer, and reviewing and approving the annual bonuses based upon actual performance. The annual bonus calculations are also reviewed by our independent auditors. The Committee also administers the Stock Incentive Plan and approves all grants of stock options and RSUs.

The Committee is assisted in these responsibilities by its independent compensation consultant, FW Cook. Although Crane Co. pays the fees and expenses of FW Cook, the firm is retained by the Committee. FW Cook does not perform any other compensation related services for Crane Co. The Committee reviews the independence of FW Cook each year and has concluded that its work for the Committee has not raised any conflict of interest.

Role of CEO and Management

The Chief Executive Officer and certain other senior corporate officers play an important role in supporting the Committee in the discharge of its responsibilities. Management maintains records and provides historical compensation data to the Committee and FW Cook, as well as the annual operating plan and the actual performance results from which annual bonuses are determined. The Chief Executive Officer, together with other senior corporate officers, presents recommendations to the Committee regarding performance targets under the Annual Incentive Plan and long-term equity incentives under the Stock Incentive Plan. The Chief Executive Officer and other officers participate in the discussions regarding annual and long-term incentive objectives so they can provide their input and understand the expectations for each incentive plan component.

52	Crane Co.

Compensation Discussion and Analysis

Compensation Consultant and Market Data

Each year, FW Cook reviews the Company’s compensation peer group against certain size-related metrics and alignment with the Company’s business segments and complexity of operations. When and as appropriate, FW Cook proposes the addition of other companies to the compensation peer group to replace companies that have been acquired or made substantial changes to their business portfolio, or when the Company’s profile has materially changed due to mergers or acquisitions. The 20-company peer group below was used by FW Cook in 2019 to develop comparative compensation data for the Committee in setting 2020 compensation targets. Notably, at the time the Company’s peer group was approved, their trailing fourth quarter revenues ranged from $2.7billion to $7.1billion with a median of $3.1billion, which compared to the Company’s revenue of $3.4billion. In addition, the peer group’s 12-month average market cap ranged from $1.6billion to $17.7billion, with a median of $6.2billion compared with $5.0billion for the Company. No changes were made to the peer group for 2020 (note, however, that previous references to SPX Corporation was an inadvertent error, which should have presented as SPX Flow as noted below). In July 2020, following the Committee’s 2020 compensation actions, the Committee approved the addition of Kennametal, Inc. to replace Esterline Technologies Incorporation, which had been acquired and was no longer a stand-alone publicly traded company.

Compensation Peer Group for 2020

Ametek, Inc.	Flowserve Corporation	Snap-On Incorporated
Carlisle Companies Incorporated	Hubbell Incorporated	SPX Flow
Colfax Corporation	IDEX Corporation	Teledyne Technologies Incorporated
Curtiss-Wright Corporation	ITT Inc.	The Timken Company
Donaldson Company, Inc.	Pentair, plc	Woodward, Inc.
Dover Corporation	Regal Beloit Corporation	Xylem Inc.
Esterline Technologies Incorporated	Rexnord Corporation

FW Cook provides the Committee with comparative compensation data on the peer companies from publicly available sources and, in addition, comparative compensation data compiled from general industry surveys with revenues ranging from $1.0 billion to $5.0 billion, appropriately size-adjusted to determine market values for companies of comparable size to the Company or business unit, as applicable. This data includes base salary, target bonus opportunity, and long-term incentive compensation for the named executive officers. The Committee uses this comparative data during its review of salaries, annual target cash incentive compensation, and aggregate stock option and RSU grant values for Mr. Mitchell and the other NEOs, with the view that all elements of target total direct compensation should be calibrated by reference to the 50th percentile of competitive market data for targeted performance, with significant upside potential for performance that exceeds target and lesser (or zero) payouts if performance is below target. The Committee may use its judgment and discretion to vary the award values, based on Company and individual performance during the previous year, historical stock price trends, the impact of unforeseen events beyond Management’s control, and other factors.

The Company’s comparator group for PRSUs granted in January of 2020 is the S&P Midcap 400 Capital Goods Group, consisting of approximately 40 companies, with roughly a quarter of those companies in our compensation peer group. The Committee selected the larger comparator group for PRSU purposes based on the view (with which FW Cook concurs) that a larger group is appropriate for measuring relative TSR over a three-year period because (1) company size is less relevant for TSR comparisons than benchmarking target pay levels, (2) the larger group best represents the universe of companies with which Crane competes for investor capital and (3) it is less likely to be meaningfully affected by the loss of constituent companies during the period. In addition, the S&P Midcap 400 Capital Goods Group is a regularly published listing with all the necessary data to make the required calculations.

2021 Proxy Statement	53

Compensation Discussion and Analysis

CEO Assessment Process and Principal Conclusions

Each year, the Chief Executive Officer proposes a set of goals and objectives for himself, which are reviewed and approved by the Board as part of an annual self-assessment and review process managed by the Committee. The goals and objectives include quantitative goals based on the annual operating plan and related metrics, as well as certain qualitative objectives relating to business strategy, organization, and intellectual capital development. At the end of each year, our Chief Executive Officer prepares and delivers to the Committee a self-assessment of his performance during that year, with reference to the goals and objectives established at the beginning of the year as well as challenges and opportunities that arose during the year. This self-assessment is shared with the other members of the Board of Directors, and their responses and other observations are compiled by the Chair of the Committee and discussed with our Chief Executive Officer, who then responds to the full Board.

Max H. Mitchell Age: 57	President and Chief Executive Officer

Principal Conclusions

Outcomes for 2020, which shaped the Committee’s compensation decisions in January 2021:

(1)   Mr. Mitchell led the Company through an extraordinary period, with demand in most of the Company’s global markets significantly and negatively impacted by the COVID-19 pandemic, and took decisive actions to address the safety of the Company’s associates, fortified and protected the Company’s balance sheet, and positioned the Company to emerge from the pandemic situated to outgrow the market in 2021 and beyond.

(2)   Mr. Mitchell delivered EPS and Free Cash Flow results in line with revised guidance issued in April 2020 (after the impacts of the pandemic were being felt across the global economy), in a period when most companies chose not to offer guidance on expected results during the period of heightened uncertainty.

(3)   Mr. Mitchell successfully integrated two acquisitions - Cummins Allison Corporation, which closed in December 2019, and the Instrumentation and Sampling business that was acquired from CIRCOR, which closed in January 2020, delivering additional profit and cash flow to Crane’s overall financial results.

(4)   Mr. Mitchell made prudent capital allocation decisions, investing in new product development and other growth initiatives to maintain a solid foundation for continued profitable growth.

(5)   Mr. Mitchell led with integrity and compassion, communicating frequently and effectively to the Company’s workforce during a period marked by fear and uncertainty, and provided extraordinary support and flexibility for associates impacted by the COVID-19 pandemic.

Outcomes for 2019, which shaped the Committee’s compensation decisions in January 2020:

(1)   Mr. Mitchell led the Company to achieve adjusted EPS of $6.02, and record free cash flow of $325 million, despite challenging year-over-year comparisons, coupled with weakness in orders from the U.S. Government in the Crane Currency business, and continued headwinds in the Engineered Materials business;

(2)   Mr. Mitchell materially increased the Company’s M&A capabilities, attempting to acquire a large competitor in the Fluid Handling space, which signaled the Company’s continued confidence in acquiring and successfully integrating businesses that add scale and profitability to the Company’s portfolio;

(3)   In 2019, the Company successfully completed its acquisition of Cummins-Allison Corp., a well-known manufacturer of high-speed coin and banknote counting equipment, which will complement and expand the Company’s high-margin Payment Innovations business;

(4)   The Company also announced its agreement to acquire the Instrumentation and Sampling business from CIRCOR, expanding the Company’s product line in high margin fluid handling diagnostic equipment;

(5)   Mr. Mitchell continued to drive new product development and innovative technology enhancements through a disciplined process across the Company’s businesses;

(6)   Mr. Mitchell continued to maintain a strong balance sheet by driving cost efficiency and increasing productivity while maintaining an appropriate debt to equity ratio; and

(7)   Mr. Mitchell continued to maintain the high ethical standards expected of all the Company’s associates, leading by example and over-communicating his expectation of ethics, integrity and transparency.

54	Crane Co.

Compensation Discussion and Analysis

The Committee took these observations into account, along with the competitive data supplied by FW Cook, in approving Mr. Mitchell’s bonuses for 2019 and 2020 under the Annual Incentive Plan and in determining Mr. Mitchell’s stock-based incentive compensation grants in January 2020 and January 2021. The CEO does not participate in any deliberations regarding his own compensation.

A similar process is followed for each of the Company’s other NEOs except that it is the Chief Executive Officer who reviews the self-assessment by such executive officer and provides the conclusions and findings that help guide the compensation decisions affecting such officer; for the other NEOs, annual incentive compensation, though largely formula-based, is subject to adjustment by the CEO, and subject to review and approval by the Committee, based on assessment of individual performance.

Say-on-Pay Vote in 2020

In accordance with the Dodd-Frank Act and related rules adopted by the Securities and Exchange Commission, we presented a “Say-on-Pay” item to stockholders in 2020, which called for an advisory, non-binding vote regarding the compensation of our named executive officers in 2019 as described in the proxy statement. On this item, over 94% of the votes cast were in favor of the resolution. In light of strong stockholder support, the Committee concluded that no revisions were necessary to our executive officer compensation program in direct response to the vote.

Changes to 2021 Incentive Program Design

On December 8, 2020, the Compensation Committee approved an adjustment to the 2021 composition of long-term incentive compensation for the CEO and other executive officers (including the NEOs), to more closely align with the Company’s Peer Group median compensation design based on data supplied by FW Cook, the Compensation Committee’s independent consultant. For 2021, the CEO’s long-term incentive mix will be comprised of 55% PRSUs, 25% stock options and 20% TRSUs. The other NEO’s and executive officers’ adjusted long-term incentive mix will be comprised of 50% PRSUs, 25% stock options and 25% TRSUs.

Policies and Practices Related to Our Executive Compensation Program

Compensation Risk Assessment

The Committee has established a process for assessing the potential that our compensation plans and practices may encourage our executives to take risks that are reasonably likely to have a material adverse effect on the Company. A senior management team led by the Vice President, People and Performance conducts a review of the operation and effect of our compensation plans and practices which is presented to the Committee for discussion at its February meeting. With the assistance of FW Cook, the Committee concluded that our compensation plans and practices do not encourage excessive or unnecessary risk-taking for the following reasons:

•	Our incentive plans have a mix of performance measures, including Company-wide and business unit financial measures, operational measures, and individual objectives.
•	Our compensation programs contain a balance of annual and long-term incentive opportunities.
•	We cap incentive plan payouts within a reasonable range.
•	The range of payouts from threshold to maximum payout (performance slope) under our annual incentive plan and PRSUs is calibrated for an appropriate risk profile.
•	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders.
•	Our clawback policy provides a means for the Company to recover the value of incentive awards in the event any of our executive officers engage in misconduct resulting in a financial restatement.
•	The mix of PRSUs and stock options in our long-term incentive program provides a blend of relative and absolute performance measures for our senior executives.

2021 Proxy Statement	55

Compensation Discussion and Analysis

Stock Ownership Guidelines

The Company’s stock ownership guidelines for executive officers are expressed as a multiple of base salary:

Executive Level	Minimum Ownership Level
CEO	6 x Base Salary
CFO	5 x Base Salary
Executive Officers-CEO Direct Reports	4 x Base Salary
Other Executive Officers	3 x Base Salary

Shares that count toward the satisfaction of the guidelines are (i) shares owned by the executive, (ii) shares held in the executive’s 401(k) account, and (iii) the after-tax value (65%) of TRSUs held by the executive. Neither unearned or unvested PRSUs nor unexercised stock options count for purposes of the guideline. The policy permits executives to sell up to 50% of the net shares realized upon an option exercise or vesting of RSUs (i.e., the total shares covered by the option exercised or the RSU grant vesting less the number of shares surrendered to pay the exercise price and satisfy tax withholding obligations), while retaining at least 50% of such net shares in order to meet the stock ownership guidelines. Once such guidelines are met, the policy permits executives to sell any shares held above the required ownership guidelines.

As of February 26, 2021, all of the NEOs either held the requisite number of shares or were complying with the above-referenced retention ratio in accordance with the guidelines.

Policies with Respect to Timing of Stock-Based Awards and Exercise Price of Stock Options

Annual grants of stock options and RSUs to executive officers are made at the Committee’s regular January meeting, in order that full-year performance may be considered. The Committee also grants stock options and RSUs at other dates to newly hired or promoted executives. The exercise price of stock options under the Stock Incentive Plan is equal to the fair market value at the date of grant, determined on the basis of the closing price on the date of grant.

Policy with Respect to Hedging and Pledging of Company Stock

Certain forms of hedging or monetization transactions allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, allowing the benefit of continued ownership of the stock without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as the Company’s other shareholders. For this reason, the Board has maintained a longstanding policy prohibiting any director, executive officer, or any other designated employee who qualifies as an insider from (1) entering into any hedging or other transaction to limit the risk of ownership of Company stock or (2) pledging Company stock to secure any loan or advance of credit. During 2020, none of our directors and executive officers engaged in any such transactions.

Clawback Policy

The Company’s Compensation “Clawback” Policy provides a means for the recovery of certain incentive compensation awards if the Company’s financial statements are restated due to fraud or similar misconduct by any executive officers. Under the clawback policy, the Company may recoup from the Chief Executive Officer, the Chief Financial Officer, the General Counsel, Controller, Treasurer and any other executive officers (including the named executive officers), who are determined to have participated in the misconduct: (1) the annual incentive compensation awards and other bonus compensation, and (2) all proceeds from stock option exercises or sales of RSUs within one year after the filing of the financial statement that is later restated. Under this policy, the Committee is authorized by the Board of Directors to pursue a financial recovery against the offending officers when the Board determines that a triggering event has occurred.

56	Crane Co.

Compensation Discussion and Analysis

Impact of Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. In 2017 and prior years, the Committee designed awards under the Annual Incentive Plan, as well as PRSUs and stock options granted under equity incentive plans, that were intended to qualify for this performance-based compensation exception. However, the Tax Cuts and Jobs Act (TCJA), which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018, may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally will not be deductible. While the TCJA will limit the deductibility of compensation paid to the NEOs, the Committee will — consistent with its past practice — design compensation programs that are in the best long-term interests of Crane Co. and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Other Arrangements with Our Named Executive Officers

Change in Control Provisions

Each of the Company’s executive officers has an agreement that, in the event of a change in control of Crane Co., provides for continued employment for a period of three years or until normal retirement following the change in control. Upon termination within such employment period after a change in control, either by the employer without cause or by the executive with “Good Reason” for constructive termination, the executive is entitled to receive a multiple of base salary and average annual bonus payments based on the number of years in the employment period, and certain other benefits. The annual incentive plans, stock options, and RSUs contain similar features which accelerate vesting in the event of termination following a change in control. The change in control agreements do not provide for any tax gross-ups, and instead cap the payments to the employee to the extent that such payments, together with accelerated vesting of stock options and RSUs, would trigger any excise tax under Section 4999 of the Internal Revenue Code resulting from such payments (and if capping the payments provides the employee with a larger after-tax payment).

As set forth below under “Potential Payments upon Termination or Change in Control,” the aggregate payments to the named executive officers under the change in control agreements, including the estimated value of continuation for three years (or until normal retirement age) of the individual’s medical coverage and other benefits, had a change of control taken place on December 31, 2020, and had employment been terminated immediately thereafter, would range from $10,052,119 for Mr. Mitchell to $2,709,990 for Mr. Alcala. The Board of Directors has approved these agreements and other provisions to assure the continuity of management in the event of a change in control and considers these agreements and provisions to be competitive with terms offered by other companies with which we compete for executive talent.

Indemnification Agreements

Crane Co. has entered into indemnification agreements with Mr. Mitchell, each other director, Messrs. Maue, Gallo, D’Iorio, and Alcala, and four other executive officers of Crane Co., the form of which was approved by stockholders at the 1987 annual meeting. The indemnification agreements require Crane Co. to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances of expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent, or fiduciary of Crane Co. or for another entity at the request of Crane Co., and either to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of such insurance.

2021 Proxy Statement	57

Compensation Discussion and Analysis

Use of Company Aircraft

Crane Co. has entered into time share agreements with Messrs. Tullis and Mitchell regarding personal use of the corporate aircraft, including aircraft leased by Crane Co. from a third-party operator. Under the agreements, Crane Co. agrees to lease the aircraft to the executive pursuant to federal aviation regulations and to provide a qualified flight crew, and the executive agrees to pay Crane Co. for each flight. The agreement with Mr. Tullis provides that he pay the aggregate incremental cost of aircraft operation. Such incremental costs include fuel, landing fees, parking fees, temporary hangar charges, flight crew meals and lodging, and, for chartered aircraft, the entire charter fee. The agreement with Mr. Mitchell provides that he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $100,000, and thereafter is required to reimburse the Company for all incremental cost incurred above that amount. During 2020, the aggregate incremental cost to Crane Co. for personal use of the aircraft by Messrs. Tullis and Mitchell, less amounts paid by them under the time share agreements, was $0 and $34,156, respectively.

Management Organization and Compensation Committee Report

The Management Organization and Compensation Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on our review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in Crane Co.’s Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by:

The Management Organization and Compensation
Committee of the Board of Directors of Crane Co.

Donald G. Cook
Ronald C. Lindsay
Ellen McClain
Charles G. McClure, Jr.
Jennifer M. Pollino, Chair
John S. Stroup

58	Crane Co.

2020 EXECUTIVE COMPENSATION TABLES

Annual Compensation of the Named Executive Officers

This discussion should be read together with the 2020 Summary Compensation Table and the 2020 Grants of Plan-Based Awards table below.

Base Salary — The annual base salary of the Chief Executive Officer, Mr. Mitchell, is determined by the Compensation Committee and approved by the Board of Directors. The base salary of each of the other NEOs is recommended by the Chief Executive Officer and approved by the Compensation Committee. Base salary accounted for approximately 22% of the aggregate total compensation of the NEOs. All NEOs took a voluntary temporary reduction in their base salaries from April through December 2020 (20% for the CEO and 10% for all other executive officers), reflecting the impact on the year’s financial performance during the pandemic on both stockholders and other stakeholders, including Crane associates. The amounts included in the Summary Compensation Table under “Base Salary” reflect these voluntary temporary reductions in 2020. See “Base Salary” on page 43 for more details.

Stock Awards (PRSUs and TRSUs) — In January 2020 the Compensation Committee made grants of PRSUs to certain key executives, including the named executive officers. The PRSUs will vest, if at all, at the end of 2022, as determined with reference to the percentile ranking of the TSR of Crane Co. common stock for the period from January 1, 2020, through December 31, 2022, as compared to the TSRs of the other companies in the S&P Midcap 400 Capital Goods Group. The Committee also made grants of TRSUs to certain key executives, including the named executive officers, other than Mr. Mitchell, which will vest ratably on the first, second, third, and fourth anniversaries of the date of grant.

The grants were made pursuant to the 2018 Stock Incentive Plan. See “Potential Payments Upon Termination or Change in Control” on page 68 for a description of treatment of the PRSUs upon termination of employment.

Option Awards — In January 2020, consistent with previous practice, Crane Co. made annual grants of stock options to executives and other key employees including the named executive officers pursuant to the 2018 Stock Incentive Plan. Options become exercisable 25% per year over four years, and expire, unless exercised, 10 years after grant. The exercise price of the options granted on January 27, 2020, was $83.58, which was the fair market value of Crane Co. stock on the date of grant, calculated in accordance with the terms of the 2018 Stock Incentive Plan by taking the closing price on the grant date. See “Potential Payments Upon Termination or Change in Control” on page 68 for a description of treatment of the options upon termination of employment.

Non-Equity Incentive Plan Compensation — In January 2020, the Compensation Committee made target bonus awards pursuant to the Annual Incentive Plan to each of the Company’s executive officers (including the named executive officers). The awards became payable in cash in the first quarter of 2021 to the extent that certain performance targets were met during 2020. The target awards are shown in the 2020 Grants of Plan-Based Awards table beginning on page 62; the amounts shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2020 are the actual amounts paid.

Other Compensation — The amounts appearing in the Summary Compensation Table under the caption “All Other Compensation” are disaggregated in footnote 5 to the table.

2021 Proxy Statement	59

2020 Executive Compensation Tables

2020 Summary Compensation Table

The table below summarizes the compensation for 2020, 2019, and 2018 earned by Crane Co.’s Chief Executive Officer, its Chief Financial Officer, and each of the three other most highly paid executive officers (as determined pursuant to Securities and Exchange Commission rules) who were serving as executive officers on December 31, 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Max H. Mitchell	2020	857,475	3,156,256	1,890,003	156,663	185,206	116,063	6,361,666
President and Chief Executive Officer	2019	1,004,250	3,085,723	1,836,266	837,372	228,861	198,340	7,190,812
	2018	1,002,000	2,644,064	1,480,003	1,212,478	—	192,576	6,531,121
Richard A. Maue	2020	609,551	848,037	420,002	247,200		65,759	2,190,549
Senior Vice President and Chief Financial Officer	2019	622,898	952,205	419,998	333,531	—	68,859	2,397,491
	2018	559,938	820,130	384,993	462,304	—	60,627	2,287,992
Kurt F. Gallo	2020	451,634	459,316	227,507	342,160		42,786	1,523,403
Senior Vice President	2019	457,735	519,608	157,505	114,953	—	48,751	1,298,552
	2018
Anthony M. D’Iorio	2020	416,852	459,316	227,507	158,025	50,818	47,604	1,360,122
Senior Vice President, General Counsel and Secretary	2019	427,692	426,092	210,007	209,152	62,062	49,672	1,384,677
	2018	393,846	372,790	175,000	307,325	—	36,293	1,285,254
Alejandro Alcala(6)	2020	415,684	423,972	209,993	207,700	—	48,610	1,305,959
Senior Vice President
(1)	Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of TRSUs and PRSUs made during 2020, 2019, and 2018. For details of individual grants of TRSUs and PRSUs during 2020 see the Grants of Plan-Based Awards table below. There were no forfeitures of TRSUs by any of the named executive officers during the fiscal year. PRSUs, however, for the three-year period 2018-2020 vested at 0% due to below threshold performance resulting in 0 shares payout for 2020. The assumptions on which these valuations are based are set forth in Note 8 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2021.
(2)	Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of options to purchase Crane Co. stock made during the indicated year. For details of individual grants of stock options during 2020 see the Grants of Plan-Based Awards table below. There were no forfeitures of Crane Co. stock options by any of the named executive officers during the fiscal year. The assumptions on which these valuations are based are set forth in Note 8 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2021.
(3)	Amounts shown in this column for all named executive officers represent amounts determined on the basis of the indicated year’s performance and paid early in the following year under the Annual Incentive Plan. For details of the 2020 grants, including the minimum, target and maximum amounts that were potentially payable, see 2020 Grants of Plan-Based Awards Table below.
(4)	For 2020, 2019, and 2018, the amount shown in this column for Mr. Mitchell, and for 2020, 2019 and 2018 for Mr. D’Iorio is the change in the actuarial present value of the accumulated benefit under all defined benefit plans (which include the Crane Co. Pension Plan for Eligible Employees and the Crane Co. Benefit Equalization Plan) from December 31, 2019, 2018, and 2017 (the pension plan measurement dates used for financial statement reporting purposes with respect to Crane’s audited financial statements for 2019, 2018, and 2017 respectively) to December 31, 2020, 2019, and 2018 (the pension plan measurement dates with respect to Crane’s audited financial statements for 2020, 2019, and 2018 respectively). For additional information regarding these plans, see “Retirement Benefits” on page 66. For 2020 for Messrs. Mitchell and D’Iorio, the changes in the actuarial present value of the accumulated benefit under all defined benefit plans (which include the Crane Co. Pension Plan for Eligible Employees and the Crane Co. Benefit Equalization Plan) were as follows:

		Pension Plan	Benefit
		for Eligible	Equalization
	Year Ended	Employees	Plan
	December 31,	($)	($)
M. H. Mitchell	2020	58,264	126,942
A. M. D’Iorio	2020	50,818	—

60	Crane Co.

2020 Executive Compensation Tables

(5)	Amounts in this column for 2020 include the following:

				Company
				Contribution	Company
	Dividends Paid	Personal Use	Personal Use	to Benefit	Contribution
	on Restricted	of Company	of Company-	Equalization	to 401(k)	Insurance
	Stock/RSUs*	Aircraft**	Provided Car	Plan***	Plan	Premiums	Total****
	($)	($)	($)	($)	($)	($)	($)
M. H. Mitchell	—	34,156	20,353	42,295	17,100	2,159	116,063
R. A. Maue	10,686	—	16,241	19,742	17,100	1,375	65,759
K. F. Gallo	7,361	—	8,868	8,448	17,100	1,009	42,786
A. M. D’Iorio	5,040	—	15,073	10,230	16,338	924	47,604
A. Alcala	4,078	—	13,648	12,869	17,100	915	48,610
*	Dividends are paid on shares of restricted stock and TRSUs at the same rate as on all other shares of Common Stock. Dividends are not accrued or paid on PRSUs until the awards are earned and shares of Common Stock are issued.
**	The method of computing the cost of personal use of the Crane Co. aircraft is described under the caption “Use of Company Aircraft” on page 58.
***	Includes the Company contribution to the defined contribution benefit under the Benefit Equalization Plan; see “Nonqualified Deferred Compensation Benefits” below.
****	Includes amounts reimbursed to Mr. Maue for cybersecurity protection in his home network environment.

(6)	As previously noted, Mr. Alcala was elevated to the position of Senior Vice President with responsibility for the entirety of our Fluid Handling businesses and operations in China, India and the Middle East & Africa shortly after the departure of one of the Company’s Senior Vice Presidents in late first quarter 2020, prior to which he had been President of the Crane ChemPharma & Energy business. The amounts included for 2020 under “Salary” and “Non-Equity Incentive Plan Compensation” reflect the amounts he earned for the full year while in these two respective roles.

2021 Proxy Statement	61

2020 Executive Compensation Tables

2020 Grants of Plan-Based Awards

The following table gives further details of 2020 compensation as disclosed in the “Stock Awards,” “Option Awards” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

In the table below, the rows labeled “Annual Incentive Plan” disclose target bonuses set in February 2020, at which time business performance targets were also fixed. The column headings in relation to the Annual Incentive Plan are as follows:

•	“Threshold” is the amount that would have been payable if actual performance compared to each target was at a predetermined minimum level (for example, if adjusted EPS had been at $5.18, or 80% of the target performance goal), and below which no amount would have been payable;

•	“Target” is the amount that would have been payable if actual performance had been exactly equal to each of the targets (for example, if adjusted EPS had been $6.48); and

•	“Maximum” is the amount that would have been payable if actual performance had been a predetermined percentage above the target (for example, if adjusted EPS per share had been $7.78, or 120% of the target performance goal, or greater).

Note that the amount shown in the Summary Compensation Table for 2020 under the heading “Non-Equity Incentive Plan Compensation” is the cash bonus actually paid, which was determined entirely by the performance of the business as compared to the targets set at the beginning of 2020.

The rows labeled “Performance RSU” disclose the target numbers of shares that may vest at the end of 2022 in respect of grants made in January 2020. Vesting will be based on the TSR of Crane Co. stock relative to the other companies in the S&P Midcap 400 Capital Goods Group over the three-year period 2020 – 2022. The column headings in relation to the Performance RSUs are as follows:

•	“Threshold” is the number of shares that will vest if Crane Co.’s TSR is at the 25th percentile of comparator group performance, and below which no shares will vest;

•	“Target” is the number of shares that will vest if Crane Co.’s TSR is at the 50th percentile (median) of the comparator group; and

•	“Maximum” is the number of shares that will vest if Crane Co.’s TSR is at the 75th percentile of the comparator group or higher (however, if Crane Co.’s TSR is negative, the number of shares will not be higher than 100% of target).

In no event will the aggregate value of the shares earned exceed four times the value of the target number of shares determined at the beginning of the performance period.

The column headed “Grant Date Fair Value” shows the grant date fair value of the Performance RSUs, calculated using a formula based on the probability of various outcomes. This amount also appears in the Summary Compensation Table under the heading “Stock Awards”; see footnote 1 to the 2020 Summary Compensation Table on page 60. The value of the shares that actually vest at the end of 2022, if any, may be higher or lower than the grant date fair value.

62	Crane Co.

2020 Executive Compensation Tables

The rows labeled “Stock Option” disclose the number of shares underlying stock options granted in January 2020, in respect of the executive’s performance during the previous year and as an incentive for performance during future years. The amount under the heading “Grant Date Fair Value,” calculated using the Black-Scholes formula, also appears in the Summary Compensation Table under the heading “Option Awards”; see footnote 2 to the Summary Compensation Table.

									All Other Stock	All other option
			Estimated possible payouts under non-equity			Estimated future payouts under equity			Awards: Number of shares	awards: Number of securities	Exercise or base price	Grant date fair value of stock
	Type of	Grant	incentive plan awards(2) ($)			incentive plan awards(3) (#)			of stock or units	underlying options	of option awards	and option awards
Name	Award	Date(1)	Threshold	Target	Max.	Threshold	Target	Max.	(#)	(#)	($/sh)(4)	($)(5)
M. H. Mitchell	AIP	1/27/20	—	1,205,100	2,410,200
	PRSU	1/27/20				8,480	33,920	67,840				3,156,256
	Options	1/27/20								118,273	83.58	1,890,003
R. A. Maue	AIP	1/27/20	—	494,400	988,800
	PRSU	1/27/20				1,795	7,179	14,358				668,006
	TRSU	1/27/20							2,154			180,031
	Options	1/27/20								26,283	83.58	420,002
K. F. Gallo	AIP	1/27/20	—	342,160	684,320
	PRSU	1/27/20				972	3,888	7,776				361,778
	TRSU	1/27/20							1,167			97,538
	Options	1/27/20								14,237	83.58	227,507
A. M. D’Iorio	AIP	1/27/20	—	316,050	632,100
	PRSU	1/27/20				972	3,888	7,776				361,778
	TRSU	1/27/20							1,167			97,538
	Options	1/27/20								14,237	83.58	227,507
A. Alcala	AIP	1/27/20	—	315,400	630,800
	PRSU	1/27/20				897	3,589	7,178				333,956
	TRSU	1/27/20							1,077			90,016
	Options	1/27/20								13,141	83.58	209,993

(1)	All grants of PRSUs, TRSUs and stock options were effective as of the date on which the Compensation Committee voted to approve them.

(2)	On January 25, 2021, the Committee approved bonus payouts for 2020 at 50% of target for the corporate NEOs other than the CEO, 100% of target for Mr. Gallo , and 65.9% of target for Mr. Alcala, based on 2020 results as adjusted for certain Special Items and COVID-19 considerations. See the Compensation Discussion and Analysis under “Elements of Compensation – Annual Incentive Compensation – Named Executive Officers’ Bonuses for 2020” above. Those amounts were paid in February 2021 and are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2020.

(3)	Amounts shown are the estimated number of shares that will vest in respect of grants of PRSUs made on January 27, 2020, under the 2018 Stock Incentive Plan. The actual number of shares that will vest will be determined at year-end 2022 with reference to the ranking of Crane Co.’s TSR among the TSR of the other companies in the S&P Midcap 400 Capital Goods Group over the period from January 1, 2021, through December 31, 2022. See “Elements of Compensation and 2020 Decisions – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis beginning on page 35.

(4)	The exercise price of options is the fair market value of Crane Co. stock on the date of grant, determined in accordance with the terms of the 2018 Stock Incentive Plan as the closing market price on the date of grant.

(5)	The grant date fair values of PRSUs, TRSUs, and stock options are as follows, calculated in each case in accordance with FASB ASC Topic 718:

	Value
Type of Equity Award	($)	Method of Valuation
PRSUs	93.05	Monte Carlo pricing model
TRSUs (1/27/2020)	83.58	Closing trading price on grant date
Stock Options	15.98	Black-Scholes pricing model

2021 Proxy Statement	63

2020 Executive Compensation Tables

2020 Option Exercises and Stock Vested

The following table provides information on all exercises of stock options, and all vestings of RSUs, for each of the named executive officers during 2020.

The value realized on exercise of options is computed by multiplying the number of shares acquired upon exercise by the difference between the market price of the shares on the applicable exercise date (calculated as the closing price on that date, or, if the shares received were concurrently sold, as the price actually obtained), and the exercise price of the options. The value realized on vesting of TRSUs and PRSUs is computed by multiplying the number of shares by the closing price on the applicable vesting date.

	Option Awards		Stock Awards
	Number		Number of
	of Shares	Value	Shares/Units	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
M. H. Mitchell	0	0	17,471	1,460,226
R. A. Maue	0	0	6,418	530,447
K. F. Gallo	0	0	3,157	245,388
A. M. D’Iorio	0	0	1,474	126,025
A. Alcala	0	0	2,754	231,905

64	Crane Co.

2020 Executive Compensation Tables

2020 Outstanding Equity Awards at Fiscal Year-End

The following table shows for each named executive officer, as of December 31, 2020: (i) under the heading “Option Awards,” the number of unexercised options, whether exercisable or unexercisable, with the exercise price and expiration date of each grant; (ii) in the first and second columns under the heading “Stock Awards,” the number and market value of unvested shares of restricted stock, unvested TRSUs and unvested retirement shares; and (iii) in the third and fourth columns under the heading “Stock Awards,” the number and market value of unearned PRSUs. No such awards have been transferred by any of the named executive officers.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
							Market	Plan Awards:	Market or
							Value of	Number of	Payout Value
						Number of	Shares or	Unearned	of Unearned
	Number of	Number of				Shares or	Units of	Shares, Units	Shares, Units
	Securities	Securities				Units of	Stock	or Other	or Other
	Underlying	Underlying		Option		Stock That	That	Rights That	Rights That
	Unexercised	Unexercised		Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	Options (#)		Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable(1)		($)	Date	(#)(2)	($)(3)	(#)(4)	($)(3)
M. H. Mitchell	92,283	—		64.78	1/27/2024			17,181	1,334,276
	135,903	—		58.47	1/26/2025
	217,791	—		43.57	1/25/2026
	87,827	29,276	(5)	73.90	1/30/2027
	41,596	41,597	(6)	93.40	1/29/2028
	29,073	87,220	(7)	79.14	1/28/2029
	—	118,273	(8)	83.58	1/27/2030
R. A. Maue	18,099	—		64.78	1/27/2024	6,139	476,755	3,690	286,585
	28,398	—		58.47	1/26/2025
	48,313	—		43.57	1/25/2026
	20,223	6,742	(5)	73.90	1/30/2027
	10,820	10,821	(6)	93.40	1/29/2028
	6,649	19,950	(7)	79.14	1/28/2029
	—	26,283	(8)	83.58	1/27/2030
K. F. Gallo	14,909	—		58.47	1/26/2025	4,132	320,891	1,683	130,682
	22,546	—		43.57	1/25/2026
	8,493	2,832	(5)	73.90	1/30/2027
	4,131	4,132	(6)	93.40	1/29/2028
	2,493	7,482	(7)	79.14	1/28/2029
	—	14,237	(8)	83.58	1/27/2030
A. M. D’Iorio	6,205	—		64.78	1/27/2024	2,930	227,544	1,920	149,088
	5,680	—		58.47	1/26/2025
	8,589	—		43.57	1/25/2026
	5,778	1,926	(5)	73.90	1/30/2027
	4,918	4,919	(6)	93.40	1/29/2028
	3,325	9,975	(7)	79.14	1/28/2029
	—	14,237	(8)	83.58	1/27/2030
A. Alcala	10,740	—		64.78	1/27/2024	2,371	184,132	1,687	131,012
	14,909	—		58.47	1/26/2025
	24,156	—		43.57	1/25/2026
	9,100	3,034	(5)	73.90	1/30/2027
	4,328	4,329	(6)	93.40	1/29/2028
	2,770	8,313	(7)	79.14	1/28/2029
	—	13,141	(8)	83.58	1/27/2030

2021 Proxy Statement	65

2020 Executive Compensation Tables

(1)	Options vest on the dates indicated in the corresponding footnote; options also vest (or continue to vest per schedule in case of retirement for certain awards) upon death, disability, retirement, or termination after a change in control. Retirement for this purpose generally means termination of employment after age 65.

(2)	Figures in this column include time-based RSUs which will vest according to the following schedule:

Vesting Date	Mitchell	Maue	Gallo	D’Iorio	Alcala
January 27, 2021	—	538	291	291	269
January 28, 2021	—	569	213	284	237
January 29, 2021	—	442	169	201	177
January 30, 2021	—	508	214	508	229
March 29, 2021	—	296	591	—	—
January 27, 2022	—	539	292	292	269
January 28, 2022	—	568	213	284	237
January 29, 2022	—	442	169	201	177
March 29, 2022	—	295	591	—	—
January 27, 2023	—	538	292	292	269
January 28, 2023	—	569	214	285	237
March 29, 2023	—	296	591	—	—
January 27, 2024	—	539	292	292	270

For all grants, vesting also occurs (or continues to occur per schedule in case of retirement for certain awards) upon death, disability, or retirement, or upon a change in control. Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least 10 years of service.

(3)	Computed using a price of $77.66 per share, which was the closing market price of Crane Co. stock on the last trading day of 2020.

(4)	The PRSUs granted in 2019 and 2020 will vest, if at all, on December 31, 2021, and December 31, 2022, respectively, as determined with reference to the percentile ranking of the total stockholder return (share price appreciation plus reinvested dividends), or TSR, of Crane Co. common stock for the three-year period ending on that date, as compared to the TSRs of the other companies in the S&P Midcap 400 Capital Goods Group. Pursuant to Securities and Exchange Commission rules, the hypothetical amounts shown in the table include the PRSUs granted in 2019 at threshold level (25%), and the PRSUs granted in 2020 at threshold level (25%), based on Crane Co.’s TSR performance as of December 31, 2020. There can be no assurance, however, that the Company’s TSR for a full vesting period will be sufficient for the PRSUs to vest, if at all, at any particular level. The PRSUs granted in 2018 became vested in early 2021, after performance results through December 31, 2020, were certified, at 0% of target, and are reflected in the table at that level. See “Elements of Compensation—Long-Term Equity Incentive Compensation” on page 48.

(5)	This option grant will be 100% vested on January 30, 2021.

(6)	This option grant will be 75% vested on January 29, 2021, and 100% on January 29, 2022.

(7)	This option grant will be 50% vested on January 28, 2021; 75% on January 28, 2022; and 100% on January 28, 2023.

(8)	This option grant will be 25% vested on January 27, 2021; 50% on January 27, 2022; 75% on January 27, 2023; and 100% on January 27, 2024.

Retirement Benefits

Employees Hired Prior to 2006 (defined benefit) — All employees of Crane Co. hired before January 1, 2006, including Messrs. Mitchell and D’Iorio, have accrued retirement benefits under the Company’s defined benefit pension plan, which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. For all eligible salaried employees, including all of the executive officers, Crane Co. provides a retirement benefit equal to three percent of covered compensation, subject to Internal Revenue Code limits as described below, which amount is invested in the Crane Co. Savings and Investment Plan (401(k) plan), a defined contribution retirement plan, at the direction of the employee.

Effective January 1, 2013, all executive officers and other employees who were participants in the pension plan receive annual pension benefits payable under the pension plan equal to 1-2/3% per year of service of the participant’s average annual compensation during the five highest compensated consecutive years (prior to 2013) of the 10 years of service immediately preceding retirement less 1-2/3% per year of service of the participant’s Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit. Compensation for purposes of the pension plan is defined as total W-2 compensation plus employee contributions made under salary reduction plans less: (i) reimbursements or

66	Crane Co.

2020 Executive Compensation Tables

other expense allowances; (ii) cash and noncash fringe benefits (including automobile allowances); (iii) moving expenses (including “home allowances”); (iv) deferred compensation; (v) welfare benefits; (vi) severance pay; (vii) amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of stock acquired under a qualified stock option; and (viii) amounts realized when restricted stock (or property) held by the employee is recognized in the employee’s taxable income under Section 83 of the Internal Revenue Code. However, the tax code limits the total compensation taken into account for any participant under the pension plan. That limit was $285,000 for 2020 and is subject to adjustment in future years.

Benefit Equalization Plan — The NEOs also participate in the Benefit Equalization Plan, a non-qualified, non-elective deferred compensation plan. Under the Benefit Equalization Plan, participating executives receive a benefit intended to restore retirement benefits under the Company’s regular pension plan that are limited by the Internal Revenue Code cap on the amount of compensation that can be considered in determining benefits under tax-qualified pension plans. There is no supplemental benefit based on deemed service or enhanced compensation formulas. Benefits accrued under this plan are not funded or set aside in any manner. The NEOs with defined benefit accounts in this plan are Mr. Mitchell. This plan was also frozen as to defined benefit accruals effective December 31, 2012. Effective January 1, 2014, the Benefit Equalization Plan was amended to cover participants’ benefits under the defined contribution retirement plan referenced above, and the Committee extended the participation in this plan to 21 senior leadership executives, including all of the NEOs.

See “Nonqualified Deferred Compensation Benefits” below, regarding certain employer contributions to the Benefit Equalization Plan for the year 2014 and after.

The table below sets forth the number of years of credited service and the present value at December 31, 2020, of the accumulated benefit under the pension plan and the Benefit Equalization Plan for each of the named executive officers covered by those plans.

			Present Value of
		Number of Years	Accumulated	Payments During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
M. H. Mitchell	Crane Co. Pension Plan for Eligible Employees	9	414,604	—
	Crane Co. Benefit Equalization Plan	5	985,097	—
A. M. D’Iorio	Crane Co. Pension Plan for Eligible Employees	8	356,910	—

(1)	The actuarial present value of each participant’s accumulated pension benefit is determined using the same assumptions and pension plan measurement date used for financial statement reporting purposes. The actual retirement benefit at normal retirement date payable under the pension plan for eligible employees is subject to an additional limit under the tax code which, for 2020, does not permit annual retirement benefit payments to exceed the lesser of $225,000 or the participant’s average compensation for the participant’s three consecutive calendar years of highest compensation, subject to adjustment for future years. The dollar limit is subject to further reduction to the extent that a participant has fewer than 10 years of service with Crane Co. or 10 years of participation in the defined benefit plan.

Nonqualified Deferred Compensation Benefits

The Benefit Equalization Plan was amended effective January 1, 2014, to add a defined contribution component that restores the tax-limited portion of the non-matching company contribution under the Company’s 401(k) plan. That benefit is currently three percent of a participant’s annual salary plus bonus in excess of the Internal Revenue Code compensation limit that applies under the 401(k) plan. Contributions earn interest during a plan year at a rate equal to the average 10-year Treasury Constant Maturities for the month of December immediately preceding such plan year. The contributions become vested based on the participant’s years of service at the rate of 20% per year over five years. Vested contributions, as adjusted for interest, are payable in a lump sum cash payment six months after termination of employment.

The following table shows information about the participation by each named executive officer in the Benefit Equalization Plan with respect to this employer contribution. The named executive officers do not participate in any other defined contribution nonqualified deferred compensation plans.

2021 Proxy Statement	67

2020 Executive Compensation Tables

2020 Nonqualified Deferred Compensation

					Aggregate
	Executive	Employer	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings in	Withdrawals/	December 31,
	in 2020	in 2020(1)	2020	Distributions	2020
Name	($)	($)	($)	($)	($)
M. H. Mitchell	—	42,295	5,858	—	363,110
R. A. Maue	—	19,742	2,523	—	157,915
K. F. Gallo	—	8,448	1,980	—	116,859
A. M. D’Iorio	—	10,230	414	—	32,897
A. Alcala	—	12,869	1,039	—	69,757

(1)	Amounts in this column are included in “All Other Compensation” in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

The named executive officers would have received certain payments or other benefits in the following circumstances, assuming that each had taken place on December 31, 2020:

•	the executive resigns voluntarily;

•	the executive is involuntarily terminated, either directly or constructively;

•	the executive retires;

•	the executive dies or becomes permanently disabled while employed; or

•	a change in control of Crane Co. takes place and the executive is terminated under certain circumstances within up to three years.

Such payments or other benefits would be due to the named executive officers under the following plans and agreements:

Severance Pay

Our stated severance policy is to pay salaried employees one week per year of service upon termination of employment by Crane Co. for the convenience of Crane Co.; however, our prevailing practice on severance in the case of executive officers is to pay the executive an amount equal to one year’s base salary, either in a lump sum or by continuation of biweekly payroll distributions, at the election of the executive, with medical, dental, and other welfare benefits and retirement benefits continuing during such period. Under this practice, if each of the named executive officers had been terminated by Crane Co. for the convenience of Crane Co. as of December 31, 2020, the severance to which they would have been entitled (including the estimated value of continuation of welfare benefits) would have been as follows:

M. H. Mitchell	$1,027,730
R. A. Maue	$681,896
K. F. Gallo	$505,771
A. M. D’Iorio	$452,424
A. Alcala	$468,309

68	Crane Co.

2020 Executive Compensation Tables

Stock Options

Voluntary Resignation	Unvested options cancelled; vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally ranging from 90 days to the full option term (depending on the reason for termination and the year of grant)
Involuntary Termination	Unvested options cancelled; vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally ranging from 90 days to the full option term (depending on the reason for termination and the year of grant)
Retirement	Options continue to become vested and exercisable in accordance with the regular schedule, subject to compliance with a covenant not to compete with the Company
Death or Permanent Disability While Employed	Unvested options become immediately exercisable
Change in Control	No change
Termination After Change in Control	Vesting is accelerated only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control

If the then unvested stock options of each of the named executive officers had become exercisable as of December 31, 2020, and assuming the value of Crane Co. stock to be $77.66 per share, the closing price on the last trading day of 2020, the aggregate value to each of the named executive officers of exercising the unvested options on that date would have been as follows:

M. H. Mitchell	$110,078
R. A. Maue	$25,350
K. F. Gallo	$10,648
A. M. D’Iorio	$7,242
A. Alcala	$11,408

Restricted Share Units and Performance Restricted Share Units

Voluntary Resignation	Forfeited
Involuntary Termination	Forfeited
Retirement(1)	Continue to vest in accordance with the regular schedule, subject to compliance with a covenant not to compete with the Company
Death or Permanent Disability While Employed	Immediate vesting(2)
Change in Control	No change
Termination After Change in Control	Accelerated vesting only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control(3)

(1)	Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least 10 years of service. Vesting of PRSUs is not determined until after the applicable performance period based on the actual performance results. Amounts in the table immediately below assume 0% for each of the 2018, 2019, and 2020 grants (based on performance through the end of the last fiscal year).

(2)	Vesting of PRSUs is not determined until after the applicable performance period based on the actual performance results. Amounts in the table immediately below assume 0% for each of the 2018, 2019, and 2020 grants (based on performance through the end of the last fiscal year).

(3)	For PRSUs vesting in connection with a change in control, the number of shares vesting is generally based on performance results determined through the date immediately before the change in control, except that if the change in control occurs during the first half of the performance period, the number of PRSUs vesting is based on target performance. Amounts in the table immediately below assume 0% for each of the 2018 and 2019 grants (based on performance through the end of the last fiscal year), and target for the 2020 grant.

2021 Proxy Statement	69

2020 Executive Compensation Tables

If the then unvested RSUs (including PRSUs) owned by each of the named executive officers had become vested as of December 31, 2020, and assuming the value of Crane Co. stock to be $77.66 per share, the closing price on the last trading day of 2020, the aggregate value to each of the named executive officers would have been as follows:

	Retirement,	Change in Control/
	Death or Disability	Termination
	($)	($)
M. H. Mitchell	0	2,634,227
R. A. Maue	476,755	1,034,276
K. F. Gallo	320,891	622,833
A. M. D’Iorio	227,544	529,486
A. Alcala	184,132	462,854

Benefit Equalization Plan

Each of the named executive officers participates in the Benefit Equalization Plan described under the caption “Retirement Benefits” on page 66. Assuming their separation from service as of December 31, 2020, they would have become entitled to the following benefits under the defined benefit and defined contribution portions of the Benefit Equalization Plan, respectively. In the event of a participant’s death, one-half of the benefit would be payable to the participant’s beneficiary.

	Defined Benefit	Defined Contribution
	($)	($)
M. H. Mitchell	985,097	363,110
R. A. Maue		157,915
K. F. Gallo		116,859
A. M. D’Iorio		32,897
A. Alcala		69,757

Change in Control Agreements

Each of the named executive officers has an agreement that, in the event of a change in control of Crane Co., provides for the continuation of the employee’s then current base salary, bonus plan, and benefits for the three-year period following the change in control. The agreements are for a three-year period, but are automatically extended annually by an additional year unless Crane Co. gives notice that the period shall not be extended.

Upon termination within three years after a change in control, by Crane Co. without “Cause” or by the employee with “Good Reason” (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the greater of the last year’s bonus or the average bonus paid in the three prior years, plus three times the sum of his or her annual salary and the greater of the last year’s bonus or the average of the previous three years’ bonuses. All accrued deferred compensation and vacation pay, employee benefits, medical coverage, and other benefits also continue for three years (or until normal retirement) after termination.

“Cause” under the change in control agreements generally includes, among other things, personal dishonesty or certain breaches of fiduciary duty; repeated, willful, and deliberate failure to perform the executive’s specified duties; the commission of a criminal act related to the performance of duties; distributing proprietary confidential information about the Company; habitual intoxication by alcohol or other drugs during work hours; or conviction of a felony.

“Good Reason” under the change in control agreements includes, among other things, any action by Crane Co. that results in a diminution in the position, authority, duties, or responsibilities of the employee.

70	Crane Co.

2020 Executive Compensation Tables

If a change in control had taken place on December 31, 2020, and employment had terminated immediately thereafter, each of the named executive officers would have become entitled to the following benefits under this provision:

		Estimated value of continuation
		for three years (or until normal
	Cash	retirement) of medical coverage
	Payment	and other benefits
	($)	($)
M. H. Mitchell	7,237,374	70,440
R. A. Maue	3,601,933	68,088
K. F. Gallo	2,835,040	50,912
A. M. D’Iorio	2,256,469	2,771
A. Alcala	2,182,516	53,212

Aggregate Benefit Amounts

The table below reflects the estimated aggregate compensation that each of the named executive officers would receive in the event of his voluntary resignation, involuntary termination, normal retirement at age 65, death or disability, change in control, and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2020, and include amounts earned through that date. They are therefore not equivalent to the amount that would be paid out to the executive upon termination at another time.

	Voluntary	Involuntary		Death or	Change	Change in Control
	Resignation	Termination	Retirement	Disability	in Control	and Termination
Name	($)	($)	($)	($)	($)	($)
M. H. Mitchell	—	1,027,730	110,078	110,078	—	10,052,119
R. A. Maue	—	681,896	502,105	502,105	—	4,729,647
K. F. Gallo	—	505,771	331,539	331,539	—	3,519,433
A. M. D’Iorio	—	452,424	234,786	234,786	—	2,795,968
A. Alcala	—	468,309	195,540	195,540	—	2,709,990

Pay Ratio

As of December 31, 2020, Crane Co. had 10,749 employees located in 32 countries around the world (excluding contract workers), of whom 5,720 were located in the United States. For the calendar year 2020, the estimated median of the annual total compensation of all those employees worldwide (excluding our CEO) was $67,107 and the estimated median of the annual total compensation of all those employees located in the United States (excluding our CEO) was $71,033. The total compensation of our CEO, Max Mitchell, in 2020 was $6,361,666 (see “2020 Summary Compensation Table” beginning on page 60), which was 95 times the compensation of the median employee worldwide, and 90 times the compensation of the median employee in the United States. Pursuant to SEC rules, we identified new median employees (worldwide and United States) for 2020, to include the 1,150 employees acquired as a result of Crane Payment Innovations’ acquisition of the Cummins-Allison Corp. on December 31, 2019 (which were excluded for purposes of calculating pay ratio for year-end 2019 as permitted by the SEC rules).

The following briefly describes the process we used to identify our median employees for 2020, based on our employee population as of December 31, 2020:

•	We used a statistical sampling technique to identify each median employee, randomly selecting 263 of our worldwide employees and 257 of our United States employees. We then identified the individual in each of the two samples who received the median compensation, using for this purpose salary (including base wages), bonus and overtime actually paid during 2020. We then determined the 2020 annual total compensation of those two employees as shown above on the same basis as used for the CEO in the Summary Compensation Table.

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2020 Executive Compensation Tables

•	In accordance with SEC rules, our sampling of the worldwide group excluded all employees located in 19 countries who together comprise fewer than 5% of all Crane Co. employees. We excluded employee populations in the following countries, each of which has no more than 25 employees: Austria, Belgium, Brazil, Greece, Hong Kong, Ireland, Italy, Korea, Malaysia, Russia, Singapore, South Africa, and Spain; in Australia, France, Switzerland, the Netherlands, the United Arab Emirates and Ukraine, each with more than 30 but fewer than 60 employees. After excluding employees in these countries, our pay ratio calculation included 10,383 of our total 10,749 employees for 2020.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to use a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

Equity Compensation Plan Table

Number of
	Number of securities		securities
	to be issued	Weighted average	remaining available
	upon exercise of	exercise price	for future issuance
	outstanding options,	of outstanding	under equity
	warrants and rights	options	compensation plans
As of December 31, 2020:	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2013 Stock Incentive Plan (and predecessor plans)	—	—	—
2018 Stock Incentive Plan	3,662,131	$68.88	4,184,576
Equity compensation plans not approved by security holders	—		—
Total	3,662,131	—	4,184,576

Includes 317,655 restricted share units (“RSUs”), 122,340 deferred stock units (“DSUs”) and 371,614 performance-based restricted share units (“PRSUs”), assuming the maximum potential payout percentage. Actual numbers of shares may vary, depending on actual performance. If the PRSUs included in this total vest at the target performance level as opposed to the maximum level, the aggregate awards outstanding would be 3,476,324. Column (b) does not take RSUs, PRSUs or DSUs into account because they do not have an exercise price.

72	Crane Co.

ITEM 4: PROPOSAL TO APPROVE THE 2018 AMENDED & RESTATED STOCK INCENTIVE PLAN

PROPOSAL 4 The Board recommends voting FOR the 2018 Amended & Restated Stock Incentive Plan

Introduction

The Company’s current stock incentive plan, the 2018 Stock Incentive Plan (the “2018 Plan”), was initially approved by Crane Co.’s stockholders on April 23, 2018 (after which no further awards were to be made under the predecessor plan). Following discussions with FW Cook, the Management Organization and Compensation Committee recommended to the Board that it approve an amendment and restatement to the 2018 Plan (the “2018 Amended & Restated Plan”), and submit such plan to stockholders for their approval at the Company’s 2021 Annual Meeting. On February 22, 2021, the Board approved, subject to stockholder approval, the 2018 Amended & Restated Plan.

The 2018 Plan originally authorized the issuance of 6,500,000 shares of stock pursuant to awards under the plan. As of January 31, 2021, there were approximately 2,952,911 shares available for future grants under the 2018 Plan. The Company is seeking stockholder approval of the 2018 Amended & Restated Plan, which increases the share pool by approximately 1,757,089 shares, by authorizing the issuance of up to 4,710,000 shares of Crane Co. stock from and after February 1, 2021, plus any shares added to the share pool as a result of the expiration, forfeiture or termination of certain outstanding awards in accordance with the formulas described below. The Company is also seeking stockholder approval of the 2018 Amended & Restated Plan to extend its termination date from April 23, 2028 to April 26, 2031.

As discussed in the Compensation Discussion and Analysis above, Crane Co.’s stock incentive program is used to provide long-term incentive compensation and to retain highly regarded employees and non-employee directors. The Board of Directors believes that Crane Co.’s stock incentive program is an integral part of our approach to long-term incentive compensation, focused on stockholder return, and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The Board believes that grants of equity-based compensation to key executives are a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of Crane Co. and in establishing a direct link between the financial interests of such individuals and of our stockholders. The Company is seeking stockholder approval of the 2018 Amended & Restated Plan so that the Company may continue to grant awards of equity-based compensation to its employees and non-employee directors.

Principal Provisions of Crane Co. 2018 Amended & Restated Stock Incentive Plan

The principal features of the 2018 Amended & Restated Plan are summarized below. The following summary of the 2018 Amended & Restated Plan does not purport to be a complete description of all of the provisions of the 2018 Amended & Restated Plan. This summary of the terms of the 2018 Amended & Restated Plan is qualified in its entirety by reference to the text of the plan, a copy of which appears as Appendix A to this Proxy Statement. Except as noted below, the terms of the 2018 Amended & Restated Plan are substantially similar to the terms of the 2018 Plan, as originally approved by our stockholders.

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Item 4: Proposal to Approve the 2018 Amended & Restated Stock Incentive Plan

Key Features of the 2018 Amended & Restated Plan

Consistent with the 2018 Plan, the following features of the 2018 Amended & Restated Plan will protect the interests of our stockholders:

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SARs, is ten years.

•	No repricing or grant of discounted stock options or stock appreciation rights. The 2018 Amended & Restated Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The 2018 Amended & Restated Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•	No single-trigger acceleration. Under the 2018 Amended & Restated Plan we do not automatically accelerate vesting of awards in connection with a change in control of the Company.

•	Dividends. We do not pay dividends or dividend equivalents on stock options, stock appreciation rights or unearned performance awards.

•	Clawback. Awards granted under the 2018 Amended & Restated Plan are subject to the company’s compensation clawback policy.

•	Director Limits. The 2018 Amended & Restated Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

Administration

The 2018 Amended & Restated Plan is administered by the Management Organization and Compensation Committee, or such other committee composed of at least three members of the Board as may be designated by the Board from time to time. Awards available for granting under the 2018 Amended & Restated Plan are as described in the section below titled “Types of Awards.” All awards granted under the 2018 Amended & Restated Plan will be evidenced by agreements in a form designated by the Management Organization and Compensation Committee, and subject to the terms and conditions of the 2018 Amended & Restated Plan.

Eligibility

Participants in the 2018 Amended & Restated Plan are non-employee directors of the Company, and such key employees of Crane Co. and its subsidiaries as the Management Organization and Compensation Committee may designate. As of February 26, 2021, approximately 400 individuals were eligible to receive awards under the 2018 Amended & Restated Plan, including 9 executive officers, 9 non-employee directors, 387 employees and 0 consultants. The Board believes that providing awards under a stock incentive program to these individuals helps retain employees and non-employee directors, focuses employees on stockholder return, and aligns stockholder and employee interests.

Shares Available

As described in the Introduction, subject to stockholder approval, 4,710,000 shares would be reserved for issuance and available for awards under the 2018 Amended & Restated Plan from and after February 1, 2021. The following share counting rules apply under the 2018 Amended & Restated Plan:

•	Awards of options and stock appreciation rights are deducted from the share pool on a one-to-one basis. Full value awards (generally, restricted shares, restricted share units and other stock-based awards) granted from and after February 1, 2021 are deducted from the share pool on a 2.42-1 basis (e.g. 2.42 shares are deducted for every one share underlying such award). Prior to February 1, 2021, under the 2018 Plan, full value awards were deducted from the share pool on a 3.85-1 basis (i.e. 3.85 shares were deducted for every one share underlying such award).

74	Crane Co.

Item 4: Proposal to Approve the 2018 Amended & Restated Stock Incentive Plan

•	If an outstanding award granted under the 2018 Amended & Restated Plan, 2018 Plan or certain other predecessor plans expires, or is terminated, surrendered or forfeited, in whole or in part, the underlying stock of that award (or portion thereof) will be added to the share pool as follows: (i) on a one-to-one basis for each share underlying an option or stock appreciation rights, (ii) one share for every 2.42 shares underlying a full value award granted on or after February 1, 2021, and (iii) one share for every 3.85 shares underlying a full value award granted prior to February 1, 2021 ((ii) and (iii) together, the “full value award debiting rate”).

•	Awards under the 2018 Amended & Restated Plan settled in cash do not count against the pool.

•	The full number of shares covered by options and share-settled stock appreciation rights count against the share pool, even if fewer shares are actually delivered upon exercise (e.g., due to the “net” exercise of an option). This means that any shares tendered or surrendered to cover the exercise price of an option are not added back to the share pool.

•	Shares tendered or surrendered to cover taxes in connection with the exercise of an option or stock appreciation right are not added back to the share pool.

•	Shares tendered or surrendered to cover taxes in connection with a full value award under the 2018 Amended & Restated Plan are added back to the share pool in accordance with the applicable full value award debiting rate.

•	The 2018 Amended & Restated Plan also permits certain substitute awards granted in assumption of or in substitution for awards of an acquired company. Substitute awards do not count against the share pool.

Shares to be issued or purchased under the 2018 Amended & Restated Plan will be authorized but unissued shares of Crane Co. common stock or shares of common stock reacquired by Crane Co., including shares purchased in the open market. Shares of Common Stock purchased on the open market with stock option exercise proceeds are not added back to the shares available for grant under the 2018 Amended & Restated Plan. No awards may be granted under the 2018 Amended & Restated Plan during any one calendar year to a non-employee director that exceed, together with any cash compensation received for such service, (i) $750,000 for a non-employee director not serving as the Chairman, and (ii) $1,000,000 for a non-employee director serving as the Chairman, in either case based on the grant date fair value for accounting purposes in the case of stock options or SARs and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. The 2018 Amended & Restated Plan permits disinterested members of the Board to make individual exceptions to this limit in extraordinary circumstances.

Types of Awards

The 2018 Amended & Restated Plan provides for the grant of stock options, stock appreciation rights, restricted shares and restricted share units, deferred stock units, and other stock-based awards.

Stock Options

Employees receiving options (“optionees”) have the right to purchase a specified number of shares of stock at a specified exercise price, subject to the terms and conditions established by the Management Organization and Compensation Committee and specified in an agreement memorializing the grant. All options must be granted at an exercise price that is at least equal to 100% of the fair market value of Crane Co. common stock on the date of grant. Fair market value on a given day is defined as the closing market price on that day. The Management Organization and Compensation Committee may grant incentive stock options, non-qualified stock options or a combination of incentive and non-qualified stock options, except that incentive stock options may only be granted to employees. From and after February 1, 2021, no more than an aggregate of 4,710,000 incentive stock options may be granted under the 2018 Amended & Restated Plan. No participant may be granted incentive stock options that would result in shares with an aggregate value (measured on the date of grant) of more than $100,000 first becoming exercisable in any one calendar year. Stock options must be exercised within a period fixed by the Management Organization and Compensation Committee that may not exceed ten years from the date of grant. The optionee must pay the exercise price for shares to be purchased in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Crane Co. common stock. Upon approval, options may be exercised in the form of a “cashless exercise” through a broker based on the broker’s agreement to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any, or through such other means as the Management Organization and Compensation Committee may authorize.

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Item 4: Proposal to Approve the 2018 Amended & Restated Stock Incentive Plan

Stock Appreciation Rights

An award of stock appreciation rights entitles the employee to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the award, multiplied by (ii) the number of shares of common stock with respect to which the award is exercised. All stock appreciation rights must be granted at an exercise price that is at least equal to 100% of the fair market value of Crane Co. common stock on the date of grant. All of the other terms and conditions of the stock appreciation right are established by the Management Organization and Compensation Committee and specified in an agreement memorializing the grant. Stock appreciation rights must be exercised within a period fixed by the Management Organization and Compensation Committee that may not exceed ten years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of Crane Co. common stock or a combination of cash and common stock.

Restricted Shares and Restricted Share Units

Restricted share awards entitle recipients to acquire shares of Crane Co. common stock, and restricted share unit awards entitle recipients to receive a notional account settled as described below, subject to forfeiture (and, in the case of performance awards, to increase or decrease) in the event that the conditions specified in the applicable award agreement are not satisfied prior to the end of the applicable restriction period established for the award. Each restricted share or restricted share unit award will be granted pursuant to an agreement that will specify the terms pursuant to which Crane Co.’s right of forfeiture will lapse and such other provisions as the Management Organization and Compensation Committee may establish not inconsistent with the 2018 Amended & Restated Plan. These terms may be based on performance standards, periods of service, the recipient’s retention of ownership of specified shares of Crane Co. common stock, or other criteria, as the Management Organization and Compensation Committee may establish. Restricted share units will, in general, be settled either in the form of a cash payment or in shares of Crane Co. common stock. Awards of restricted shares or restricted share units under the 2018 Amended & Restated Plan may be granted, vested or otherwise conditioned on one or more performance conditions. The Management Organization and Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate, which may include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): (i) net sales; sales of a particular product or line of products; (ii) gross profit; ratio of gross profit to sales; (iii) operating profit; ratio of operating profit to sales (in each case before or after taxes and before or after allocation of corporate overhead and bonuses); (iv) net income; earnings per share; (v) adjusted earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization); (vi) cash flow from operations; free cash flow; (vii) return on equity, assets, net assets, total capital, or total invested capital; economic value added models or equivalent metrics; (viii) share price; total shareholder return (in each case either absolutely or as compared with a peer group or stock market index); (ix) financial statement items such as cash, total debt, shareholders’ equity, working capital, material costs and engineering, selling and administrative expenses (in each case either absolutely or in proportion to another financial statement item such as assets or sales); or (x) implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) environmental, health and/or safety goals (including lost workday rates); (B) customer satisfaction; (C) inventory turns; (D) lead time; (E) on-time delivery; (F) purchase price index; (G) days sales outstanding; (H) quality; (I) research and development, (J) specific products/projects (including new product introductions); and (K) recruitment or retention of personnel. The Management Organization and Compensation Committee can specify the extent to which the performance condition will be calculated by excluding certain events, such as accounting changes, acquisitions/divestitures, settlements and other special items, all as specified in the 2018 Amended & Restated Plan.

Deferred Stock Units (DSUs)

As described under “Compensation of Directors” on page 29, our non-employee directors receive annual grants of DSUs as a key element of their compensation for service on the Board. DSUs are a type of restricted share unit award under the 2018 Amended & Restated Plan. Under the current design of our non-employee director compensation program, DSUs are awarded each year as of the date of the Annual Meeting, are forfeitable if the director ceases to remain a director until Crane Co.’s next Annual Meeting (with certain exceptions such as for death or disability), accrue dividend equivalents at the same rate as Crane Co. shares, and entitle the director to receive an equivalent number of shares of Crane Co. stock upon the director’s ceasing to be a member of the Board.

76	Crane Co.

Item 4: Proposal to Approve the 2018 Amended & Restated Stock Incentive Plan

Other Stock-Based Awards

The Management Organization and Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, stock appreciation rights, restricted shares, restricted share units or deferred stock units. The terms and conditions of each other stock-based award granted under the 2018 Amended & Restated Plan are to be set forth in an agreement which will contain provisions as determined by the Management Organization and Compensation Committee that are not inconsistent with the 2018 Amended & Restated Plan. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Management Organization and Compensation Committee.

Transferability of Awards

The 2018 Amended & Restated Plan generally prohibits the transfer of awards other than in connection with the participant’s death, although the plan does permit the transfer of options without consideration during the participant’s life to certain immediate family members (or related estate planning entities) to the extent permitted by the Compensation Committee.

Dividend Equivalents

The Management Organization and Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award of restricted shares, restricted share units or other stock-based award under the 2018 Amended & Restated Plan, under such terms and conditions as the Management Organization and Compensation Committee may establish in accordance with the 2018 Amended & Restated Plan. No dividends or dividend equivalents are permitted for awards of stock options or stock appreciation rights. Dividend equivalents are not paid on unearned performance awards.

New Plan Benefits

The granting of awards under the 2018 Amended & Restated Plan is discretionary. As such, the Board cannot now determine the number, value or type of awards to be granted in the future for any individual or group of individuals. As of February 26, 2021, the closing price per share of Crane Co. stock was $83.86.

As of February 26, 2021, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the 2018 Plan: Max H. Mitchell - 295,805 shares, Richard M. Maue - 67,892 shares; Kurt F. Gallo - 32,017 shares; Anthony I. D’Iorio - 35,942 shares; and Alejandro Alcala - 31,429 shares; all current executive officers as a group - 522,428 shares; all current directors who are not executive officers as a group - 0 shares; each nominee for election as a director - 295,805 shares; each associate of any of such directors, executive officers or nominees - 0 shares; each other person who received 5% of the options - 0 shares; and all employees of the Company, including all current officers who are not executive officers, as a group, 772,271 shares.

Term; Amendments; Restrictions

The 2018 Amended & Restated Plan was approved by the Board on February 22, 2021 and will become effective if it is approved by the stockholders at the 2021 Annual Meeting. The 2018 Amended & Restated Plan will remain in effect until terminated by the Board, provided that no awards may be granted under the 2018 Amended & Restated Plan after April 26, 2031 (and no incentive stock options after February 22, 2031).The Board may amend, rescind or terminate the 2018 Amended & Restated Plan at any time in its discretion, provided that:

•	no change may be made in awards previously granted under the 2018 Amended & Restated Plan that would materially impair the recipient’s rights without his or her consent; and

•	consistent with the rules of the New York Stock Exchange, no amendment to the 2018 Amended & Restated Plan may be made without approval of the stockholders if the effect of that amendment would be to:

•	increase the number of shares reserved for issuance under the 2018 Amended & Restated Plan (other than an increase solely to reflect a reorganization, stock split, merger, spinoff or similar transaction);

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Item 4: Proposal to Approve the 2018 Amended & Restated Stock Incentive Plan

•	expand the types of awards available under the 2018 Amended & Restated Plan;

•	materially change the eligibility requirements under the 2018 Amended & Restated Plan;

•	change the method of determining the exercise price of options or stock appreciation rights granted under the 2018 Amended & Restated Plan; or

•	materially revise the terms of the 2018 Amended & Restated Plan in such a manner that stockholder approval would be required.

No Repricing

The 2018 Amended & Restated Plan specifically prohibits the repricing of stock options or stock appreciation rights without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

•	changing the terms of a stock option or stock appreciation right to lower its exercise price, other than in connection with a change in capitalization or similar change;

•	any other action that is treated as a “repricing” under generally accepted accounting principles; and

•	repurchasing for cash or canceling a stock option or stock appreciation right at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Withholding for Payment of Taxes

The 2018 Amended & Restated Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The 2018 Amended & Restated Plan, permits a participant to satisfy this requirement, with the approval of the Management Organization and Compensation Committee and subject to the terms of the plan, by having Crane Co. withhold from the participant a number of shares of Crane Co. common stock otherwise issuable under the award having a fair market value equal to the amount of applicable payroll and withholding taxes.

Changes in Capitalization and Similar Changes

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Crane Co., a combination or exchange of Crane Co. common stock, dividend in kind, or other like change in capital structure or the number of outstanding shares of Crane Co. common stock, distribution (other than normal cash dividends) to stockholders of Crane Co., or any similar corporate event or transaction, the Management Organization and Compensation Committee, in order to prevent dilution or enlargement of participants’ rights under the 2018 Amended & Restated Plan, will make equitable and appropriate adjustments and substitutions, as applicable, to the number and kind of shares subject to outstanding awards, the exercise price for such shares, the number and kind of shares available for future issuance under the 2018 Amended & Restated Plan and the maximum number of shares in respect of which awards can be made to any participant in any calendar year, and other determinations applicable to outstanding awards. The Management Organization and Compensation Committee will have the power and sole discretion to determine the amount of the adjustment to be made in each case. The 2018 Amended & Restated Plan provides that the Committee may, in its sole discretion, provide for acceleration of time periods, or waiver of other conditions, relating to vesting, exercise, payment or distribution of an award in the event of constructive or actual termination of a participant’s employment as a result of a “change in control” of Crane Co. (as defined in the 2018 Amended & Restated Plan).

78	Crane Co.

Item 4: Proposal to Approve the 2018 Amended & Restated Stock Incentive Plan

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise or settlement of awards under the 2018 Amended & Restated Plan are as described below. The following information is only a summary of the tax consequences of the awards. This summary does not address all aspects of U.S. federal taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities.

Nonqualified Stock Options

A participant who is granted a nonqualified stock option will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis equals the fair market value of the shares on the exercise date.

Incentive Stock Options

A participant who is granted an incentive stock option generally will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option, except that alternative minimum tax may apply upon exercise. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) Crane Co. will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (ii) the gain on the sale. Also in that case, Crane Co. will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the exercise price results in a capital loss.

Stock Appreciation Rights

A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of Crane Co. common stock from the date of grant of the award to the date of exercise).

Restricted Shares

A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted shares as of the date of such transfer. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee makes an election under Section 83(b) to be taxed on the fair market value upon such transfer).

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Item 4: Proposal to Approve the 2018 Amended & Restated Stock Incentive Plan

Restricted Share Units

A participant will normally not recognize taxable income upon an award of restricted share units, and Crane Co. will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the receipt of cash or the issuance of the underlying shares, the participant will recognize ordinary taxable income in an amount equal to the cash received or the fair market value of the common stock received. Any disposition of shares received after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Deferred Stock Units

A director will normally not recognize taxable income upon an award of Deferred Stock Units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions and settlement of the Deferred Stock Units following the director’s termination of Board service. Upon the lapse of the restrictions and the issuance of the Deferred Stock Units in shares, the director will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Dividends

To the extent dividends are payable during the restricted period under the applicable restricted share or restricted share unit award agreement, any such dividends will be taxable to the participant at ordinary income tax rates, unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by Crane Co.

Other Stock-Based Awards

A participant will normally not recognize taxable income upon the grant of other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the award is settled, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant.

Tax Consequences to Crane Co.

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code, including Section 162(m).

80	Crane Co.

Item 4: Proposal to Approve the 2018 Amended & Restated Stock Incentive Plan

Information on Equity Compensation Plans as of January 31, 2021

The information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2020 is updated by the following information regarding all existing equity compensation plans as of January 31, 2021:

•	Stock options outstanding: 2,965,820

•	Weighted average exercise price of outstanding stock options under all existing equity compensation plans: $69.43

•	Weighted average remaining contractual term of outstanding stock options: 6.59 years

•	Restricted stock, RSUs, DSUs and PRSUs outstanding, assuming that PRSUs are achieved at target: 638,317

•	Total shares of common stock outstanding as of January 31, 2021: 58,164,560

•	As of January 31, 2021, there were approximately 2,952,911 shares available for future grants under the 2018 Plan.

If the 2018 Amended & Restated Plan is approved, there will be 4,710,000 shares authorized under plan for grants on and after February 1, 2021 (plus any shares added to the pool based on the forfeiture, termination or expiration of outstanding awards, as described above), an increase to the share pool of approximately 1,757,089 shares.

The aggregate shares shown above represent a fully-diluted overhang of approximately 10% based on Crane Co.’s common shares outstanding as of January 31, 2021. If the Amended & Restated 2018 Plan is approved, the additional 1,757,089 shares available for issuance would increase the overhang to approximately 12.5%. Crane Co. calculates the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. Depending on various factors, including future stock price and grant practices, we estimate the share pool under the 2018 Amended & Restated Plan would provide us with sufficient shares for two to four years’ worth of grants.

The 2018 Amended & Restated Plan is attached as Appendix A.

VOTE REQUIRED

Approval of the 2018 Amended & Restated Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on this proposal at the meeting. See “Questions and Answers about These Proxy Materials and the Annual Meeting,” page 87.

2021 Proxy Statement	81

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND MANAGEMENT

Crane Co. believes that officers and other key employees, in order to focus their attention on growth in stockholder value, should have a significant equity stake in the Company. We therefore encourage our officers and key employees to increase their ownership of and to hold Crane Co. stock through the Stock Incentive Plan and the Savings and Investment Plan, as discussed in the Compensation Discussion and Analysis beginning on page 35. Directors also receive a majority of their annual retainer, and may elect to receive the entire retainer, in the form of DSUs issued under the Stock Incentive Plan. Beneficial ownership of stock by the non-executive directors and nominees, the executive officers named in the Summary Compensation Table, all other executive officers as a group, and all directors, nominees, and executive officers of Crane Co. as a group as of January 31, 2021, is as follows:

		Amount and Nature of Beneficial Ownership
Title of Class	Name of Beneficial Owner	Shares Owned Directly or Beneficially(1)	Stock Options, DSUs, and RSUs that Have Vested or Will Vest Within 60 Days	Shares in Company Savings Plan (401(k))	Total Shares Beneficially Owned(2)	Percent of Class	Share Units Under Incentive Stock Plans Vesting After 60 Days(3)
Common Stock	M. R. Benante	415	11,445	—	11,860	*	—
	D. G. Cook	3,577	23,969	—	27,546	*	—
	M. Dinkins	—	4,102	—	4,102	*
	R. C. Lindsay	591	19,550	—	20,141	*	—
	E. McClain	—	15,135	—	15,135	*	—
	C. G. McClure, Jr.	295	8,371	—	8,666	*	—
	M. H. Mitchell	229,363	713,188	2,821	945,372	1.63%	12,979
	J. M. Pollino	—	15,135	—	15,135	*	—
	J. S. Stroup	—	727		727		—
	J. L. L. Tullis	5,510	23,969	—	29,479	*	—
	R. A. Maue	60,584	158,170	1,692	220,446	*	7,762
	K. F. Gallo	28,522	64,114	1,381	94,017	*	4,722
	A. M. D’Iorio	8,913	45,764	955	55,632	*	3,873
	A. Alcala	21,050	77,257	275	98,582		3,368
	Other Executive Officers (4 persons)	74,229	121,309	2,029	197,567	*	11,337
	Total—Directors Nominees and Executive Officers as a Group (18 persons)	433,049	1,302,205	9,153	1,744,408	3.0%	44,041

*	Less than one percent.
(1)	Includes Crane Co. shares that are owned directly, and shares that are owned by trusts or by family members and are attributable to the director or officer pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934.
(2)	Does not include 7,778,416 shares of Common Stock owned by The Crane Fund (see “Principal Stockholders of Crane Co.” below); nor 396,930 shares of Common Stock owned by the Crane Fund for Widows and Children; nor an aggregate of 582,470 shares of Common Stock held in trusts for the pension plans of Crane Co. and certain subsidiaries, which shares may be voted and disposed of in the discretion of the trustees unless the sponsor of a particular plan directs otherwise. Messrs. D’Iorio and Lavish and Ms. Cristiano, all of whom are executive officers of Crane Co., are the trustees of The Crane Fund. Messrs. Maue, D’Iorio and Lavish and Ms. Cristiano, all of whom are executive officers of Crane Co., and Ms. Kurkjien, are the trustees of the Crane Fund for Widows and Children. None of the directors or trustees has any beneficial interest in, and all disclaim beneficial ownership of, the shares held by the trusts. In addition, as of January 31, 2021, employees and former employees of Crane Co. held approximately 861,958 shares of Common Stock in the Crane Co. Savings and Investment Plan.
(3)	Includes time-based RSUs vesting more than 60 days after the Record Date, which are subject to vesting as shown in footnote 2 to the 2020 Outstanding Equity Awards at Fiscal Year-End table beginning on page 65, and are subject to forfeiture if established service conditions are not met. Performance-based RSUs, which will vest, if at all, on December 31, 2021, and December 31, 2022, are not included.

82	Crane Co.

PRINCIPAL STOCKHOLDERS OF CRANE CO.

The following table sets forth the ownership by each person who owned of record or was known by Crane Co. to own beneficially more than 5% of our common stock as of December 31, 2020.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Crane Fund(1) 140 Sylvan Ave, #5 Englewood Cliffs, NJ 07632	7,778,416	13.39%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,381,409(2)	7.66%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10022	3,980,173(3)	6.90%

(1)	The Crane Fund, a trust established for the benefit of former employees in need, is managed by trustees appointed by the Board of Directors of Crane Co. The incumbent trustees are A. M. D’Iorio, J. A. Lavish, and C. Cristiano, all of whom are executive officers of Crane Co. Pursuant to the trust instrument, the shares held by the trust are voted by the trustees as directed by the Board of Directors, the distribution of the income of the trust for its intended purposes is subject to the control of the Board of Directors and the shares may be sold by the trustees only upon the direction of the Board of Directors. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.
(2)	As reported in a Schedule 13G filed on February 10, 2021, by The Vanguard Group, directly and on behalf of certain subsidiaries, giving information on shareholdings as of December 31, 2020. According to the Schedule 13G, The Vanguard Group, an investment adviser, has sole voting power over 0 shares, shared voting power over 32,761 shares, sole dispositive power over 4,381,409 shares, and shared dispositive power over 70,263 shares of Crane Co. stock.
(3)	As reported in a Schedule 13G filed on January 29, 2021, by BlackRock, Inc., giving information on shareholdings as of December 31, 2020. According to the Schedule 13G, BlackRock, Inc., a parental holding company or control person, has sole voting power over 3,819,966 shares, and sole dispositive power over 3,980,173 shares, of Crane Co. stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the Securities Exchange Commission (SEC). The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any known late filings or failures to file. Based solely on a review of Section 16 reports filed electronically with the SEC during our most recent fiscal year and the written representations from our executive officers and directors, we believe that, during fiscal 2020, all such required reports were filed in a timely manner and disclosed all required transactions, except that amendments to timely filed Section 16 reports were filed by Alejandro Alcala and Kurt Gallo, in each case to correct the number of shares beneficially owned, which were reported incorrectly in the initial reports due to an administrative error. In the case of Mr. Gallo, such beneficial ownership was reported correctly in our 2020 proxy statement. Mr. Alcala was not an NEO for proxy reporting in 2020.

2021 Proxy Statement	83

NON-GAAP RECONCILIATION

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, certain non-GAAP measures have been provided in this Proxy Statement to facilitate comparison with the prior year.

The Company believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. The Company also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

Non-GAAP Financial Measures (in millions, except per share data)

	Twelve Months Ended December 31,			Percent Change December 31, 2020	Percent Change December 31, 2019
Income Items	2020	2019	2018	Twelve Months	Twelve Months
Net sales – GAAP	$2,936.9	$3,283.1	$3,345.5	(10.5%)	(1.9%)
Operating profit – GAAP	262.9	210.4	441.3	25.0%	(52.3%)
Percentage of sales	9.0%	6.4%	13.2%
Special items impacting operating profit:
Asbestos provision	—	229.0	—
Environmental provision	—	18.9	—
Acquisition-related deferred revenue	10.2	—	—
Acquisition and integration related charges	12.9	5.2	28.9
Repositioning related charges, net	37.4	30.3	14.7
Operating profit before special items	$323.4	$493.8	$484.9	(34.5%)	1.8%
Percentage of sales	11.0%	15.0%	14.5%
Net income attributable to common shareholders	$181.0	$133.3	$335.6
Per Share	$3.08	$2.20	$5.50	40.0%	(60.0%)

84	Crane Co.

Non-GAAP Reconciliation

Special Items Impacting Net Income Attributable	Twelve Months Ended December 31,			Percent Change December 31, 2020	Percent Change December 31, 2019
To Common Shareholders:	2020	2019	2018	Twelve Months
Asbestos provision - net of tax	—	180.9	—
Per share		$2.98
Environmental provision - net of tax	—	14.9	—
Per share		$0.25
Acquisition-related deferred revenue - net of tax	7.5	—	—
Per share	$0.13
Acquisition and integration related charges - net of tax	9.9	3.8	22.0
Per share	$0.17	$0.06	$0.36
Repositioning related charges, net	28.2	25.6	10.9
Per share	$0.48	$0.43	$0.18
Realized gain on marketable securities - net of tax	—	(0.8)	—
Per share		$(0.01)
Incremental financing costs associated with acquisition - net of tax	—	—	2.1
Per share			$0.03
Deconsolidation of joint venture - net of tax	—	0.8	—
Per share		$0.01
Impact of non-cash pension cost adjustment - net of tax*	—	6.3	—
Per share		$0.10
Impact of pension curtailments and settlements - net of tax	(0.7)	—	—
Per share	$(0.01)
Impact of tax law change	—	—	(5.5)
Per share			$(0.09)
Net income attributable to common shareholders before special items	$225.9	$364.8	$365.1	(38.1%)	(0.1%)
Per basic share	$3.87	$6.10	$6.12	(36.6%)	(0.3%)
Per diluted share	$3.84	$6.02	$5.99	(36.2%)	0.5%

*	Impact of non-service pension cost adjustment related to a reduction in expected pension returns.

2021 Proxy Statement	85

Non-GAAP Reconciliation

	Twelve Months Ended December 31,
Special Items Impacting Provision for Income Taxes	2020	2019	2018
Provision for income taxes - GAAP	$43.4	$37.1	$75.9
Tax effect of asbestos provision	—	48.1	—
Tax effect of environmental provision	—	4.0	—
Tax effect of acquisition-related deferred revenue	2.7	—	—
Tax effect of acquisition and integration related charges	3.0	1.3	6.9
Tax effect of repositioning related charges, net	9.2	4.7	3.8
Tax effect of realized gain on marketable securities	—	(0.3)	—
Tax effect of incremental financing costs associated with acquisition	—	—	0.6
Tax effect of deconsolidation of joint venture	—	0.4	—
Tax effect of impact of non-cash pension cost adjustment	—	2.0	—
Tax effect of impact of pension curtailments and settlements	(0.2)	—	—
Impact of tax law change	—	—	5.5
Provision for income taxes - non-GAAP	$58.1	$97.3	$92.7

Totals may not sum due to rounding.

Free Cash Flow (in millions)

	Twelve Months Ended December 31,
Cash Flow Items:	2020	2019	2018
Cash provided by operating activities before asbestos-related payments	$340.6	$435.4	$477.7
Asbestos-related payments, net of insurance recoveries	(31.1)	(41.5)	(63.9)
Cash provided by operating activities	309.5	393.9	413.8
Less: Capital expenditures	(34.1)	(68.8)	(108.8)
Free cash flow	$275.4	$325.1	$305.0

Totals may not sum due to rounding.

86	Crane Co.

Questions and Answers About these Proxy Materials and the Annual Meeting

Why did I receive these materials?

Crane Co. is sending notice of Internet Availability of Proxy Materials, to you and all of our stockholders, to ask you to appoint proxies to represent you at the Annual Meeting on April 26, 2021.

If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled. In order to avoid unnecessary expense, the Board of Directors of the Company is asking you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting, and voted according to your instructions.

Unless you expect to attend the meeting in person, if you have requested paper copies of the proxy materials, please sign, date, and return the enclosed proxy in the envelope provided, or use the internet address or the toll-free telephone number listed in this Proxy Statement. Please return your proxy promptly to ensure that your shares are voted at the meeting, no matter how large or how small your holdings may be.

What is the agenda for the Annual Meeting?

At the Annual Meeting, stockholders will vote on four matters:

(1)	the election of each of Martin R. Benante, Donald G. Cook, Michael Dinkins, Ronald C. Lindsay, Ellen McClain, Charles G. McClure, Jr., Jennifer M. Pollino, John S. Stroup, James L. L. Tullis and Max H. Mitchell to the Board of Directors,
(2)	a proposal to ratify the selection of Deloitte & Touche LLP as \our independent auditors for 2021,
(3)	a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers, and
(4)	a proposal to approve the 2018 Amended & Restated Stock Incentive Plan.

Our management will also make a brief presentation about the business of Crane Co., and representatives of Deloitte & Touche LLP will make themselves available to respond to any appropriate questions from the floor.

The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting, which means that if any such matter arises, the individuals named in the proxy will vote according to their best judgment.

How does the Board of Directors recommend that I vote?

The Board unanimously recommends that you vote for each of the nominees for director; for ratification of the selection of Deloitte & Touche LLP to continue as our independent auditors; for the non-binding advisory vote regarding executive compensation; and for the 2018 Amended & Restated Stock Incentive Plan.

Who can attend the Annual Meeting?

Any stockholder of Crane Co., any past or present employee, and other invitees may attend the Annual Meeting.

Who can vote at the Annual Meeting?

Anyone who owned shares of our Common Stock at the close of business on February 26, 2021, the “Record Date,” is entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting. Each share is entitled to one vote.

A complete list of stockholders as of the Record Date will be open to the examination of any stockholder during regular business hours at the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut, for 10 days before the meeting, as well as at the meeting.

2021 Proxy Statement	87

Questions and Answers About these Proxy Materials and the Annual Meeting

How many votes are required for each question to pass?

Nominees for the Board of Directors will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

Each other matter to be voted upon at the meeting requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

What are “Broker non-votes”?

Under the rules of the NYSE, brokers holding shares for customers have authority to vote on certain matters even if the broker has not received instructions from the customer, but they do not have such authority as to other matters. For the questions on the agenda for this year’s Annual Meeting, member firms of the NYSE may vote without specific instructions from beneficial owners on the ratification of the selection of auditors, but not on the election of directors or the approval of the compensation paid by the Company to certain executive officers or the approval of the 2018 Amended & Restated Stock Incentive Plan.

“Broker non-votes” are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under NYSE rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the question.

What will be the effect of abstentions and broker non-votes?

Stockholders may abstain from voting on any proposal expected to be brought before the meeting.

Abstentions and broker non-votes will have no effect on the election of directors, as each nominee will be elected if the number of votes cast in favor of such nominee exceeds the number of votes cast against such nominee. Abstentions are not treated as votes cast.

Abstentions and broker non-votes will have no effect on any of the other proposals, because they will not count as votes cast for or against the question and will not be included in calculating the number of votes necessary for approval.

What constitutes a quorum for the meeting?

According to the By-laws of Crane Co., a quorum for a meeting of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 58,299,194 shares of common stock issued and outstanding, so at least 29,149,598 shares must be represented at the meeting for business to be conducted. If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.

Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining. Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes.

How can I cast my vote?

If you have requested paper copies of the proxy materials, you can vote by completing and returning the proxy card enclosed in those materials.

We ask you to mark your choices, sign, date, and return the proxy as soon as possible in the enclosed postage prepaid envelope.

All stockholders of record, and many street name holders, can also give voting instructions at the website www.envisionreports. com/cr using the instructions on the enclosed, or by touchtone telephone from the United States and Canada using the

88	Crane Co.

Questions and Answers About these Proxy Materials and the Annual Meeting toll-free number listed on the Notice of Annual Meeting, proving their identity by using the Personal Identification Number shown on the Notice. Both procedures allow stockholders to appoint the designated proxies to vote their shares and to confirm that their instructions have been properly recorded.

You can attend the Annual Meeting and vote your shares in person; if you do, you should bring the enclosed proxy card with you as proof of the number of shares you owned on the Record Date.

What if I submit a proxy but don’t mark it to show my preferences?

If you return a properly signed proxy without marking it, it will be voted in accordance with the Board’s recommendations on all proposals.

What if I submit a proxy and then change my mind?

If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation to the Corporate Secretary, or by submitting a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank, or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures.

Who is paying for this solicitation of proxies?

Crane Co. will pay the cost of this solicitation of proxies for the Annual Meeting. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail, and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Alliance Advisors LLC to assist in this solicitation of proxies, and we have agreed to pay that firm approximately $15,000. Banks, brokerage houses, and other institutions, nominees, and fiduciaries will be asked to forward the proxy materials to the beneficial owners of the common stock they hold of record, and will be reimbursed for their reasonable expenses in forwarding such material.

Where can I learn the outcome of the vote?

The Corporate Secretary will announce the preliminary voting results at the meeting, and we will publish the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the meeting.

How and when can I propose that an item be considered at next year’s annual meeting and included in next year’s proxy statement?

The By-laws provide that the annual meeting of stockholders will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of stockholders intended to be presented at the 2022 annual meeting must be received for inclusion in the proxy statement and form of proxy relating to that meeting on or before November 12, 2021. In addition, under the By-laws, if stockholders intend to nominate directors or present proposals at the 2022 annual meeting other than through inclusion of such proposals in the proxy materials for that meeting, then Crane Co. must receive notice of such nominations or proposals not less than 90 days nor more than 120 days prior to April 26, 2022. If we do not receive notice by that date, then such proposals may not be presented at the 2022 Annual Meeting.

* * * * *

We urge stockholders who do not expect to attend in person to sign, date, and return the enclosed proxy in the envelope provided, or to use the internet address or the toll-free telephone number listed on the Notice of Annual Meeting. In order to avoid unnecessary expense, we ask your cooperation in voting your proxy promptly, no matter how large or how small your holdings may be.

By Order of the Board of Directors,

Anthony M. D’Iorio

Secretary

2021 Proxy Statement	89

APPENDIX A: 2018 AMENDED & RESTATED STOCK INCENTIVE PLAN

CRANE CO.

AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

1.	PURPOSE AND ADOPTION OF THE PLAN

The purpose of the Crane Co. Amended and Restated 2018 Stock Incentive Plan (as the same may be amended from time to time, the “Plan”) is (i) to attract and retain key employees and Non-Employee Directors (as defined below) of Crane Co. (the “Company”) and its Subsidiaries (as defined below) who are and will be contributing to the success of the business; (ii) to motivate and reward key employees and Non-Employee Directors who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; (iii) to provide competitive incentive compensation opportunities; and (iv) to further opportunities for stock ownership by such key employees and Non-Employee Directors in order to increase their proprietary interest in the Company and their personal interest in its continued success.

The Crane Co. 2018 Stock Incentive Plan was originally approved by the Board of Directors of the Company (the “Board”) on January 29, 2018 and became effective as of the date of the 2018 Annual Meeting (the “Initial Effective Date”). The purpose of this Crane Co. Amended and Restated 2018 Stock Incentive Plan is primarily to authorize additional shares for awards under the Plan and shall be effective as of the date of the Annual Meeting that occurs in 2021, provided that it is approved by the Company’s stockholders on that date (the “Restatement Effective Date”). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Award shall be granted after the date that is ten (10) years from the Restatement Effective Date (and no Incentive Stock Option shall be granted after the date that is ten (10) years from the most recent Board approval of the Plan).

2.	DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

(a) “Award” means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Section 6, Stock Appreciation Rights described in Section 7, Restricted Shares or Restricted Share Units described in Section 8 and Other Stock-Based Awards described in Section 9.

(b) “Award Agreement” means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

(c) “Beneficiary” means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

(d) “Board” shall have the meaning given to such term in Section 1.

(e) “Change in Control” means the occurrence of one of the following: (i) a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of the Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation (a “Non-CIC Merger”) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the consummation of any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company other than to an entity at least fifty percent (50%) of the total voting power of which is owned, directly or indirectly, by the Company

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Appendix A: 2018 Amended & Restated Stock Incentive Plan

or by stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company immediately prior to such sale, exchange or other transfer; or (iv) the following individuals cease for any reason to constitute a majority of the members of the Board: individuals who, on the Restatement Effective Date, constitute the Board and any new director whose appointment or election is endorsed by a majority of the members of the Board then still in office who either were directors on the Restatement Effective Date or whose appointment or election was previously so endorsed (each, an “Incumbent Director”).

For purpose of clause (i) above, a “person” shall not include any entity that becomes such a beneficial owner in connection with a Non-CIC Merger. For purposes of clause (ii) above, the “surviving entity” includes, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the surviving entity. For purposes of clause (iv) above, any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be considered an Incumbent Director.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A of the Code and the Change in Control, is a “payment event” under Section 409A of the Code for such Award, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

(g) “Committee” means the Management Organization and Compensation Committee of the Board or such other committee composed of at least three members of the Board as may be designated by the Board from time to time.

(h) “Company” shall have the meaning given to such term in Section 1.

(i) “Common Stock” means Common Stock, par value $1.00 per share, of the Company.

(j) “Date of Grant” means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

(k) “Dividend Equivalent Account” means a bookkeeping account in accordance with Section 12(h) and related to an Award (other than an Option or a Stock Appreciation Right) that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means, with respect to Options, the amount established by the Committee in the Award Agreement in accordance with Section 6(b) which is required to purchase each share of Common Stock upon exercise of the Option, or with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement in accordance with Section 7(b) which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant.

(n) “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion.

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(o) “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, step-parent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

(p) “Full Value Award” means (i) any Award of Restricted Shares, Restricted Share Units or Other Stock-Based Awards made under the Plan, or (ii) any comparable awards made under a Predecessor Plan.

(q) “Full Value Award Debiting Rate” shall have the meaning given to such term in Section 4(a).

(r) “Incentive Stock Option” means a stock option within the meaning of Section 422 of the Code.

(s) “Initial Effective Date” shall have the meaning given to such term in Section 1.

(t) “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

(u) “Non-Employee Director” means a member of the Board who is not an employee of the Company or its Subsidiaries.

(v) “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

(w) “Options” means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

(x) “Other Stock-Based Award” means an Award granted in accordance with Section 9.

(y) “Participant” means a person designated to receive an Award under the Plan in accordance with Section 5.

(z) “Plan” shall have the meaning given to such term in Section 1. References to the Plan shall include the Crane Co. 2018 Stock Incentive Plan as in effect during the period from the Initial Effective Date through the Restatement Effective Date.

(aa) “Predecessor Plan” shall mean each of the Company’s 2007 Stock Incentive Plan, 2007 Non-Employee Director Compensation Plan, 2009 Stock Incentive Plan, 2009 Non-Employee Director Compensation Plan and 2013 Stock Incentive Plan.

(bb) “Restatement Effective Date” shall have the meaning given to such term in Section 1.

(cc) “Restricted Shares” means Common Stock subject to restrictions imposed in connection with Awards granted under Section 8.

(dd) “Restricted Share Unit” means a notional bookkeeping entry representing the equivalent of a share of Common Stock, subject to restrictions imposed in connection with Awards granted under Section 8.

(ee) “Stock Appreciation Right” or “SAR” means an Award granted in accordance with Section 7.

(ff) “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(gg) “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

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3.	ADMINISTRATION

(a) This Plan shall be administered by the Committee, which shall at all times be constituted to comply with the “non-employee director” requirements established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the Exchange Act, and the “independent director” requirements established from time to time under the corporate governance rules of the New York Stock Exchange. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable, including without limitation, to waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions as the Committee shall deem appropriate.

(b) Actions taken under the Plan with respect to Awards to Non-Employee Directors that are described herein as actions by the Committee under the terms of the Plan, but which require Board approval under the Committee’s Charter, shall be deemed to include, for purposes of the Plan, such action by the Board.

(c) The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.	SHARES

(a) The total number of shares of Common Stock authorized to be awarded under the Plan from and after February 1, 2021 shall not exceed 4,710,000. For purposes of this Section 4(a), the following share counting rules shall apply: (x) any shares of Common Stock granted in connection with Options and SARs shall be counted against the limit in this Section 4(a) as one share for every one Option or SAR awarded; and (y) any shares of Common Stock granted in connection with Full Value Awards shall be counted against the limit based on the applicable Full Value Award Debiting Rate. The “Full Value Award Debiting Rate” means (i) with respect to Full Value Awards granted under a Predecessor Plan before the Initial Effective Date or under the Plan on or after the Initial Effective Date but prior to February 1, 2021, 3.85 shares for each one share that is subject to the Full Value Award; and (ii) with respect to Full Value Awards granted on or after February 1, 2021, 2.42 shares for each one share that is subject to the Full Value Award.

(b) Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

(c) If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of this Section 4(c), the following share counting rules shall apply: (i) for an Option or SAR, one share of Common Stock shall be added back for every one such Option or SAR that expires, or is terminated, surrendered or forfeited; and (ii) for a Full Value Award, the number of shares of Common Stock added back shall equal the Full Value Award Debiting Rate applicable to such Full Value Award multiplied by the number of shares subject to such Full Value Award that expire, or are terminated, surrendered or forfeited.

(d) Shares of Common Stock underlying any outstanding stock option or Full Value Award granted under a Predecessor Plan that, on or after February 1, 2021, expires, or is terminated, surrendered or forfeited, in whole or in part, for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. For purposes of this Section 4(d), the following share counting rules shall apply: (i) for any such stock option, one share of Common Stock shall be added back for every one such stock option that expires, or is terminated, surrendered or forfeited; and (ii) for any such Full Value Award, the number of shares of Common Stock added back shall equal the Full Value Award Debiting Rate applicable to such Full Value Award multiplied by the number of shares subject to such Full Value Award that expire, or are terminated, surrendered or forfeited.

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(e) For Options, the full number of shares of Common Stock with respect to which the Option is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Exercise Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Exercise Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4(a) above. In addition, for share-settled SARs, the full number of shares of Common Stock with respect to which the SAR is granted shall count against the aggregate number of shares available for grant under the Plan (even though a fewer number of shares of Common Stock may in fact be issued upon exercise).

(f) The following share counting provisions shall apply if a Participant satisfies any tax withholding requirement with respect to an Award of Options or SARs under this Plan or any Full Value Award (including for any tax withholding transactions on or after February 1, 2021 for any Full Value Awards that were originally made under a Predecessor Plan) by either tendering previously owned shares or having the Company withhold shares: (i) with respect to Options and SARs, such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4(a) above; and (ii) for a Full Value Award, the number of shares of Common Stock added back shall equal the Full Value Award Debiting Rate applicable to such Full Value Award multiplied by the number of shares subject to such Full Value Award that are surrendered to satisfy such tax withholding requirements.

(g) In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

(h) The maximum number of shares of Common Stock that may be awarded as Incentive Stock Options from and after February 1, 2021 shall not exceed 4,710,000.

(i) The number of shares available for grants under the Plan shall be subject to adjustment in accordance with Section 10. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company, including shares purchased in the open market. Shares of Common Stock purchased on the open market with stock option exercise proceeds shall not be added back to the shares available for grant under the Plan.

5.	PARTICIPATION

(a) Participants in the Plan shall be such key employees of the Company and its Subsidiaries and Non-Employee Directors as the Committee, in its sole discretion, may designate from time to time. For purposes of the Plan, “key employees” shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or any Subsidiary) designated by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, assuming the full exercise of such Option, would own more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary.

(b) No Awards may be granted under the Plan during any one calendar year to a Grantee who is a Non-Employee Director that exceed, together with any cash compensation received for such service during the applicable year (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Date of Grant in the case of Full Value Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs): (i) for any Non-Employee Director not serving as Chairman of the Board, $750,000; and (ii) for any Non-Employee Director serving as Chairman of the Board, $1,000,000. The Board may make exceptions to this limit in extraordinary circumstances for individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(c) Options under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Code or Non-Qualified Stock Options, provided that Incentive Stock Options may not be awarded to Non-Employee Directors. Awards granted hereunder shall be evidenced by Award Agreements in such form as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this Plan.

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6.	GRANT AND EXERCISE OF STOCK OPTIONS

(a) The Committee may grant to any Participant one or more Awards of Options entitling the Participant to purchase shares of Common Stock from the Company on such terms and subject to such conditions as may be established by the Committee. An Award of Options may be granted in such number, at such Exercise Price, and subject to such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments), not inconsistent with the terms of this Plan, as may be determined by the Committee at the time of grant.

(b) The Exercise Price of each share of Common Stock upon exercise of any Option granted under the Plan (except in connection with Substitute Awards) shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Each Option shall have a stated term not to exceed ten (10) years from the Date of Grant.

(c) The Exercise Price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the Exercise Price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, to the extent permitted by the Committee, in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant. In addition, exercise of Options shall be permitted, to the extent permitted by the Committee, (i) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise, or (ii) in any other form of legal consideration that may be acceptable to the Committee.

(d) Each Option granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, Non-Qualified Stock Options may be transferable, without payment of consideration, to Family Members to the extent permitted by the Committee.

(e) No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

7.	GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS

(a) The Committee may grant to any Participant one or more Awards of Stock Appreciation Rights on such terms and subject to such conditions as may be established by the Committee. An Award of Stock Appreciation Rights may be granted in such number, at such Exercise Price, and subject to such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments), not inconsistent with the terms of this Plan, as may be determined by the Committee at the time of grant.

(b) The Exercise Price of each share of Common Stock upon exercise of any Stock Appreciation Rights granted under the Plan (except in connection with Substitute Awards) shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Each Stock Appreciation Right shall have a stated term not to exceed ten (10) years from the Date of Grant.

(c) Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee and set forth in the applicable Award Agreement (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

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(d) Each Award of Stock Appreciation Rights granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant.

8.	GRANT OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

(a) The Committee may grant to any Participant one or more Awards of Restricted Shares or Restricted Share Units on such terms and subject to such conditions as may be established by the Committee. An Award of Restricted Shares or Restricted Share Units may be granted pursuant to such restrictions and provisions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, not inconsistent with the terms of this Plan, as may be established by the Committee.

(b) With respect to Awards of Restricted Shares and Restricted Share Units that are granted, vested or otherwise conditioned on one or more performance conditions, the Committee may use such business criteria and other measures of performance as it may deem appropriate, which may include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): (i) net sales; sales of a particular product or line of products; (ii) gross profit; ratio of gross profit to sales; (iii) operating profit; ratio of operating profit to sales (in each case before or after taxes and before or after allocation of corporate overhead and bonuses); (iv) net income; earnings per share; (v) adjusted earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization); (vi) cash flow from operations; free cash flow; (vii) return on equity, assets, net assets, total capital, or total invested capital; economic value added models or equivalent metrics; (viii) share price; total shareholder return (in each case either absolutely or as compared with a peer group or stock market index); (ix) financial statement items such as cash, total debt, shareholders’ equity, working capital, material costs and engineering, selling and administrative expenses(in each case either absolutely or in proportion to another financial statement item such as assets or sales); or (x) implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) environmental, health and/or safety goals (including lost workday rates); (B) customer satisfaction; (C) inventory turns; (D) lead time; (E) on-time delivery; (F) purchase price index; (G) days sales outstanding; (H) quality; (I) research and development, (J) specific products/projects (including new product introductions); and (K) recruitment or retention of personnel. For any such Awards, the Committee may determine whether or not to adjust any such goals during or after the applicable performance period to take into consideration and/or mitigate the impact of any gains or losses, reserves or other charges to earnings, accounting changes, acquisitions, dispositions and/or divestitures (“special items”), including any of the following that occur during the applicable performance period: (i) asset write-downs or impairment charges; (ii) litigation or claim costs, judgments or settlements, including asbestos claims and defense costs; (iii) Superfund environmental costs; (iv) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (v) restatements occurring as a result of errors that arise from events other than fraud or other misconduct; (vi) provisions for reorganization and restructuring programs; (vii) nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (viii) acquisitions or divestitures; and (ix) foreign exchange gains and losses.

(c) As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company or its designee, in physical or book entry form, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 8(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 8(e), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(d) Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 8(c), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to a Restricted Share Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive

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dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 8(c).

(e) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 3(a) (regarding the Committee’s discretion to waive vesting conditions), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 12(o) (regarding tax withholding), the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(f) As soon as practicable after the Date of Grant of a Restricted Share Unit Award by the Committee, the Company shall cause to be entered upon its books a notional account for the Participant’s benefit indicating the number of Restricted Share Units awarded, subject to forfeiture as of the Date of Grant if an Award Agreement with respect to the Restricted Share Units covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to a Restricted Share Unit Award, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Share Unit Award, including the right to vote such shares and the right to receive dividends; provided, that the Committee may, in its sole discretion, award a Participant dividend equivalents with respect to a Restricted Share Unit Award in accordance with Section 12(h) of the Plan.

(g) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 3(a) (regarding the Committee’s discretion to waive vesting conditions), the restrictions applicable to the Restricted Share Units shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 12(o) (regarding tax withholding), the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, either (i) a cash payment equal to the number of Restricted Share Units as to which such restrictions have lapsed multiplied by the Fair Market Value of a share of Common Stock as of the date the restrictions lapsed, or, (ii) solely in the Committee’s discretion, one or more share certificates registered in the name of the Participant, for the appropriate number of shares of Common Stock, free of all restrictions, except for any restrictions that may be imposed by law.

(h) None of the Restricted Shares or Restricted Share Units may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(i) A Participant’s Restricted Share or Restricted Share Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.

(j) Restricted Shares shall be forfeited and returned to the Company, and Restricted Share Units shall be forfeited, and all rights of the Participant with respect to such Restricted Shares or Restricted Share Units shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Share or Restricted Share Unit Award and satisfied any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share or Restricted Share Unit Award.

9.	OTHER STOCK-BASED AWARDS

(a) The Committee may grant to any Participant one or more other stock-based Awards, including without limitation stock purchase rights, Awards of shares of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock. The Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all such other terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee.

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(b) In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Section 9 shall be subject to the following:

(i) Any Common Stock subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses;

(ii) If specified by the Committee in the Award Agreement, the recipient of an Award under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award, provided that for any such Award that becomes earned based on a performance condition, any such dividends or dividend equivalents shall be earned by the Participant only to the extent the underlying Award is earned; and

(iii) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of the Participant’s termination of service with the Company or its Subsidiary prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

10.	ADJUSTMENTS TO REFLECT CAPITAL CHANGES; CHANGE IN CONTROL

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards, including with respect to any applicable performance goals. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) In addition, in the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c) In addition, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the Committee may, in its sole discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control take one of the following actions which shall apply only upon the occurrence of a Change in Control or, if later, upon the action being taken:

(i) provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Participant whose employment or other service relationship has been terminated as a result of a Change in Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee, and in connection therewith the Committee may (i) provide for an extended period to exercise Options (not to exceed the original Option term) and (ii) determine the level of attainment of any applicable performance goals;

(ii) provide for the purchase of any Awards from a Participant whose employment or other service relationship has been terminated as a result of a Change in Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or

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Appendix A: 2018 Amended & Restated Stock Incentive Plan

(iii) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control.

For purposes of sub-paragraphs (i) and (ii) above, any Participant whose employment or other service relationship is either (A) terminated by the Company other than for “cause,” or (B) terminated by the Participant for “good reason” (each as defined in the applicable Award Agreement), in either case upon, or on or prior to the second anniversary of, a Change in Control, shall be deemed to have been terminated as a result of the Change in Control.

11.	AMENDMENT AND TERMINATION

This Plan may be amended or terminated at any time by the Board except with respect to any Awards then outstanding, and any Award granted under this Plan may be terminated at any time with the consent of the Participant. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the Participant, materially impair any Award theretofore granted under this Plan; and provided, further, that no such action shall be taken without the approval of the stockholders of the Company if such stockholder approval is required under applicable law or the rules of the New York Stock Exchange. Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Stock Appreciation Right to lower its Purchase or Exercise Price, as applicable; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Purchase or Exercise Price, as applicable, is greater than the Fair Market Value of the underlying shares of Common Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 10 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding anything contained herein, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

12.	GENERAL PROVISIONS

(a) Each Award granted under this Plan shall be evidenced by an Award Agreement containing such terms and conditions as the Committee may require, and no person shall have any rights under any Award granted under this Plan unless and until such Award Agreement has been executed and delivered by the Participant and the Company.

(b) In the event of any conflict between the terms of this Plan and any provision of any Award Agreement, the terms of this Plan shall be controlling.

(c) No Participant or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment or any other service relationship with the Company or any of its Subsidiaries. Unless otherwise agreed by contract, the Company reserves the right to terminate its employment or other service relationship with any person at any time and for any reason.

(d) Income realized as a result of a grant or an exercise of any Award under this Plan shall not be included in the Participant’s earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

(e) The obligation of the Company to sell and deliver shares of Common Stock with respect to any Award granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, and the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

2021 Proxy Statement	99

Appendix A: 2018 Amended & Restated Stock Incentive Plan

(f) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

(g) All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

(h) For any Award granted under the Plan other than an Option or a Stock Appreciation Right, the Committee shall have the discretion, upon the Date of Grant or thereafter, to provide for the payment of dividend equivalents to the Participant in connection with such Award or to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm the terms of such arrangement. For purposes of payment of dividend equivalents or settlement of any Dividend Equivalent Account, the amount to be paid or otherwise settled shall be rounded to the nearest one-hundredth of a dollar ($0.01). If a Dividend Equivalent Account is established, the following terms shall apply:

(i) Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(ii) Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(iii) Dividend equivalents credited to a Dividend Equivalent Account with respect to any Award that becomes earned based on a performance condition shall be earned by the Participant only to the extent the underlying Award is earned.

(i) As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

(j) Awards under the Plan may be granted to such employees or Non-Employee Directors of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements or subplans to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

(k) All notices, elections, requests, demands and all other communications required or permitted by the Committee, the Company or a Participant under the Plan shall be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.

(l) If a Participant or any Beneficiary entitled to receive a payment under this Plan is, in the judgment of the Committee, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Company may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Company: (i) the Participant’s designated Beneficiary (in the case of the Participant’s incapacity); (ii) the institution maintaining the Participant or the Beneficiary; (iii) a

100	Crane Co.

Appendix A: 2018 Amended & Restated Stock Incentive Plan

custodian under the Uniform Transfers to Minors Act of any state (in the case of the incapacity of a beneficiary); or (iv) the Participant’s or his or her Beneficiary’s spouse, children, parents or other relatives by blood or marriage. The Company is not required to ensure the proper application of any payment so made, and any such payment completely discharges all claims under this Plan against the Company to the extent of the payment.

(m) The Plan is intended to comply with the requirements of Section 409A of the Code to the extent an Award is intended to be subject to, or otherwise be exempt from, Section 409A. Consistent with that intent, the Plan shall be interpreted in a manner consistent with Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan. In addition, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and additional taxes or penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s separation from service with the Company shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(n) To the extent that this Plan provides for or otherwise refers to issuance of certificates to reflect the transfer of shares of Common Stock pursuant to the terms of an Award, the transfer of such shares may be effected, in the Company’s discretion, on a book entry or such other noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which such shares are listed.

(o) The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, local or other applicable taxes (including the Participant’s FICA obligation or other social taxes) required by law to be withheld with respect to any taxable event arising as a result of this Plan. The Company may cause any such tax withholding obligation to be satisfied by the Company withholding shares of Common Stock otherwise deliverable in connection with the Award that have a Fair Market Value on the date the tax is to be determined not to exceed the maximum statutory total tax which could be imposed on the transaction. In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined in an amount not to exceed the maximum statutory total tax which could be imposed on the transaction or (ii) tendering previously acquired, unencumbered shares of Common Stock having an aggregate Fair Market Value in an amount not to exceed the maximum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(p) To the extent permitted by applicable law and as set forth in the applicable Award Agreement, the Committee may determine that an Award shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

2021 Proxy Statement	101

This Proxy Statement contains information about Crane Co., some of which includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements about our current condition. You can identify forward-looking statements by the use of terms such as “believes,” “contemplates,” “expects,” “may,” “could,” “should,” “would,” or “anticipates,” other similar phrases, or the negatives of these terms.

Reference herein to “Crane,” “the Company,” “we,” “us” and “our” refer to Crane Co. and its subsidiaries unless the context specifically states or implies otherwise.

We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about us and the markets we serve. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. There are a number of other factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. The factors that we currently believe to be material are detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission and are incorporated by reference herein.

CRANE CO.
EXECUTIVE OFFICES
100 FIRST STAMFORD PLACE
STAMFORD, CT 06902
203.363.7300
craneco.com

CRANE

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 8:00 a.m. Eastern Daylight Time on April 26, 2021, except as set forth on the reverse with respect to Crane Co. Savings and Investment Plan Shares.
Online Go to www.envisionreports.com/cr or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/cr

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2021 Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Martin R. Benante	☐	☐	☐	02 - Donald G. Cook	☐	☐	☐	03 - Michael Dinkins	☐	☐	☐
04 - Ronald C. Lindsay	☐	☐	☐	05 - Ellen McClain	☐	☐	☐	06 - Charles G. McClure, Jr.	☐	☐	☐
07 - Max H. Mitchell	☐	☐	☐	08 - Jennifer M. Pollino	☐	☐	☐	09 - John S. Stroup	☐	☐	☐
10 - James L. L. Tullis	☐	☐	☐

		For	Against	Abstain
2.	Ratification of selection of Deloitte & Touche LLP as independent auditors for the Company for 2021.	☐	☐	☐

4.	Proposal to approve the 2018 Amended & Restated Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain
3.	Say on Pay - An advisory vote to approve the compensation paid to certain executive officers.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

03E5SD

INVESTOR INFORMATION

Visit our website at www.craneco.com where you will find detailed information about the Company, its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.

You may automatically receive email notification of Crane Co. news, SEC filings, and daily closing stock price by clicking “Investors” and then “Investor Alerts” at www.craneco.com. Once your name has been added to our distribution list, the Company will automatically email you news and information as it is released.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Shareholders can elect to receive Proxy Materials (proxy statement, annual report and proxy card) over the internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of Proxy Materials, you may register your authorization at www.computershare.com/investor.

You can locate your account number on your stock certificate, dividend check or plan statement.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cr

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CRANE CO.

Annual Meeting of Stockholders April 26, 2021

Proxy Solicited by Board of Directors for Annual Meeting

The undersigned does hereby appoint and constitute M. H. Mitchell and A. M. D’Iorio and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 26, 2021 at the Annual Meeting of Stockholders of Crane Co. to be held at 100 First Stamford Place, Ground Floor Conference Room, Stamford, Connecticut 06902 on Monday, April 26, 2021 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Co. Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator by April 21, 2021 it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or internet website on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees, FOR Proposals 2, 3 and 4.

(Items to be voted appear on reverse side)

C	Non-Voting Items
Change of Address — Please print new address below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Martin R. Benante	☐	☐	☐	02 - Donald G. Cook	☐	☐	☐	03 - Michael Dinkins	☐	☐	☐
04 - Ronald C. Lindsay	☐	☐	☐	05 - Ellen McClain	☐	☐	☐	06 - Charles G. McClure, Jr.	☐	☐	☐
07 - Max H. Mitchell	☐	☐	☐	08 - Jennifer M. Pollino	☐	☐	☐	09 - John S. Stroup	☐	☐	☐
10 - James L. L. Tullis	☐	☐	☐

		For	Against	Abstain
2.	Ratification of selection of Deloitte & Touche LLP as independent auditors for the Company for 2021.	☐	☐	☐

4.	Proposal to approve the 2018 Amended & Restated Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain
3.	Say on Pay - An advisory vote to approve the compensation paid to certain executive officers.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

03E5TD

INVESTOR INFORMATION

Visit our website at www.craneco.com where you will find detailed information about the Company, its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.

You may automatically receive email notification of Crane Co. news, SEC filings, and daily closing stock price by clicking “Investors” and then “Investor Alerts” at www.craneco.com. Once your name has been added to our distribution list, the Company will automatically email you news and information as it is released.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Shareholders can elect to receive Proxy Materials (proxy statement, annual report and proxy card) over the internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of Proxy Materials, you may register your authorization at www.computershare.com/investor.

You can locate your account number on your stock certificate, dividend check or plan statement.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CRANE CO.

Annual Meeting of Stockholders April 26, 2021

Proxy Solicited by Board of Directors for Annual Meeting

The undersigned does hereby appoint and constitute M. H. Mitchell and A. M. D’Iorio and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 26, 2021 at the Annual Meeting of Stockholders of Crane Co. to be held at 100 First Stamford Place, Ground Floor Conference Room, Stamford, Connecticut 06902 on Monday, April 26, 2021 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Co. Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator by April 21, 2021 it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or internet website on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees, FOR Proposals 2, 3 and 4.

(Items to be voted appear on reverse side)

Online Go to www.envisionreports.com/cr or scan the QR code — login details are located in the shaded bar below.
Votes submitted electronically must be received by 8:00 a.m. Eastern Daylight Time on April 26, 2021, except as set forth on the reverse with respect to Crane Co. Savings and Investment Plan Shares.

Crane Co. Stockholder Meeting Notice

 Important Notice Regarding the Availability of Proxy Materials for the
Crane Co. Stockholder Meeting to be Held on April 26, 2021

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/cr

Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/cr.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 15, 2021 to facilitate timely delivery.

03E5UC

Crane Co. Stockholder Meeting Notice

Crane Co.’s Annual Meeting of Stockholders will be held on Monday, April 26, 2021 at 100 First Stamford Place, Ground Floor Conference Room, Stamford, Connecticut 06902, at 10:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4:

1.	Election of Directors:
01 – Martin R. Benante
02 – Donald G. Cook
03 – Michael Dinkins
04 – Ronald C. Lindsay
05 – Ellen McClain
06 – Charles G. McClure, Jr.
07 – Max H. Mitchell
08 – Jennifer M. Pollino
09 – John S. Stroup
10 – James L.L. Tullis
2.	Ratification of selection of Deloitte & Touche LLP as independent auditors for the Company for 2021.
3.	Say on Pay – An advisory vote to approve the compensation paid to certain executive officers.
4.	Proposal to approve the 2018 Amended & Restated Stock Incentive Plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—	Internet – Go to www.envisionreports.com/cr. Click Cast Your Vote or Request Materials.
—	Phone – Call us free of charge at 1-866-641-4276.
—	Email – Send an email to investorvote@computershare.com with “Proxy Materials Crane Co.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 15, 2021.